EXHIBIT 10.1
EXECUTION VERSION
SECURITIES PURCHASE AGREEMENT
     SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May  , 2008, by and among Minrad International, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).
     WHEREAS:
     A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.
     B. The Company has authorized a new series of senior secured convertible notes of the Company, in the form attached hereto as Exhibit A (as amended or modified from time to time in accordance with its terms, the “Notes”), which Notes shall be convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Notes.
     C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of the Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be Forty Million Dollars ($40,000,000)).
     D. On or prior to the Closing, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended or modified from time to time in accordance with its terms, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.
     E. The Notes and the Conversion Shares collectively are referred to herein as the “Securities”.
     F. The Notes will rank pari passu with the PIDA Loan, the MELF Loan and Permitted Senior Indebtedness (as such terms are defined in the Note) and senior to all other outstanding and future indebtedness of the Company and will be secured by a perfected security interest in all of the assets of the Company, sixty five percent (65%) of the share and equity interests of each of the Company’s non-U.S. subsidiaries and the share, equity interests and assets of each of the Company’s U.S. subsidiaries, as evidenced by (i) a security agreement, in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with its terms, the “Security Agreement”), (ii) a mortgage in the form attached hereto as Exhibit D (the “Mortgage”) and (iii) the guaranties of the U.S. subsidiaries of the Company in the form attached hereto as Exhibit E (as amended or modified from time to time in accordance with its terms, the “Guaranty” and, together with the Mortgage, the Security Agreement and any ancillary documents related thereto, collectively the “Security Documents”).
     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:
     1. PURCHASE AND SALE OF NOTES.
          (a) Purchase of Notes.
               (i) Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) that principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.
               (ii) Purchase Price. The aggregate purchase price for the Notes to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (6) of the Schedule of Buyers (less in the case of LB I Group, Inc. (“LB I”) (a Buyer), a withholding amount with respect to certain expenses in accordance with Section 4(g)(ii)).
          (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) which such Buyer is then purchasing hereunder duly executed on behalf of the Company and registered in the name of such Buyer.
          (c) Closing. The date and time (the “Closing Date”) of the consummation of the transactions contemplated by Section 1(a)(ii) above (the “Closing”) shall be on or before May 5, 2008, after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date as is mutually agreed to by the Company and holders of Notes representing at least sixy percent (60%) of the principal amount of the Notes then outstanding and, prior to the Closing, issuable hereunder (the “Requisite Buyers”)) at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.
     2. BUYERS’ REPRESENTATIONS AND WARRANTIES.
          Each Buyer, severally and not jointly, represents and warrants with respect to only itself, as of the date hereof and as of the Closing Date, that:
          (a) No Sale or Distribution. Such Buyer (i) is acquiring the Notes and (ii) upon conversion of the Notes owned by it, will acquire the Conversion Shares then issuable, in each case for its own account for investment only, not as nominee or agent, and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For the purpose of this Agreement, “Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any department or agency thereof.
          (b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
          (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
          (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
          (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) offered for sale, sold, assigned or transferred to an affiliate of such Buyer, (B) subsequently registered thereunder, (C) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (D) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f).
          (g) Legends. Such Buyer understands that, until such time as the resale of the Securities have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates or other instruments representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such instruments):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company (with Schulte Roth & Zabel LLP being deemed acceptable), in a reasonably acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the

Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.
          (h) Validity; Enforcement. This Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.
          (j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.
          (k) Transfers to Company Employees. As of the date hereof, such Buyer does not have any agreement or arrangement to transfer any of the Securities to any of the Company’s officers, directors, employees or consultants or any affiliate entities of such Person.
          (l) Agent Fees. That no fees, commissions, or other payments are or will be payable to any broker, finder, placement agent, or intermediary acting on behalf of such Buyer for actions relating to or arising out of the transactions contemplated by this Agreement, including, without limitation, any fees or commissions payable to such Buyer’s agents.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:
          (a) Organization and Qualification.
               (i) The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns outstanding capital stock or holds an equity or similar interest representing at least fifty percent (50%) of the outstanding equity or similar interest in such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company has no Subsidiaries except as set forth on Schedule 3(a). Schedule 3(a) sets forth the nature and percentage ownership of the Company in each Subsidiary. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and in the Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.
          (b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Notes and any other certificate, instrument or document contemplated hereby or thereby (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion thereof, respectively, have been duly authorized by the Company’s Board of Directors and, other than the filings specified in Section 4(b), no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Any other Transaction Documents dated after the date herewith upon execution shall have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
          (c) Issuance of Securities. The issuance of the Notes is duly authorized, and upon issuance in accordance with the terms hereof, the Notes shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof (other than transfer restrictions imposed by the 1933 Act). As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 130% of the aggregate of the maximum number of shares of Common Stock issuable upon conversion of the Note.

Upon issuance, conversion or exercise in accordance with the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof (other than transfer restrictions imposed by the 1933 Act), with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.
          (d) No Conflicts. Except as set forth in Schedule 3(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Notes, and reservation for issuance and issuance of the Conversion Shares, without regard to the limitation on issuance thereof) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations, bylaws or other constituent documents of the Company or any of is Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) to the extent that such violation, conflict, default or right would not have a Material Adverse Effect.
          (e) Consents. Except as provided in Schedule 3(e) and the filings required by Section 4(b), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. As used in this Agreement, “knowledge” of the Company and its Subsidiaries (as hereafter defined) means to the knowledge of the principal executive officers of the Company identified in the SEC Documents (as hereafter defined) after due inquiry.
          (f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting individually and solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, except as set forth in Schedule 3(f), no Buyer is: (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
          (g) No General Solicitation; Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. Except as set forth on Schedule 3(g) hereto, the Company has not engaged any investment advisor, placement agent or other agent in connection with the sale of the Securities.
          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.
          (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes may increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
          (j) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the

Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company (each, a “Rights Plan”).
          (k) SEC Documents; Financial Statements. Except as set forth on Schedule 3(k), during the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). Except for those portions of exhibits to documents filed with the Commission with respect to which the Company requested confidential treatment under the rules of the Commission, the Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, or as of the date of the last amendment thereof, if amended after filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All such financial statements filed with the Commission have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
          (l) Absence of Certain Changes. Other than as set forth in the SEC Documents or as set forth in Schedule 3(l), since December 31, 2007, there has been no material adverse change and no material adverse development, which constitutes a Material Adverse Effect. Since December 31, 2007, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent. For purposes of this Section 3(l), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such

Person’s total Indebtedness (as defined in Section 3(s)) (other than any future lease liabilities as such exist on the date hereof), (ii) the Person is unable to pay its debts and liabilities (other than any future lease liabilities as such exist on the date hereof), subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts (other than any future lease liabilities as such exist on the date hereof) that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.
          (m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth in Schedule 3(m), no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, prospects operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.
          (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock in the Company or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3(n), without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2007, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) except as provided in Schedule 3(n), trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as provided in Schedule 3(n), the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, as presently operated, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
          (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to be a representation that the Company has used agents to sell fluorocarbons in any jurisdiction where use of agents for such purpose is restricted or prohibited.
          (p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.
          (q) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, and other than the grant of stock options or restricted stock issued under the Company’s 2004 Stock Option Plan and 2005 Director’s Compensation plan or as disclosed on Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.
          (r) Equity Capitalization. As of April 30, 2008, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which as of the date hereof, 48,876,792 are issued and outstanding, 6,205,681 shares are reserved for issuance pursuant to the Company’s stock option plan and Director Compensation Plan, and an additional 4,000,000 shares are contingently reserved for issuance under the Company’s stock option plan pending stockholder approval of an amendment to the plan increasing the shares available for issuance thereunder by 4,000,000 shares, 10,273,835 shares are reserved for issuance upon exercise of warrants, and none are reserved for issuance pursuant to securities (other than the aforementioned options, shares, warrants and the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, $0.25 par value per share, of which as of the date hereof none of which are issued and outstanding. All of such outstanding shares have been, or upon issuance, and in the case of options and warrants upon payment of the exercise price in accordance with the terms thereof, will be, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances granted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto to the extent not available on the Edgar system.
          (s) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries: (i) has any material outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which by the Company or its Subsidiaries, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
          (t) Absence of Litigation. Except as set forth in Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors, which if determined adversely would reasonably be expected to have a Material Adverse Effect..
          (u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary for companies of a similar size in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
          (v) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth on Schedule 3(v), the Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on Schedule 3(v), no executive officer of the Company (as defined in Rule 501(f) promulgated under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                    (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (w) Title. Except as set forth in Schedule 3(w), the Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and material defects except such as would not materially affect the value of such property to, or materially interfere with the use made and currently proposed to be made of such property by, the Company and its Subsidiaries taken as a whole. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
          (x) Intellectual Property Rights. Except as set forth in Schedule 3(x), the Company and its Subsidiaries own or possess adequate rights or licenses to use (A) patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions; (B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal and common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively, “Intellectual Property Rights”), collectively with all licenses and other agreements providing the Company or its Subsidiaries the Intellectual Property Rights material to the operation of their businesses as now conducted and as described in the SEC Documents. Except as set forth in Schedule 3(x), none of the Company or any of its Subsidiaries has knowledge that any of them has infringed on any of the Intellectual Property Rights of any Person or has knowledge that the Company or any of its Subsidiaries is infringing on any of the Intellectual Property Rights of any Person. There is no action, suit, hearing, claim, notice of violation, arbitration or other proceeding, hearing or investigation that is pending, or to the Company’s knowledge, is threatened against, the Company regarding the infringement of any of the Intellectual Property Rights. The Company is not, to its knowledge, making unauthorized use of any confidential information or trade secrets of any third party, and the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property Rights that if proven would have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

          (y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
          (z) Subsidiary Rights. Except as provided on Schedule 3(z), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.
          (aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject when and as due, except where applicable extensions have duly filed, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company has no knowledge of a valid basis for any such claim.
          (bb) Internal Accounting and Disclosure Controls. Except as provided on Schedule 3(bb), the Company and each of its Subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance (i) that the records are maintained in reasonable detail to accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, (iii) that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with authorizations of management and directors of the Company and its Subsidiaries and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s and its Subsidiaries’ assets that could have a material effect on the financial statements of the Company. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 promulgated under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.
          (cc) Form S-3 Eligibility. Subject to the limitation on the maximum number of shares which may be permitted to be registered on behalf of selling security holders by the staff of the Commission pursuant to Rule 415, the Company is eligible to register the Notes and the Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.
          (dd) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
          (ee) Independent Accountants. Freed Maxick & Battaglia, CPAs, PC, who have certified the consolidated financial statements of the Company as of December 31, 2007, are independent public accountants within the meaning of the 1933 Act, the 1934 Act and the standards and rules of the Public Company Accounting Oversight Board.
          (ff) Investment Company. Neither the Company nor its Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
          (gg) Acknowledgement Regarding Buyers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to the Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.
          (hh) United States Food and Drug Administration. The Company and each of the Subsidiaries are conducting their business in compliance with the rules and regulations of the United States Food and Drug Administration (the “FDA”) and all applicable federal, state and local laws, orders, rules, regulations, directives, decrees and judgments of each of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, zoning and land use, except where the failure to be so in compliance would not have a Material Adverse Effect. Except as set forth on Schedule 3(hh), to the Company’s knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings before the FDA or any other federal, state, local or foreign governmental bodies that involve or effect the Company or any of the Subsidiaries which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect. The Company has no knowledge of any fact or circumstance which would lead it to believe that its application with the Food and Drug Administration for desflurane will not be accepted for review.
          (ii) Shell Company Status. The Company is not, and has not been since December 15, 2004, an issuer identified in Rule 144(i)(1).
          (jj) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer’s request.
          (kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
          (ll) Foreign Assets Control Regulations. The use the proceeds from the sale of the Securities will not violate the Trading with the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the “Trading with the Enemy Act”) or any of the foreign asset control regulations of the United States Treasury Department (31CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079(2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by providing

Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Company nor any of its Subsidiaries or other affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations, or (b) engages or will engage in any dealings or transactions, or otherwise associated, with any such “blocked person”.
          (mm) Ranking of Notes. Except as set forth on Schedule 3(mm), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.
          (nn) No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
          (oo) Disclosure. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, taken as a whole, furnished by or on behalf of the Company, including, without limitation, the Private Placement Memorandum of the Company delivered to LB I on April 12, 2008 (as supplemented on May 2, 2008), is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists (other than the consummation of the transactions contemplated hereby) with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
     4. COVENANTS
          (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.
          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such exemption or qualification so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

          (c) Reporting Status. From the Closing Date until at such time that all of the Securities can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall continue to timely file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise no longer require such filings, except that the Reporting Period shall terminate upon the approval of a Fundamental Transaction (as defined in the Notes).
          (d) Use of Proceeds. The Company will use the net proceeds from the sale of the Securities (after payment of all placement agent fees and other costs and expenses of the offering) (1) to repay up to $15 million, in the aggregate, in principal amount and accrued interest (the “Existing Secured Debt”) owed by the Company and its Subsidiaries pursuant to the loans and other arrangements under that certain Investment Agreement, dated as of February 8, 2008, by and among the Company, Laminar Direct Capital L.P. (the “Existing Secured Lender Agent”) and the other lenders thereto (collectively, the “Existing Secured Lenders”) and (2) for other working capital and general corporate purposes, and not for the (x) other than the repayment of the Existing Secured Debt, repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (y) redemption or repurchase of any of its or its Subsidiaries’ equity securities.
          (e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period, provided that the following does not constitute material, nonpublic information, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, a copy of its Quarterly Reports on Form 10-Q or 10-KSB, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which the Commission is closed or commercial banks in The City of New York are authorized or required by law to remain closed.
          (f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all such Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.
          (g) Fees. (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (A) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of any trustee or warrant agent, (B) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities, (C) in connection with the admission for trading of the Conversion Shares on any securities exchange or inter-dealer quotation system, (D) related to any filing with the National Association of Securities Dealers, Inc. (“NASD”), (E) the satisfaction of the conditions set forth in Sections 6 and 7, in each case whether or not the Closing Date occurs or this Agreement is terminated, and (F) otherwise in connection with satisfying its obligations hereunder. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to any agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out of pocket expenses) arising in connection with any claim relating to any such payment.
               (ii) Subject to Section 8 below, the Company shall reimburse LB I (a Buyer) or its designee(s) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) up to a maximum of $200,000, which amount shall be withheld by such Buyer from its Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent.
          (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.
          (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Notes, the form of Security Documents and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Buyer (other than the Buyer’s set forth on Schedule 4(i)) shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Requisite Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and provided that in any case the Company shall not disclose the identity of any Buyer without such Buyer’s express written consent unless required by applicable law and regulations). Notwithstanding the foregoing, in the event that any Buyer is deemed a director by deputization by virtue of the rights set forth in Section 4(y), the restrictions set forth in this Section 4(i) shall not apply to the provision of information in the ordinary course to such director.
          (j) Additional Notes; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible. For so long as any Notes remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause, or but for the Securities Limitations (as defined below) would cause, the Company to be required to issue upon conversion of any Note any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market without giving effect to (y) the limitations on conversion contained in the Notes, and (z) the application of any Conversion Floor Price (as defined in the Notes) (the “Securities Limitations”). For so long as any Notes are outstanding, unless or until the Stockholder Approval (as defined below) has been obtained, the Company shall not take any action if the effect of such action would be to cause the Conversion Price to be reduced below the Conversion Floor Price, in each case without giving effect to any Securities Limitations.
          (k) Corporate Existence. So long as any Buyer beneficially owns Notes, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company complies with the applicable provisions governing Fundamental Transactions set forth in the Notes.

          (l) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior written consent of (i) all of the holders of the Notes if the Company has not had positive EBITDA in the two consecutive fiscal quarters immediately preceding the fiscal quarter in which such consent is granted or (ii) the Requisite Buyers if the Company has had positive EBITDA in the two consecutive fiscal quarters immediately preceding the first quarter in which such consent is granted. This Section 4(l) may not be amended without the written consent of all of the holders of the Notes.
          (m) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the number of shares of Common Stock issuable upon conversion of the issued and outstanding Notes.
          (n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
          (o) Additional Issuances of Securities.
               (i) For purposes of this Section 4(o), the following definitions shall apply.
                    (1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.
                    (2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
                    (3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.
                    (ii) From the date hereof until the date that is thirty (30) Trading Days (as defined in the Notes) following the Initial Effective Date (as defined in the Registration Rights Agreement) (the “Trigger Date”), the Company will not, directly or indirectly, file any registration statement with the SEC other than the Registration Statement (as defined in the Registration Rights Agreement) (other than on Form S-4 or Form S-8 promulgated under the 1933 Act or any successor forms thereto and, provided nothing herein will prevent the Company from filing amendments to registration statements filed prior to the date hereof or causing any registration statement filed prior to the date hereof to be declared effective). From the date hereof until the Trigger Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

                    (iii) From the date hereof until the second anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).
                    (1) The Company shall deliver to each Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least thirty percent (30%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.
                    (2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Buyer’s receipt of such new Offer Notice.
                    (3) The Company shall have twenty (20) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the

Buyers (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) or their affiliates and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K, with, if the filing is disclosing the consummation of such transactions, such Subsequent Placement Agreement and any transaction documents contemplated therein filed as exhibits thereto.
                    (4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(iii)(1) above, except that the Offer Period for such re-offer shall be reduced to five (5) Business Days.
                    (5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a Subsequent Placement Agreement, reasonably satisfactory in form and substance to the Buyers and their respective counsel.
                    (6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.
                    (7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement.
                    (8) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the twentieth (20th) Business Day following delivery of the Offer Notice. If by the twentieth (20th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any sixty (60) day period.
                    (9) The restrictions contained in subsections (ii) and (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Notes).
          (p) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) promulgated under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
          (q) Integration. None of the Company or any of its Subsidiaries will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) in a manner that would cause the offer and sale of the Securities to fail to be entitled to the exemption from registration afforded by Rule 506 of Regulation D and Section 4(2) of the 1933 Act.
          (r) Notification of Certain Matters. The Company shall give prompt notice to each Buyer if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Person

(including, but not limited to, the SEC, NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Material Adverse Effect; or (iv) the commencement or threat of any litigation involving or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of the Company or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the transactions contemplated by the Transaction Documents; provided, however, that to the extent that any of the foregoing shall constitute material, nonpublic information, the Company shall first confirm with such Buyer that it desires to receive such information (without disclosing the nature of any information that may constitute material, nonpublic information) and if the Buyer agrees to receive such information, then such information shall constitute Disclosed Information for all purposes hereof.
          (s) Sales by Officers and Directors. Except with respect to the Options listed on Schedule 4(s) attached hereto, until the later of (i) ninety (90) Trading Days after the Closing Date and (ii) thirty (30) days after the earlier of (x) the Initial Effective Date (as defined in the Registration Rights Agreement) and (y) such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, including, if applicable, Rule 144(i), the Company shall not, directly or indirectly, permit any officer or director of the Company or any of its Subsidiaries to directly or indirectly, sell, offer, contract or grant any option to sell, (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by them.
          (t) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.
          (u) Public Information. At any time during the period commencing on the six month anniversary of the Closing Date and ending at such time that all of the Securities can be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, including, if applicable, Rule 144(i), if a registration statement is not available for the resale of all of the Securities and the Company shall fail for any reason to satisfy the current public information requirement under Rule 144 (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such holder’s Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required for the Buyer to consummate a sale of the Notes or Conversion Shares pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 4(u) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the

Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full.
          (v) Stockholder Approval. The Company shall provide each stockholder entitled to vote at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholder of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than September 1, 2008 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and a counsel of their choice, at the expense of the Company not to exceed $10,000, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held once in each twelve month period thereafter until such Stockholder Approval is obtained, provided that if the Board of Directors of the Company does not recommend to the stockholders that they approve the Resolutions at any such Stockholder Meeting and the Stockholder Approval is not obtained, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until such Stockholder Approval is obtained.
          (w) Collateral Agent. Each Buyer hereby (a) appoints LB I, as the collateral agent hereunder, under the Notes and under the other Security Documents (in such capacity, the “Collateral Agent”), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Transaction Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Transaction Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Buyers of the Notes then outstanding, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.
          (x) Successor Collateral Agent.
               (i) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least thirty (30) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (iii) below or as otherwise provided below.
               (ii) Upon any such notice of resignation, the Requisite Buyers of the Notes then outstanding shall appoint a successor collateral agent. Upon the acceptance of any appointment as collateral agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent’s resignation hereunder as the collateral agent, the provisions of this Section 4(x) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents.
               (iii) If a successor collateral agent shall not have been so appointed within said thirty (30) Business Day period, the Collateral Agent shall then appoint a successor as collateral agent who shall serve as the collateral agent until such time, if any, as the Requisite Buyers of the Notes then outstanding appoint a successor collateral agent as provided above.
          (y) Nomination of LB I Director.
               (i) For so long as LB I or any of its affiliates, collectively, own $10,000,000 in principal amount of the Notes (the “Board Designee Period”), and subject to limitations, if any, imposed by stock exchange rules in effect from time to time, the Company agrees to cause one (1) person designated by LB I to be nominated for election at every meeting of the stockholders of the Company held after May 14, 2008 called with respect to the election of members of the board of directors of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders or the board of directors with respect to the election of members of the board of directors of the Company. Should a person designated pursuant to this Section 4(y) be unwilling or unable to serve, or otherwise cease to serve, the Company shall cause one (1) person designated by LB I to replace such member on the board of directors. If LB I desires to remove any person designated by LB I pursuant to this Section 4(y), the Company shall cooperate with and shall support such removal and any vacancy shall be filled in accordance with the preceding sentence.

               (ii) At any time during the period commencing May 15, 2008, until the date thirty days prior to the announced date of the annual meeting of the stockholders of the Company to be held in 2009 and provided that the Board Designee Period has not expired, upon notice from LB I, the Company shall cause one (1) person designated by LB I to be appointed to the board of directors of the Company within thirty (30) days of such notice.
               (iii) If at any time during the Board Designee Period, a representative of LB I is not a member of the board of directors of the Company for any reason, LB I shall have the right to appoint one non-voting representative to the board of directors of the Company (the “Observer”) to serve until such vacancy is filled. Provided that such Observer and LB I execute and deliver a confidentiality agreement with the Company on terms and conditions reasonably acceptable to the Observer, LB I and the Company. Each Observer shall (i) receive notice of all meetings (both regular and special) of the Board of Directors (such notice to be delivered at the same time as notice is given to the members of the Board of Directors; (ii) be entitled to attend (or in the case of telephone meetings, monitor) all such meetings; (iii) receive all notices, information and reports which are furnished to the members of the board of directors of the Company at the same time and in the same manner as the same is furnished to such members; and (iv) receive as soon as available (but in any event not later than the same time as the same is furnished to the members of the board of directors of the Company) copies of the minutes of all such meetings.
          (z) Size of Board of Directors. For so long as any Notes remain outstanding, the Company shall cause the board of directors of the Company to consist of no more than ten (10) directors.
          (aa) Intercreditor Agreement. Upon the request of the Company, the Buyers shall enter into an intercreditor agreement with the lenders under the Permitted Senior Indebtedness (the “Senior Lenders”) with respect to the first priority liens on account receivables and inventory of the Company and its Subsidiaries (including, without limitation, the rights of the Senior Lenders to sell any finished goods inventory under certain trademarks (but not to have a lien on such trademarks)) to be provided to the Senior Lenders by the Company and/or its Subsidiaries, as applicable, in form and substance mutually acceptable to the Senior Lenders, the Required Holders and the Collateral Agent.
          (bb) Mortgage.
               (i) Within thirty (30) days following the Closing Date, the Company shall cause to be filed of record, in the applicable real property records of Northhampton County, Pennsylvania, the Mortgage securing the Notes and covering the real property described on Schedule 4(bb) attached hereto (the “Property”);
               (ii) Within thirty (30) days following the Closing Date, the Company shall deliver to the Collateral Agent an ALTA mortgagee title insurance policy (the “Mortgage Policy”) (or, if the Property is in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state and reasonably acceptable to the Collateral Agent), issued by a title insurance company satisfactory to the Collateral Agent (the “Title Insurance Company”) with respect to the Property, in an amount satisfactory to the Collateral

Agent with respect to the Property, which amount shall not exceed the fair market value for the Property, assuring the Collateral Agent that the Mortgage creates a valid and enforceable mortgage liens subject only to Permitted Liens (as defined in the Notes) on the Property, free and clear of all defects and encumbrances other than those which are usual and customary or permitted by the Collateral Agent in its reasonable discretion, which Mortgage Policy shall be in form and substance reasonably satisfactory to the Collateral Agent and containing such endorsements as shall be reasonably satisfactory to the Collateral Agent and for any other matters that the Collateral Agent may request, and providing affirmative insurance as the Collateral Agent may request, all of the foregoing in form and substance reasonably satisfactory to the Collateral Agent;
               (iii) Within thirty (30) days following the Closing Date, the Company shall deliver to the Collateral Agent a zoning report on the Property, from the Planning and Zoning Resource Corporation, in a form reasonably satisfactory to the Collateral Agent;
               (iv) Upon request the Company will provide to the Collateral Agent copies from its files of all contracts and documents affecting the Property, and at the Collateral Agent’s option, upon reasonable notice and during normal business hours, the Company shall make its files and personnel available in the Company’s offices and otherwise cooperate with the Collateral Agent in the title verification and due diligence program to be conducted by the Collateral Agent, which shall be at the Company’s expense, to confirm the ownership and value of the Property;
               (v) Within sixty (60) days following the Closing Date (the “Consent Deadline”), (A) the Company shall request and use all reasonable best efforts to obtain and deliver to the Collateral Agent an Intercreditor and Subordination agreement, in form, scope and substance reasonably satisfactory to the Collateral Agent, evidencing the consent and approval of the Pennsylvania Industrial Pennsylvania Industrial Development Authority (“PIDA”) to the Mortgage and the other Transaction Documents. If the Company fails to obtain such consent of PIDA to the Mortgage on or prior to the Consent Deadline, the Company shall on or prior to the Consent Deadline pay off the mortgage securing the PIDA Loan in full and deliver to the Collateral Agent (i) a duly executed copy of the payoff letter with respect to the PIDA Loan, (ii) any and all related release, cancellation and/or termination documents, duly executed by the Company and its Subsidiary, Minrad, Inc., together with the UCC-3 termination statements for all UCC-1 financing statements filed by PIDA, (iii) evidence of the termination or release of the mortgage of PIDA with respect to the Property and (iv) acknowledgement filings of such UCC-3 termination statements, in each case in form and substance reasonably satisfactory to the Collateral Agent and (B) the Company shall request and use all reasonable best efforts to obtain and deliver to the Collateral Agent an Intercreditor and Subordination agreement, in form, scope and substance reasonably satisfactory to the Collateral Agent, evidencing the consent and approval of Commonwealth of Pennsylvania acting through the Department of Community and Economic Development (the “DCED”), to the Security Agreement and the other Transaction Documents. If the Company fails to obtain such consent of DCED on or prior to the Consent Deadline, the Company shall on or prior to the Consent Deadline pay off the MELF Loan in full and deliver to the Collateral Agent (i) a duly executed copy of the payoff letter with respect to the MELF Loan, (ii) any and all related release, cancellation and/or termination documents, duly executed by the Company and the MELF Loan, together with the UCC-3 termination statements for all UCC-1 financing statements filed by DCED and (iii) acknowledgement filings of such UCC-3 termination statements, in each case in form and substance reasonably satisfactory to the Collateral Agent;
               (vi) Within thirty (30) days following the Closing Date, the Company shall obtain and deliver to the Collateral Agent an opinion from the Company’s counsel with respect to the due execution, authority, enforceability of the Security Documents and such other matters as the Collateral Agent may reasonably require, in form, scope and substance reasonably satisfactory to the Collateral Agent and the Collateral Agent’s counsel;
               (vii) Within thirty (30) days following the Closing Date, the Company shall obtain and deliver to the Collateral Agent a current survey, certified to the Title Insurance Company and the Collateral Agent and their successors and assigns, in form and content reasonably satisfactory to the Collateral Agent and prepared by a professional and properly licensed land surveyor reasonably satisfactory to the Collateral Agent in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by ALTA, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. Such survey shall reflect the same legal description contained in the Mortgage Policy and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to the Collateral Agent. The surveyor’s seal shall be affixed to such survey and the surveyor shall provide a certification for such survey in form and substance reasonably acceptable to the Collateral Agent;
               (viii) Within thirty (30) days following the Closing Date, the Company shall obtain and deliver to the Collateral Agent a flood insurance certificate, in form and substance reasonably satisfactory to the Collateral Agent, stating that no portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an “area of special flood hazard,” as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR § 1909.1); and
               (ix) Within thirty (30) days following the Closing Date, the Company shall obtain and deliver to the Collateral Agent evidence that the Collateral Agent has been named as an additional insured, as its interests may appear, under all casualty and general liability insurance policies applicable to the Property.
          (cc) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP executed copies of the Transaction Documents, Securities and other document required to be delivered to any party pursuant to Section 7 hereof.
     5. REGISTER; TRANSFER AGENT INSTRUCTIONS.
          (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes, in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person and the number of Conversion Shares issuable upon conversion of the Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.
          (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s) or transferee, for the Securities issued at the Closing, upon conversion of the Notes, in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes in the form of Exhibit F attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
     6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
          The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
          (a) Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.
          (b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of LB I, the amounts withheld pursuant to Section 4(g)) for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.
          (d) Each Buyer shall have delivered to the Company such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.
     7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.
          The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
          (a) The Company and, to the extent it is a party thereto, each of its Subsidiaries, shall have executed and delivered to such Buyer (1) each of the Transaction Documents and (2) the Notes (in such principal amounts such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.
          (b) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.
          (c) Each Buyer shall have received the opinions of Hodgson Russ LLP, the Company’s outside counsel, dated as of the Closing Date, substantially covering the matters set forth in Exhibit G attached hereto.
          (d) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and of Minrad Inc. in their respective jurisdictions of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.
          (e) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and Minrad Inc.’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and Minrad Inc. conducts business, as of a date within ten (10) days of the Closing Date.
          (f) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

          (g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (x) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (y) the Certificate of Incorporation, as amended and (z) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit H.
          (h) The representations and warranties of the Company shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality or Material Adverse Effect which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by a duly authorized executive officer of the Company, dated as of the Closing Date, to the foregoing effect, certifying as to the fulfillment of the conditions specified in Section 7 of this Agreement and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit I.
          (i) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within 15 days of the Closing Date.
          (j) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.
          (k) The Company shall have obtained all other governmental, regulatory or third party consents and approvals, if any, necessary to be obtained for the sale of the Securities, other than the third party consents described in Section 4(bb).
          (l) In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent (i) certificates representing the Subsidiaries’ shares of capital stock, along with duly executed blank stock powers and (ii) appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document or arrangements satisfactory to the Required Holders shall have been made providing for the delivery of such items to the Collateral Agent promptly following payment in full of the Existing Secured Indebtedness in accordance with subparagraph (n) of this Section 7.
          (m) Within two (2) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer true copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except for Permitted Liens (as defined in the Notes) and as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents other than Permitted Lines (as defined in the Notes).
          (n) Contemporaneously with the Closing, the Collateral Agent shall have received (i) a duly executed copy of the payoff letter with respect to the Existing Secured Debt, (ii) any and all related release, cancellation and/or termination documents, duly executed by the Company and the Existing Secured Lender Agent, together with the UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Secured Lender Agent, covering any portion of the Collateral (as defined in the Security Agreement) and existing as of the Closing Date, (iii) evidence of the release or termination of the mortgage securing the Existing Secured Indebtedness and covering the premises commonly known as 3950 Scheldon Circle, Bethlehem Pennsylvania 18017 and (iv) acknowledgement filings of such UCC-3 termination statements, in each case in form and substance reasonably satisfactory to such Buyer; or, in the case of clauses (ii) — (iv) hereof arrangements satisfactory to the Required Holders shall have been made providing for the delivery of such items to the Collateral Agent promptly following payment in full of the Existing Secured Indebtedness.
          (o) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.
     8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above. This Section 8 shall survive termination of this Agreement in accordance with its terms.
     9. MISCELLANEOUS.
          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
          (d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
          (e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Requisite Buyers, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.
          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Minrad International, Inc.
50 Cobham Drive
Orchard Park New York 14127
Attention: Chief Executive Officer and Chief Financial Officer
Fax: (716) 209-0573

With a copy (for informational purposes only) to:
Hodgson Russ LLP
140 Pearl Street
Buffalo, New York 14202
Telephone: (716) 856-4000
Facsimile: (716) 849-0349
Attention: Janet N. Gabel, Esq.

If to the Transfer Agent:

American Stock Transfer and Trust Company
59 Maiden Lane
New York, New York 10038
Telephone: 718-921-8116
Facsimile: 718-921-8143
Attention: Anthony Foti
If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

With a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.
or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any subsequent purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Requisite Buyers, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder without the consent of the Company in connection with a transfer by such Buyer of any of the Securities, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. In addition to the foregoing, the Company acknowledges that any of the Buyers may assign and transfer some of the rights and obligations in connection with the purchase of the Securities prior to Closing to other Buyers, which Buyers shall become party hereto by execution of a signature to this Agreement and by updating of the Schedule of Buyers hereto in which case such assignee shall be deemed a Buyer for all purposes hereunder as if such assignee executed this Agreement on the date hereof.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and conversion of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          (k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.
          (l) Waiver of Conflicts. The Company and each Buyer each acknowledge that Lehman Brothers Inc. (“Lehman Brothers”) has acted as the exclusive placement agent on behalf of the Company in connection with the sale of the Notes and that LB I, an affiliate of

Lehman Brothers, is purchasing the amount of Notes set forth on the Schedule of Buyers. The Company and each Buyer have considered the fact that there are certain potential and/or actual conflicts inherent in Lehman Brothers acting as exclusive placement agent on behalf of the Company and LB I purchasing a portion of the Notes (“Conflicts”), including that Lehman Brothers may be incentivized to negotiate terms of the Notes that are favorable to Lehman Brothers as an investor. Notwithstanding such Conflicts, the Company and each Buyer hereby consent to Lehman Brothers acting as exclusive placement agent on behalf of the Company and LB I purchasing a portion of the Notes. The Company and each Buyer hereby waives any objection to or claims based upon such involvement of Lehman Brothers and LB I to the extent it is based upon any actual or potential Conflict. As placement agent, Lehman Brothers has advised the Company that it has run a full marketing process with multiple potential investors and that it believes that the terms of the Notes reflect arms-length, market-clearing terms.
          (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
          (n) Remedies; Rescission and Withdrawal. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part, in accordance with the terms of the Transaction Documents, without prejudice to its future actions and rights.
          (o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     (p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer, other than LB I, acknowledges that (i) Schulte Roth & Zabel LLP solely represented LB I in connection with the transaction contemplated hereby and (ii) LB I did not provide any advice in connection herewith and such Buyer’s determination to participate herein was based solely on its own evaluation of the risks and merits of the investment contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.
[Signature Page Follows]

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: MINRAD INTERNATIONAL, INC.
By:	/s/
Name:
Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: LB I GROUP, INC.
By:	/s/
Name:
Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

PORTSIDE GROWTH AND OPPORTUNITY FUND
By:	/s/
Name:
Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

HIGHBRIDGE INTERNATIONAL LLC
By:	/s/
Name:
Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

AISLING CAPITAL II, LP
By:	/s/
Name:
Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

UBS O’CONNOR LLC FBO O’CONNOR GLOBAL CONVERTIBLE ARBITRAGE MASTER LIMITED
By:	/s/
Name:
Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

UBS O’CONNOR LLC FBO O’CONNOR GLOBAL CONVERTIBLE ARBITRAGE II MASTER LIMITED
By:	/s/
Name:
Title:

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

UBS O’CONNOR LLC FBO O’CONNOR PIPES CORPORATE STRATEGIES MASTER LIMITED
By:	/s/
Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(6)	(7)
		Aggregate
		principal
	Address and	amount of	Purchase	Legal Representative’s Address and
Buyer	Facsimile Number	Notes	Price	Facsimile Number

LB I Group Inc.	c/o Lehman Brothers Inc. 399 Park Ave, 9th Floor NY, NY 10022 Attention: Will Yelsits Eric Salzman Residence: Delaware	$10,000,000	$10,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Portside Growth and Opportunity Fund	c/o Ramius Capital Group, L.L.C. 599 Lexington Avenue, 20th Floor New York, NY 10022 Attention: Jeffrey Smith Owen Littman Facsimile: (212) 201-4802 (212) 845-7986 Telephone: (212) 845-7955 (212) 201-4841 Residence: Cayman Islands	$10,000,000	$10,000,000	N/A

Highbridge International LLC	c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attention: Ari J. Storch Adam J. Chill Facsimile: (212) 751-0755 Telephone: (212) 287-4720 Residence: Cayman Islands	$10,000,000	$10,000,000	N/A

Aisling Capital II, LP	888 Seventh Avenue 30th Floor New York, New York 10106 Telephone: (212) 651-6394 Facsimile: (212) 651-6379 Attention: Andrew Schiff Residence: Delaware	$5,000,000	$5,000,000	N/A

UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited	UBS O’Connor LLC One North Wacker Dr., 32nd Floor Chicago, IL 60606 Attention: Robert Murray Telephone: (312) 525-6247 Facsimile: (312) 525-6271 Residence: Cayman Islands	$3,269,000	$3,269,000	N/A

(1)	(2)	(3)	(6)	(7)
		Aggregate
		principal
	Address and	amount of	Purchase	Legal Representative’s Address and
Buyer	Facsimile Number	Notes	Price	Facsimile Number
UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited	UBS O’Connor LLC One North Wacker Dr., 32nd Floor Chicago, IL 60606 Attention: Robert Murray Telephone: (312) 525-6247 Facsimile: (312) 525-6271 Residence: Cayman Islands	$231,000	$231,000	N/A

UBS O’Connor LLC fbo O’Connor Pipes Corporate Strategies Master Limited	UBS O’Connor LLC One North Wacker Dr. 32nd Floor Chicago, IL 60606 Attention: Robert Murray Telephone: (312) 525-6247 Facsimile: (312) 525-6271 Residence: Cayman Islands	$1,500,000	$1,500,000	N/A

	TOTAL	$40,000,000	$40,000,000

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Registration Rights Agreement
Exhibit C	Form of Security Agreement
Exhibit D	Form of Mortgage
Exhibit E	Form of Guaranty
Exhibit F	Form of Irrevocable Transfer Agent Instructions
Exhibit G	Form of Company Counsel Opinion
Exhibit H	Form of Secretary’s Certificate
Exhibit I	Form of Officer’s Certificate

TRANSFER AGENT INSTRUCTIONS
MINRAD INTERNATIONAL, INC.
May                     , 2008
American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, New York 11204
Attention:     Joseph Wolf
Ladies and Gentlemen:
          Reference is made to that certain Securities Purchase Agreement, dated as of May ___, 2008 (the “Agreement”), by and among Minrad International, Inc., a Delaware corporation (the “Company”), and the investors named on the Schedule of Buyers attached thereto (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders senior secured convertible notes (the “Notes”), which are convertible into shares of the Company, par value $0.01 per share (the “Common Stock”).
          This letter shall serve as our authorization and direction to you (provided that you are the transfer agent of the Company at such time), subject to any stop transfer instructions that we may issue to you from time to time, if at all, to issue shares of Common Stock upon conversion of the Notes (the “Conversion Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon;
          You acknowledge and agree that so long as you have previously received (a) written confirmation from the General Counsel of the Company (or its outside legal counsel) that either (i) a registration statement covering resales of the Conversion Shares has been declared and remains effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) that sales of the Conversion Shares may be made in conformity with Rule 144 under the 1933 Act, and (b) if applicable, a copy of such registration statement, then, as soon as practicable after your receipt of a notice of transfer or Conversion Notice, you shall issue the certificates representing the Conversion Shares and such certificates shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE

OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.
          A form of written confirmation from the General Counsel of the Company or the Company’s outside legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.
          Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (716) 855-1068.

Very truly yours, MINRAD INTERNATIONAL INC.
By:
	Name:	Charles Trego, Jr.
	Title:	Chief Financial Officer

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this                      day of May, 2008

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

cc:
LB I Group Inc.
Portside Growth & Opportunity Fund
Highbridge International LLC
Aisling Capital II, LP
UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited
UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited
UBS O’Connor LLC fbo O’Connor Pipes Corporate Strategies Master Limited

EXHIBIT I
MINRAD INTERNATIONAL INC.
CONVERSION NOTICE
Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Minrad International, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the “Common Stock”) of the Company, as of the date specified below.
     Date of Conversion:

     Aggregate Conversion Amount to be converted:

Please confirm the following information:
Conversion Price:

Number of shares of Common Stock to
be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
     Issue to:

     Facsimile Number:

     Authorization:

          By:

                  Title:

Dated:

     Account Number:

        (if electronic book entry transfer)
     Transaction Code Number:

        (if electronic book entry transfer)

ACKNOWLEDGMENT
          The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ay [•], 2008 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

MINRAD INTERNATIONAL INC.
By:
Name:
Title:

EXHIBIT II
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, New York 11204
Attention:     Joseph Wolf

Re:	Minrad International, Inc.
Ladies and Gentlemen:
          [We are][I am] counsel to Minrad International, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders senior secured convertible notes (the “Notes”) which shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), shares of Common Stock issuable upon conversion of the Notes, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                                          , 200                    , the Company filed a Registration Statement on Form S-                     (File No. 333-                                        ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.
          In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

          This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated February ___, 2008.

Very truly yours, [ISSUER’S COUNSEL]
By:

CC:          [LIST NAMES OF HOLDERS]

FORM OF SENIOR SECURED CONVERTIBLE NOTE
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.
Minrad International, Inc.
Senior Secured Convertible Note

Issuance Date: May 5, 2008	Original Principal Amount: U.S. $
     FOR VALUE RECEIVED, Minrad International, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [                    ] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate equal to eight percent (8.0%) per annum (the “Interest Rate”), from the date set out above as the Issuance Date (the "Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes (collectively, the “Notes” and such other Senior Secured Convertible Notes, the “Other Notes”) issued pursuant to the Purchase Agreement (as defined below). Certain capitalized terms used herein are defined in Section 29.
     1. MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any, on such Principal and Interest. The “Maturity Date” shall be May 5, 2011, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.
     2. INTEREST; INTEREST RATE.
     (a) Interest. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and actual days elapsed and shall be payable in arrears for each Calendar Quarter on the last day of such Calendar Quarter or the Maturity Date, as applicable, during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being June 30, 2008. Interest shall be payable on each Interest Date, to the record holder of this Note on the applicable Interest Date, in cash. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i).
     (b) Default Rate. From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased by three percent (3.0%) per annum. In the event that such Event of Default is subsequently cured or waived, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure or waiver of such Event of Default.
     3. CONVERSION OF NOTES. This Note shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.
     (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all (or any portion equal to $1,000 or any integral multiple of $1,000 in excess thereof) of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all

2

taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
     (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the then applicable Conversion Price (the “Conversion Rate”).
     (i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.
     (ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $2.65, subject to adjustment as provided herein.
     (c) Mechanics of Conversion.
     (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note and at its own expense, issue and deliver to the

3

holder a new Note (in accordance with Section 18(c)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.
     (ii) Company’s Failure to Timely Convert. If the Holder shall have provided proper notice to the Company pursuant to Section 3(c)(i) and if the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC, as applicable, for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) Trading Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each Trading Day of such Conversion Failure in an amount equal to one percent (1.0%) of the product of (1) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (2) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount or on any date of the Company’s obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (x) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (I) such number of shares of Common Stock, times (II) the Closing Bid Price on the Conversion Date.
     (iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of

4

each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.
     (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.
     (d) Limitation on Conversions.
     (i) Beneficial Ownership. Notwithstanding anything in this Note to the contrary, the Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of [ %]1 (the “Maximum Percentage”) of the number of shares of Common

[1]	INSERT AS FOLLOWS:

5

Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-KSB, Form 10-QSB or Form 8-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within three (3) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (x) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (y) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.
     (ii) Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders

PORTSIDE — 4.99% HIGHBRIDGE — 4.99% LB I — 9.99% UBS — 4.99% AISLING — 9.99%

6

as required by the applicable rules of such Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued in the aggregate, upon conversion of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to a Purchaser pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.
     4. RIGHTS UPON EVENT OF DEFAULT.
     (a) Event of Default. Each of the following events shall constitute an “Event of Default”:
     (i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

7

     (ii) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;
     (iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;
     (iv) at any time following the tenth (10th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);
     (v) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) to which the Holder is a party, except, in the case of a failure to pay Interest and/or Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;
     (vi) (A) any payment default occurs past any applicable grace period under any Indebtedness in excess of $5,000,000 of the Company or any of its Subsidiaries or (B) other default occurs under any Indebtedness in excess of $5,000,000 of the Company or any of its Subsidiaries that results in a redemption of or acceleration prior to maturity of such Indebtedness;
     (vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;
     (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

8

     (ix) a final judgment or judgments for the payment of money aggregating in excess of $2,500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within ninety (90) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ninety (90) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;
     (x) other than as specifically set forth in another clause of this Section 4(a) the Company breaches in any material respect any representation, warranty, covenant or other term or condition of any Transaction Document (provided that with respect to a representation or warranty which contains a qualification as to materiality, such qualification shall not apply for purposes of this Section 4(a)(x)), except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;
     (xi) any breach or failure in any respect to comply with either of Section 12 or Section 14 of this Note;
     (xii) the Company or any Subsidiary shall fail to perform or comply past any applicable grace period with any covenant or agreement contained in any Security Agreement to which it is a party or any Mortgage to which it is a party;
     (xiii) any provision of any Security Document (as determined by the Collateral Agent) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Subsidiary intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Security Document;
     (xiv) any Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the holders of the Notes on any Collateral (as defined in the Security Documents) purported to be covered thereby;

9

     (xv) any damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement); or
     (xvi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.
     (b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the Conversion Amount of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed and (B) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the greatest Closing Sale Price of the Common Stock for the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
     5. RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.
     (a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless:

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     (i) (A) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes then outstanding held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and satisfactory to the Required Holders, (B) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market and (C) the credit risk of the Successor Entity to the Holder in relation to this Note is no greater than that of the Company prior to the Fundamental Transaction, as reasonably determined by the Company’s Board of Directors in good faith based on the customary methods of evaluating credit risk and exposure. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note; or
     (ii) At the Company’s option, the Company redeems all, but not less than all, of this Note at a price equal to the greater of (A) 120% of the Conversion Amount being redeemed and (B) an amount equal to the fair value of the consideration (the “Consideration”), which the Holder would have received if it (1) had converted the Note to shares of Common Stock (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) and (2) also held a number of shares of Common Stock equal to the number of shares of Common Stock shown on Schedule 5(a)(ii) for the date on which the Fundamental Transaction is consummated and the fair value per share of Common Stock to be paid in such Fundamental Transaction, multiplied by a fraction, the numerator of which is the aggregate principal amount outstanding of the Notes held by such

11

Holder on the date of the consummation of the Fundamental Transaction and the denominator of which is 1,000 (the “Company Change of Control Redemption Price”). If the Consideration is publicly traded securities, the fair value of such securities shall be the Closing Sale Price of such securities on the date of the consummation of the Fundamental Transaction. The fair value of any Consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. The Company shall send notice (the “Company Change of Control Redemption Notice”) to the Holder whether or not it is electing to cause this Note to be redeemed pursuant to this Section 5(a) on the date the Company publicly announces a Change of Control (the “Company Change of Control Redemption Right”); provided that the Company also exercises its right to redeem all, but not less than all, of the Other Notes. If the Company exercises its Company Change of Control Redemption Right, on the date of the consummation of the Change of Control (the “Company Election Redemption Date”), this Note shall be redeemed by payment to the Holder of the Company Change of Control Redemption Price concurrent with the consummation of the Change of Control. In the event that the Change of Control is not consummated for any reason, the Company Change of Control Redemption Right with respect to such Change of Control shall cease and the Company shall not have the right to redeem this Note unless and until a subsequent Change of Control is announced and a Company Change of Control Redemption Notice is delivered to the Holder in connection therewith. Notwithstanding anything to the contrary in this Section 5(a)(ii), but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(a)(ii) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(a)(ii), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(a)(ii) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
     (b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending twenty (20) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash at a price equal to the greater of (A) 120% of the Conversion Amount being redeemed and (B) an amount equal to the fair

12

value of the Consideration which the Holder would have received if it (1) had converted the portion of the Note being redeemed to shares of Common Stock (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) and (2) also held a number of shares of Common Stock equal to the number of shares of Common Stock shown on Schedule 5(a)(ii) for the date on which the Fundamental Transaction is consummated and the fair value per share of Common Stock to be paid in such Fundamental Transaction, multiplied by a fraction, the numerator of which is the aggregate principal amount of the portion of the Note being redeemed by the Holder and the denominator of which is 1,000 (the “Change of Control Redemption Price”). If the Consideration is publicly traded securities, the fair value of such securities shall be the Closing Sale Price of such securities on the date of the consummation of the Fundamental Transaction. The fair value of any Consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
     (c) If the fair value per share of Common Stock to be paid in a Fundamental Transaction is less than or equal to $2.30 (subject to adjustment pursuant to Section 5(d), the “Make-Whole Threshold”), then Schedule 5(a)(ii) shall not be applicable in calculating amounts payable to the Holder pursuant to Sections 5(a) or 5(b). If the fair value per share of Common Stock to be paid in a Fundamental Transaction is equal to or greater than $8.00 (subject to adjustment pursuant to Section 5(d), the “Make-Whole Cap”), then Schedule 5(a)(ii) shall not be applicable in calculating amounts payable to the Holder pursuant to Sections 5(a) or 5(b).
     (d) Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 7, the Make-Whole Threshold and the Make-Whole Cap shall be adjusted and each of the Stock Prices on Effective Date set forth in Schedule 5(a)(ii) shall be adjusted. The adjusted Make-Whole Threshold, Make-Whole Cap and Stock Prices on Effective Date set forth in Schedule 5(a)(ii) shall equal the Make-Whole Threshold, Make-Whole Cap and such Stock Prices on Effective Date, as the case may be, immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion

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Price immediately prior to the adjustment giving rise to such adjustment. Each of the share amounts set forth in the body of the table contained in Schedule 5(a)(ii) shall also be adjusted in the same manner and at the same time.
     (e) If the fair value per share of Common Stock paid in the Fundamental Transaction is between two stock price amounts on the table contained in Schedule 5(a)(ii), or if the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the nearest stock prices and dates, based on a 365-day year (or a 366-day year if the Effective Date occurs in a leap year).
     6. RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.
     (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
     (b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, in the event that prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

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     7. RIGHTS UPON ISSUANCE OF OTHER SECURITIES.
     (a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:
     (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.
     (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual

15

issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.
     (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.
     (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, (x) the Options will be deemed to have been issued for a value determined by use of the Black Scholes Option Pricing Model (the “Option Value”) and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly

16

by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined, at the Company’s expense, within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error.
     (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.
     (c) Floor Price. Until such time as the Company receives the Stockholder Approval (as defined in the Purchase Agreement), no adjustment pursuant to Sections 7(a), 7(d) or 7(e) shall cause the Conversion Price to be less than $2.29, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction (the “Conversion Floor Price”). Until the Stockholder Approval is received, no Dilutive Issuance may be made by the Company in which the New Issuance Price is lower than the Conversion Floor Price.
     (d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.
     (e) Voluntary Decrease. The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors.

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     8. HOLDER’S RIGHT OF MANDATORY REDEMPTION. Upon the occurrence of a Mandatory Redemption Triggering Event, the Holder shall have the right, in its sole discretion, to require that the Company redeem all or any portion of the Conversion Amount then remaining under this Note (a “Holder Mandatory Redemption”) by delivering written notice thereof (a “Holder Mandatory Redemption Notice”) to the Company. The Holder Mandatory Redemption Notice shall indicate the Conversion Amount the Holder is electing to have redeemed (the “Holder Mandatory Redemption Amount”) on the Holder Mandatory Redemption Date (as defined in Section 11(a)). The portion of this Note subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price equal to 120% of the Conversion Amount being redeemed (the “Holder Mandatory Redemption Price”). Redemptions required by this Section 8 shall be made in accordance with the provisions of Section 11. Notwithstanding anything to the contrary in this Section 8, but subject to Section 3(d), until the Holder receives the Holder Mandatory Redemption Price the Holder Mandatory Redemption Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3, and any such conversion shall reduce the Holder Mandatory Redemption Amount in the manner set forth by the Holder in the applicable Conversion Notice.
     9. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.
     10. RESERVATION OF AUTHORIZED SHARES.
     (a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes

18

shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.
     (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.
     11. REDEMPTIONS.
     (a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. In connection with the exercise of the Company Change of Control Redemption Right, the Company shall deliver the applicable Company Change of Control Redemption Price to the Holder concurrently with the consummation of the Change of Control. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Holder Mandatory Redemption Price to the Holder within ten (10) Business Days (the “Holder Mandatory Redemption Date”) after the Company’s receipt of the applicable Holder Mandatory Redemption Notice. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 3(c)(iii) and Section 18(c)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion

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Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(c)) to the Holder representing such Conversion Amount to be redeemed and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.
     (b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b) or Section 8 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.
     12. SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents.
     13. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note.
     14. COVENANTS. So long as this Note is outstanding:
     (a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes, the PIDA Loan, the MELF Loan and Permitted Senior Indebtedness and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.
     (b) Incurrence of Indebtedness. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by

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this Note and the Other Notes (and the Guarantees thereof) and (ii) other Permitted Indebtedness.
     (c) Existence of Liens. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens; provided that the Company shall have fifteen (15) days from the Closing Date to obtain releases of Lien for the mechanics liens filed on the Company’s Bethlehem, PA property by Electro Chemical Engineering and MFG Company and J.G. Petrucci Co., Inc. and described on Schedule 3(t) of the Purchase Agreement, provided that the obligations secured by such liens are paid simultaneously with or promptly following the issuance of the Notes, but in no event later than the first Business Day after the Closing Date.
     (d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.
     (e) Restriction on Redemption and Cash Dividends. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Required Holders, except for repurchases of securities pursuant to, and in accordance with, the Company’s equity compensation plans.
     (f) Creation of New Subsidiaries.
     (i) If the Company shall create or acquire any Subsidiary organized under the laws of a jurisdiction of the United States, any of the states thereof or the District of Columbia, simultaneous with the creation or acquisition of such Subsidiary, the Company shall (i) promptly cause such Subsidiary to become a guarantor by executing a guaranty in favor of the Holder in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, (ii) promptly cause such Subsidiary to become a grantor under the Security Agreement by executing a joinder to the Security Agreement in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, (iii) promptly cause such Subsidiary to become a pledgor by the Company and such Subsidiary executing a pledge agreement in form and substance reasonably acceptable to the Company, the Subsidiary and the Holder, and (iv) promptly cause such Subsidiary to duly execute and/or deliver such opinions of counsel and

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other documents, in form and substance reasonable acceptable to the Holder, as the Holder shall reasonably request with respect thereto.
     (ii) If the Company shall create or acquire any Subsidiary organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia (a “Foreign Subsidiary”), then simultaneous with the creation or acquisition of such Foreign Subsidiary, the Company shall pledge 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (ii) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the Collateral (as defined in the Security Agreement) shall include 100% of the issued and outstanding shares of Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) or other equity interest of such Foreign Subsidiary).
     (g) Collateral Accounts.
     (i) If at any time after the Issuance Date, the average daily balance of any account of the Company that is not subject to an account control agreement in favor of the Collateral Agent exceeds $50,000 during any calendar month (including the calendar month in which the Issuance Date occurs), the Company shall, within twenty (20) Business Days following the last day of such calendar month, deliver to the Collateral Agent an account control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by the Company and the depositary bank in which such account is maintained.
     (ii) Notwithstanding anything to the contrary contained in clause (a) above, and without limiting any of the foregoing, if at any time on or after the date that is twenty (20) Business Days following the Issuance Date, the total aggregate amount of the Company’s cash that is not subject to a control agreement in favor of the Collateral Agent exceeds $100,000 (the “Maximum Free Cash Amount”), the Company shall within two (2) Business Days following such date, transfer to an account subject to an account agreement in favor of the Collateral Agent an amount sufficient to reduce the total aggregate amount of the Company’s cash that is not subject to an account control agreement in favor of the Collateral Agent to an amount not in excess of the Maximum Free Cash Amount.
               (h) Intellectual Property. So long as any Note is outstanding, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) assign, transfer or otherwise encumber or allow any other Person to have any rights or license to any of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company or its Subsidiaries other than Permitted Indebtedness and Permitted Liens, (ii) grant any royalties and other Indebtedness with respect to any of the Intellectual Property Rights other than Permitted

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Indebtedness or (ii) take any action or inaction to impair the value of their Intellectual Property Rights other than granting non-exclusive licenses to the Intellectual Property (A) granted in the ordinary course of the Company’s or its Subsidiary’s business to distributors and marketing partners of the Company or its Subsidiary (“Distributors”) for the purposes of marketing and distributing the Company’s or its Subsidiary’s products or obtaining registrations necessary for the marketing and distribution of the Company’s or its Subsidiary’s products, or (B) granted to Distributors, if required by applicable law, for the purposes of allowing any such Distributor to obtain registrations or approvals required to market, distribute or sell Company’s or its Subsidiary’s products in such Distributor’s market.
               (i) Change in Collateral; Collateral Records. The Company shall and shall cause its Subsidiaries to (A) keep the Collateral at the locations specified therefor on Part B of Schedule I of the Security Agreement, or at such other locations set forth on Part B of Schedule I of the Security Agreement (or a new Part B of Schedule I delivered by the Company to Collateral Agent from time to time) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, or at such other locations in the United States, provided that within 20 days following the relocation of Collateral to such other location or the acquisition of Collateral, such Company or its Subsidiary shall provide written notice to the Collateral Agent of such change or deliver to the Collateral Agent a new Part B of Schedule I indicating such new locations, (B) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (C) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Holder and holders of the Other Notes from time to time, solely for the Collateral Agent’s convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.
               (j) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; provided the Company may create additional Subsidiaries, merge one Subsidiary into another, or dissolve a Subsidiary, provided that all of the assets of such Subsidiary shall continued to be owned directly or indirectly by the Parent following such dissolution.
               (k) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply in all material respects, and cause each of its Subsidiaries to comply in all material respects, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.
               (l) Maintenance of Insurance.

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          (i) The Company shall and shall cause each of its Subsidiaries to, at their respective expense, to maintain insurance (including, without limitation, commercial general liability and property insurance) in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. To the extent requested by the Collateral Agent at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and the Company or any of its Subsidiaries as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent, subject to the rights of the holder of Permitted Senior Indebtedness with respect to collateral securing such indebtedness. To the extent requested by the Collateral Agent at any time and from time to time, each such policy shall in addition (A) name the Collateral Agent as an additional insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by the Company or any of its Subsidiaries, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. The Company will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. The Company will and it will cause its Subsidiaries to, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.
          (ii) Reimbursement under any liability insurance maintained by the Company or any of its Subsidiaries pursuant to this Section 14(m) may be paid directly to the Person who shall have incurred liability covered by such insurance. Following an Event of Default, in the case of any loss involving damage to Collateral, any proceeds of insurance maintained by the Company or any of its Subsidiaries pursuant to this Section 14(m) shall be paid to the Collateral Agent (except as to which paragraph (iii) of this Section 14(m) is not applicable), the Company or its Subsidiaries will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by the Company or any Subsidiary pursuant to this Section 14(m) shall be paid by the Collateral Agent to the Company or any Subsidiary, as the case may be, as reimbursement for the costs of such repairs or replacements

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          (iii) Following and during the continuance of an Event of Default, all insurance payments in respect of Collateral shall be paid to the Collateral Agent and applied as specified in Section 14(m) (iv) hereof, subject to the rights of the holder of Permitted Senior Indebtedness with respect to Inventory securing such indebtedness.
          (iv) Any proceeds of insurance held by the Collateral Agent as Collateral shall be applied by the Collateral Agent against, all or any part of the Obligations (as such term is defined in the Security Agreement) in such order as the Collateral Agent shall elect, consistent with the provisions of the Purchase Agreement. Any surplus of such cash held by the Collateral Agent and remaining after the indefeasible payment in full in cash and/or by conversion of the Notes of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.
               (m) EBITDA Tests.
               (i) The Company shall not permit EBITDA for the EBITDA Period ending on December 31, 2008 to be less than $6,500,000.
               (ii) The Company shall not permit EBITDA for each of the EBITDA Periods ending on June 30, 2009, September 30, 2009 and December 31, 2009 to be less than $10,000,000.
               (iii) The Company shall not permit EBITDA for each of the EBITDA Periods ending on March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010 to be less than $12,000,000.
(Collectively, the covenants in Section 14 (m) (i), (ii) and (iii) are referred to herein as the “EBITDA Tests”).
               (n) Margin Test. The Company shall not permit its gross profit margin, determined on a consolidated basis and in accordance with GAAP, for its fiscal quarter ending March 31, 2008 to be less than 27.5% (the “Profit Margin Test”, and together with the EBITDA Tests, the “Financial Tests”).
               (o) Operating Results Announcement. Commencing with the Fiscal Quarter ending March 31, 2008, the Company shall publicly disclose and disseminate (such date, the “Announcement Date”) its operating results (the “Operating Results”) (x) for each of the first three Fiscal Quarters of each fiscal year no later than the forty-fifth (45th) day after the end of such Fiscal Quarter and (y) for the fourth Fiscal Quarter of each Fiscal Year, no later than the ninetieth (90th) day after the end of such Fiscal Year, and in the event the Company shall have satisfied the Financial Tests required to be met in such Fiscal Quarter or after such Fiscal Year, as applicable, such announcement shall include a statement to the effect that the Company is not in breach of the Financial Tests required to be met in such Fiscal Quarter or Fiscal Year, as applicable. On the Announcement Date, the Company shall also provide to the Holders a certification, executed on behalf of the Company by the Chief Financial Officer of the Company,

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certifying that the Company satisfied the Financial Tests required to be met in such Fiscal Quarter or Fiscal Year, as applicable. If the Company has failed to meet any Financial Test for such Fiscal Quarter or Fiscal Year (a “Financial Covenant Failure”), the foregoing written certification that the Company provides to the Holders shall also state each Financial Test that has not been met (a “Financial Covenant Failure Notice”). Concurrently with the delivery of each Financial Covenant Failure Notice to the Holders, the Company shall also make publicly available (as part of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K or on a Current Report on Form 8-K, or otherwise) the Operating Results, the Financial Covenant Failure Notice and the fact that an Event of Default has occurred under the Notes.
     15. PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.
     16. VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes, except that, without the affirmative vote or written consent of each holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder): (1) reduce the principal of or change the fixed maturity of the Notes or alter the provisions with respect to the redemption or conversion of the Notes, (2) reduce the rate of or change the time for payment of interest on the Notes, (3) waive an Event of Default in the payment of principal of, or interest or premium, if any, on the Notes, (4) make the Notes payable in a currency other than that stated in the Notes, (5) waive the covenants set forth in Section 14(e) if the Company has not had positive EBITDA in the two consecutive fiscal quarters immediately preceding the fiscal quarter in which such amendment, supplement or waiver is granted, (6) amend or supplement Section 14(e) or (7) make any change to this Section 16. Notwithstanding anything in this Section 16 to the contrary, a holder’s right to effect any redemption under this Note may not be waived without such holder’s consent. The holder or holders of the Notes at the time of any such change or amendment or anytime thereafter outstanding shall be bound by any consent authorized by this Section 16, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Notes, nor any delay in exercising any rights hereunder or under any Notes shall operate as a waiver of any rights of any holder of such Notes. The Company will deliver executed or true and correct copies of each change or amendment effected pursuant to the provisions of this Section 16 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes. No consideration shall be offered or paid to any holder of Notes to change or amend or consent to a waiver or modification of the Notes unless the same consideration also is offered to all of the holders of Notes.
     17. TRANSFER. This Note and any shares of Common Stock issued upon Conversion of this Note may be offered, sold, assigned or transferred by the Holder without the

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consent of the Company, subject only to the provisions of Section 2(f) of the Purchase Agreement. In addition, the Notes may not be transferred other than in increments equal to the lesser of (a) $500,000 and (b) the outstanding Principal amount of this Note.
     18. REISSUANCE OF THIS NOTE.
     (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(c)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 18(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.
     (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(c)) representing the outstanding Principal.
     (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
     (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, if any, from the Issuance Date.

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     19. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     20. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.
     21. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.
     22. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     23. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or Weighted Average Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three (3) Business Days submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder

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or (b) the disputed arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
     24. NOTICES; PAYMENTS.
     (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9 of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
     (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Purchasers attached to the Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).
     25. CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

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     26. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.
     27. GOVERNING LAW; JURISDICTION; JURY. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address as provided in Section 24 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.
     28. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
     29. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

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     (a) “Applicable Leverage Ratio” means, as of the last day of any fiscal quarter of the Company, the ratio set forth in the table below for such fiscal quarter:

Fiscal Quarter Ending	Maximum Ratio
December 31, 2007, through and including the fiscal quarter ending on or about December 31, 2008	4.00 to 1.00
March 31, 2009	3.90 to 1.00
June 30, 2009	3.75 to 1.00
September 30, 2009	3.60 to 1.00
December 31, 2009	3.50 to 1.00
March 31, 2010 and each fiscal quarter ending thereafter	3.25 to 1.00
     (b) “Approved Stock Plan” means any employee benefit plan or agreement which has been approved by the stockholders of the Company, pursuant to which the Company’s securities may be issued in the ordinary course of business to any consultant, employee, officer or director for services provided to the Company or as an inducement to becoming a consultant, employee officer or director.
     (c) “Bloomberg” means Bloomberg Financial Markets.
     (d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
     (e) “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.
     (f) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

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     (g) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
     (h) “Closing Date” shall have the meaning set forth in the Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Purchase Agreement.
     (i) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes.
     (j) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
     (k) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

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     (l) “Credit Facilities” means, one or more debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables and inventory financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit and which, in each case are not convertible or exchangeable into Common Stock or securities of the Company convertible or exchangeable into Common Stock and provided in each case, no Common Stock or securities of the Company convertible or exchangeable into Common Stock are issued by the Company in connection with such facilities, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether by the same or any other lender or group of lenders.
     (m) “EBITDA” means, as of any given date, the Net Income (Loss) of the Company and its Subsidiaries on a consolidated basis for the most recent twelve month period ending on such given date (the “EBITDA” Period”), plus without duplication, the sum of the following amounts of the Company and its Subsidiaries for such period and to the extent deducted in determining Net Income of the Company and its Subsidiaries on a consolidated basis for such period: (i) Net Interest Expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense, including non-cash stock based compensation expense.
     (n) “Eligible Market” means The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.
     (o) “Excluded Securities” means any Common Stock issued or issuable (pursuant to any issued Convertible Securities): (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Notes; (iii) pursuant to any bona fide firm commitment underwritten public offering with a nationally recognized underwriter, which generates gross proceeds to the Company in excess of $30,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”); (iv) upon conversion of any Options or Convertible Securities which are outstanding on the Subscription Date, provided that the terms of such Options or Convertible Securities are not materially amended, modified or changed on or after the Issuance Date in a manner adverse to the Holder; and (v) directly on an arm’s-length basis to an unrelated third party that is a counterparty, such counterparty’s affiliates or their respective stockholders, in connection with bona fide, strategic transactions, stock acquisitions, mergers, asset acquisitions, joint ventures, collaborations, licenses of products or technology, or similar transactions approved by the Company’s Board of Directors; provided that such issuance is made at a price equal to or greater than the arithmetic average of the Weighted Average Price of the Common Stock for the five (5) consecutive Trading Days immediately prior to the date of such issuance and the primary purpose of which is not to raise equity capital.

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     (p) “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year as of the date hereof that ends on December 31.
     (q) “Fiscal Year” means the fiscal year adopted by the Company for financial reporting purposes that ends on December 31.
     (r) “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (C) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (E) reorganize, recapitalize or reclassify its Common Stock or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate Voting Stock of the Company.
     (s) “GAAP” means United States generally accepted accounting principles, consistently applied.
     (t) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business and not outstanding for more than 60 days after the date such payable is due in accordance with its term, (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement, whether or not classified as a capital lease in accordance with GAAP, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured

34

by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.
     (u) “Leverage Ratio” means, the ratio of (a) Indebtedness of the Company and its Subsidiaries on such date to (b) EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters of the Company ended on such date, all determined on a consolidated basis in accordance with GAAP.
     (v) “Mandatory Redemption Triggering Event” means (i) the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions or (ii) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period.
     (w) “MELF Loan” means the loan evidenced by a note from Minrad Inc. to the Commonwealth of Pennsylvania acting through the Department of Community and Economic Development in the original principal amount of $1,275,000 which is secured by a first priority Lien on Tank No. TA-10801 — Acetone Storage Tank; TA-10901 — Methanol Storage Tank; Tank No. TA- 11101 - Aqueous Waste Storage Tank #1; and TA-11201 Aqueous Waste Storage Tank #2.
     (x) “Mortgage” shall have the meaning ascribed to it in the Securities Purchase Agreement.
     (y) “Net Income” means, with respect to any applicable period, the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.
     (z) “Net Interest Expense” means, with respect to any applicable period, gross interest expense of the Company and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP, plus any amount of interest capitalization as an asset during the same period less interest income.
     (aa) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.
     (bb) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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     (cc) “Permitted Indebtedness” means (i) the Indebtedness evidenced by this Note and the Other Notes, (ii) Permitted Senior Indebtedness, (iii) Indebtedness secured by Permitted Liens described in sub-clause (v) of the definition thereof; provided that the aggregate amount of such Indebtedness does not exceed $5,000,000 in the aggregate at any time outstanding, plus any payables outstanding for more than 60 days after the date such payable is due in accordance with its term and which the Company is contesting in good faith by appropriate court proceeding, (iv) the MELF Loan and the PIDA Loan (which Indebtedness for purposes hereof may not be extended, renewed or refinanced in amounts greater than the amounts outstanding immediately prior to the Issuance Date); provided that the aggregate amount of such Indebtedness set forth in this clause (iv) does not exceed $2,000,000 as of the Issuance Date, (v) additional unsecured Indebtedness that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder in its sole discretion and approved by the Holder in writing, if, as of the date of the incurrence thereof, no Event of Default exists or would result therefrom and the Company’s Leverage Ratio for the most recently ended four full fiscal quarter period for which internal financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred would not have exceeded the Leverage Ratio set forth in the definition Applicable Leverage Ratio for such period, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; provided, however, that any such Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase of defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of eight percent (8%) per annum, (vi) Indebtedness incurred by the Company in the ordinary course of business in order for raw materials that are restricted compounds which it has or will purchase to clear customs; provided that the aggregate amount of such Indebtedness does not exceed $5,000,000 in the aggregate at any time outstanding, and (vii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.
     (dd) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens on the Company’s accounts receivable and related inventory securing the Company’s obligations under Permitted Senior Indebtedness, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds

36

of such equipment, or (C) Liens securing indebtedness incurred by the Company to finance any capital improvement or addition to its owned real property or the improvements located thereon, (vi) Liens on the equipment securing the obligations under the MELF Loan, (vii) Liens on the real property securing the obligations under the PIDA Loan, (viii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (ix) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods (xi) Liens securing Indebtedness incurred by the Company in the ordinary course of business in order for raw materials that are restricted compounds which it has or will purchase to clear customs, and (xi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix).
     (ee) “Permitted Senior Indebtedness” means the incurrence by the Company and/or its United States Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount then available to be drawn thereunder) not to exceed (A) $10,000,000 minus (B) the aggregate principal amount of all permanent mandatory prepayments (or mandatory permanent commitment reductions, in the case of revolving credit Indebtedness) since the incurrence thereof (other than payments that are concurrently refunded or refinanced in accordance with the terms of this Note) and (B) secured solely by a first priority Lien on the accounts receivable and related inventory of the Company and not by any other Lien on any assets, equipment or other property of the Company or any of its Subsidiaries.
     (ff) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
     (gg) “PIDA Loan” means the loan evidence by a note from Northampton County New Jobs Corp. to the Pennsylvania Industrial Development Authority dated May 1, 2007 in the original principal amount of $875,000 which is secured by a first priority Lien on Minrad Inc.’s facility and real property located in Bethlehem, Pennsylvania and commonly known as 3950 Scheldon Circle, Bethlehem Pennsylvania 18017.
     (hh) “Principal Market” means the American Stock Exchange.
     (ii) “Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

37

     (jj) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Company Change of Control Redemption Notice, the Change of Control Redemption Notices and the Holder Mandatory Redemption Notice, each of the foregoing, individually, a Redemption Notice.
     (kk) “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a)(i) — (vi) and (ix) — (xvi), 120% or (ii) in the case of the Events of Default described in Section 4(a)(vii) — (viii), 100%.
     (ll) “Redemption Prices” means, collectively, the Event of Default Redemption Price, the Company Change of Control Redemption Price, the Change of Control Redemption Price and the Holder Mandatory Redemption Price, each of the foregoing, individually, a Redemption Price.
     (mm) “Registration Rights Agreement” means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes.
     (nn) “Required Holders” means the holders of Notes representing at least sixty percent (60%) of the aggregate principal amount of the Notes then outstanding.
     (oo) “SEC” means the United States Securities and Exchange Commission.
     (pp) “Security Agreement” shall have the meaning ascribed to it in the Purchase Agreement.
     (qq) “Security Documents” shall have the meaning ascribed to it in the Purchase Agreement.
     (rr) “Subscription Date” means May 5, 2008.
     (ss) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.
     (tt) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

38

     (uu) “Transaction Document” shall have the meaning ascribed to such term in the Purchase Agreement.
     (vv) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
     (ww) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
     30. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.
[Signature Page Follows]

39

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

MINRAD INTERNATIONAL, INC.

By:
Name:
Title:
Signature Page to Senior Secured Convertible Note

EXHIBIT I
MINRAD INTERNATIONAL, INC.
CONVERSION NOTICE
Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Minrad International, Inc., (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”) of the Company, as of the date specified below.
     Date of Conversion:
     Aggregate Conversion Amount to be converted:
Please confirm the following information:
     Conversion Price:
     Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
     Issue to:

     Facsimile Number:
     Authorization:
     By:
     Title:
Dated:
     Account Number:
     (if electronic book entry transfer)
     Transaction Code Number:
     (if electronic book entry transfer)

ACKNOWLEDGMENT
The Company hereby acknowledges this Conversion Notice and hereby American Stock and Transfer and Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May ___, 2008 from the Company and acknowledged and agreed to by American Stock and Transfer and Trust Company.

MINRAD INTERNATIONAL, INC.

By:
Name:
Title:

Schedule 5(a)(ii)

	Stock Price on Effective Date
	$2.30	$2.50	$2.65	$3.00	$3.25	$3.50	$3.75	$4.00	$4.50	$5.00	$5.50	$6.00	$6.50	$7.00	$7.50	$8.00
Effective Date
05/05/2008	57.42	57.42	57.42	54.66	44.70	36.79	30.43	25.26	17.50	12.10	8.27	5.52	3.53	2.11	1.12	0.44
05/05/2009	57.42	57.42	57.42	45.92	36.54	29.30	23.65	19.18	12.71	8.41	5.47	3.44	2.02	1.05	0.41	0.00
05/05/2010	57.42	57.42	49.80	31.91	23.60	17.69	13.43	10.31	6.21	3.77	2.23	1.23	0.57	0.15	0.00	0.00
05/05/2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is entered into as of May 5, 2008, by and among Minrad International, Inc., a Delaware corporation (the “Company”) and the buyers listed on the Schedule of Buyers attached hereto as Exhibit A (each, a “Buyer” and, collectively, the “Buyers”).
          THE PARTIES TO THIS AGREEMENT enter into this agreement on the basis of the following facts, intentions and understanding:
          A. The Company and the Buyers entered into that certain Securities Purchase Agreement, dated as of May 5, 2008 (the “Securities Purchase Agreement”), and, upon the terms and subject to the conditions of the Securities Purchase Agreement, the Company has agreed to issue and sell to the Buyers senior secured convertible notes of the Company (the “Notes”), which Notes will be convertible into shares of the Company’s common stock, $0.01 par value (the “Common Stock”) (as converted, collectively, the “Conversion Shares”) in accordance with the terms of the Notes.
          B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights to the Buyers under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.
          NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:
          1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
          “Additional Effectiveness Date” means the date the Additional Registration Statement is declared effective by the Commission.
          “Additional Effectiveness Deadline” means the date (i) in the event that the Additional Registration Statement is not subject to a full review by the SEC, thirty (30) calendar days after the Additional Filing Deadline or (ii) in the event that the Additional Registration Statement is subject to a full review by the SEC, sixty (60) calendar days after the Additional Filing Deadline.
          “Additional Filing Date” means the date on which the Additional Registration Statement is filed with the Commission.
          “Additional Filing Deadline” means if Cutback Shares are required to be included in any Additional Registration Statement, the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date or the last Additional Effective Date, as applicable.

     “Additional Registrable Securities” means (i) any Cutback Shares not previously included on a Registration Statement and (ii) any capital stock of the Company issued or issuable with respect to the Notes, the Conversion Shares or Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion of the Notes.
     “Additional Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering any Additional Registrable Securities.
     “Additional Required Registration Amount” means any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2(e), without regard to any limitations on conversions or redemptions of the Notes.
     “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are required by law to remain closed.
     “Commission” means the Securities and Exchange Commission.
     “Cutback Shares” means any of the Initial Required Registration Amount (without regard to clause (II) in the definition thereof) of Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the Commission pursuant to Rule 415.
     “Effective Date” means the Initial Effective Date and the Additional Effective Date, as applicable.
     “Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.
     “Filing Date” means the Initial Filing Date and the Additional Filing Date, as applicable.
     “Filing Deadline” means the Initial Filing Deadline and the Additional Filing Deadline, as applicable.
     “Initial Effective Date” means the date the Initial Registration Statement has been declared effective by the SEC.
     “Initial Effectiveness Deadline” means the date (i) in the event that the Registration Statement is not subject to a full review by the SEC, seventy-five (75) calendar days after the Closing Date or (ii) in the event that the Registration Statement is subject to a full review by the SEC, one hundred and five (105) calendar days after the Closing Date.
     “Initial Filing Date” means the date the Initial Registration Statement has been filed with the SEC.

     “Initial Filing Deadline” means the date forty-five (45) calendar days after the Closing Date.
     “Initial Registrable Securities” means (i) the Conversion Shares, (ii) any shares of capital stock issued or issuable with respect to the Notes or the Conversion Shares, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversion of the Notes and (iii) any shares of capital stock of any entity issued in respect of the capital stock referenced in the immediately preceding clauses as a result of a merger, consolidation, sale of assets, sale or exchange of capital stock or other similar transaction; provided, that any Registrable Securities that have been sold pursuant to a Registration Statement or Rule 144 promulgated under the 1933 Act shall no longer be Registrable Securities.
     “Initial Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Initial Registrable Securities.
     “Initial Required Registration Amount” means (I) 130% of the number of Conversion Shares issued and issuable pursuant to the Notes as of the trading day immediately preceding the applicable date of determination, subject to adjustment as provided in Section 2(e), without regard to any limitations on conversions of the Notes or (II) such other amount as may be required by the staff of the Commission pursuant to Rule 415.
     “Investor” means each Buyer and any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement, and any subsequent transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 of this Agreement.
     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and governmental or any department or agency thereof.
     “register,” “registered,” and “registration” means a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statements by the Commission.
     “Registrable Securities” means the Initial Registrable Securities and the Additional Registrable Securities.
     “Registration Statement” “Registration Statement” means the Initial Registration Statement and the Additional Registration Statement, as applicable.
     “Required Registration Amount” means either the Initial Required Registration Amount or the Additional Required Registration Amount, as applicable.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.
     2. Registration.
          a. Mandatory Registration.
               (i) The Company shall use its best efforts to prepare and, as soon as practicable but in no event later than the Initial Filing Deadline, file with the Commission an Initial Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d) of this Agreement. The Initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date such Initial Registration Statement is initially filed with the Commission. The Initial Registration Statement shall contain (except if otherwise directed by the holders of at least a majority of the Registrable Securities) the “Selling Securityholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use reasonable efforts to have the Initial Registration Statement declared effective by the Commission as soon as practicable, but not later than the Initial Effectiveness Deadline. By 9:30 am on the Business Day following the Initial Effectiveness Date, the Company shall file with the Commission in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement.
               (ii) The Company shall use its best efforts to prepare and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the Commission an Additional Registration Statement on Form S-3 covering the resale of all of the Additional Registrable Securities not previously registered on an Additional Registration Statement hereunder. To the extent the staff of the SEC does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file, by the applicable Additional Filing Deadline, Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the earlier of the date that (i) the Additional Required Registration Amount has been registered with the Commission and (ii) the expiration of the Registration Period. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d) of this Agreement. Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the Commission. Each Additional Registration Statement shall contain (except if otherwise directed by the holders of at least a majority of the Registrable Securities) the “Selling Securityholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use reasonable efforts to have each Additional Registration Statement declared effective by the Commission as soon as practicable, but not later than the applicable Additional Effectiveness Deadline. By 9:30 am on the Business Day following the Additional Effectiveness Date, the Company shall file with the

Commission in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.
          b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor (assuming conversion of all of the Notes held by such Investor on that date, without regard to any limitations on conversion) at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the Commission. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of the applicable Registrable Securities included in such Registration Statement allocable to the transferor. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Investors holding at least a majority in interest of the applicable Registrable Securities, determined as if all Notes then outstanding had been converted for Conversion Shares without regard to any limitations on conversion of the Notes (the “Required Holders”).
          c. Legal Counsel. Subject to Section 5 of this Agreement, the Required Holders in interest of the Registrable Securities shall have the right to select one legal counsel to review and comment upon any registration pursuant to this Agreement (the “Legal Counsel”), which the Investors agree shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated in writing by the Required Holders. Schulte Roth & Zabel LLP, or any other counsel designated in writing by the Required Holders, shall not represent any Investor that sends such counsel written notice that such Investor does not wish such counsel to represent it in connection with the matters discussed in this Section 2(c). The Investors, other than any Investor that delivers the notice discussed in the preceding sentence, hereby waive any conflict of interest or potential conflict of interest that may arise as a result of the representation of such Investors by Schulte Roth & Zabel in connection with the subject matter of this Agreement. This provision will not prohibit any other counsel to an Investor from reviewing and commenting on any registration filed pursuant to this Agreement at no cost to the Company.
          d. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder or the Company is not permitted by the 1933 Act or the Commission to use form S-3, then, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available; provided, however, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering all of the Registrable Securities has been declared effective by the Commission, or if earlier, until the end of the Registration Period (as defined in Section 3(a).
          e. Sufficient Number of Shares Registered. In the event the number of shares registered under a Registration Statement filed pursuant to Section 2(a)(i) or 2(a)(ii) of this Agreement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b) of this Agreement, the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment and/or new Registration Statement, in each case, as soon as practicable, but in no event later than fifteen (15) days after the necessity therefor arises. The Company shall use its reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Notes and such calculation shall assume that the Notes are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Notes).
          f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to any elections made pursuant to Section 4(b), if (i) a Registration Statement covering all the Registrable Securities is not filed with the Commission on or before the Filing Deadline or is not declared effective by the Commission on or before the Effectiveness Deadline, (ii) a Registration Statement covering all of the Registrable Securities required to be covered thereby, as described in Section 2(e) of this Agreement, is not filed with the Commission on or before the deadline described in Section 2(e) of this Agreement or is not declared effective by the Commission on or before the deadline described in Section 2(e) of this Agreement, (iii) on any day after such Registration Statement has been declared effective by the Commission, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made as a matter of law (other than during an Allowable Grace Period (as defined in Section 3(n) of this Agreement) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock but excluding failures caused solely by a breach of the applicable Investor’s obligations hereunder), or (iv) a Grace Period (as defined in Section 3(n) of this Agreement) exceeds the length of an Allowable Grace Period (each of the items described in clauses (i), (ii), (iii) and (iv) above shall be referred to as a “Registration Delay”), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity) the Company shall pay on the occurrence of each Registration Delay and every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Registration Delay is cured, (the Company shall, for each such day, pay each Investor in cash, as liquidated damages and not as a penalty, an amount equal to 0.033% of the Purchase Price (as defined in the Securities Purchase Agreement) of the Notes to which the Registrable Securities included on such Registration Statement relate; provided, however, that the aggregate amount of such damages shall not exceed 25% of the Purchase Price of the Notes purchased by the Investor. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” The Registration Delay Payments shall be paid in cash on the earlier of (A) the later of (i) the last day of the calendar month during which such Registration Delay Payments are incurred and (ii)

the third Business Day after the event or failure giving rise to the Registration Delay Payments first occurs and (B) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and two-tenths percent (1.2%) per month (prorated for partial months) until paid in full. In addition, and notwithstanding anything to the contrary contained herein, in no event shall the Registration Delay Payments be payable with respect to any Registration Delay solely as a result of a comment received by the SEC requiring the Investors to be named as underwriters in order for such Registration Statement to be able to avail itself of Rule 415.
     3. Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2(a), 2(d) or 2(e) of this Agreement, the Company will use reasonable efforts to effect the registration of all of the applicable Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
          a. The Company shall promptly prepare and file with the Commission a Registration Statement with respect to the applicable Required Registration Amount of Registrable Securities (but in no event later than the applicable Filing Deadline) and use reasonable efforts to cause such Registration Statement relating to the Required Registration Amount of Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the applicable Effectiveness Deadline). The Company shall submit to the Commission, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall, subject to the terms of this Agreement, keep each Registration Statement effective pursuant to Rule 415 at all times during the period from the date it is initially declared effective until the earliest of (i) the second anniversary of the date such Registration Statement is filed, (ii) the date as of which all of the Investors (other than any Investors who are “affiliates” of the Company as such term is used in Rule 144 (as defined in Section 8 below)) may sell all of the Registrable Securities without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (iii) the date on which all of the Investors shall have sold all of the Registrable Securities (the “Registration Period”), which Registration Statement, as of its filing and effective dates and each day thereafter (including all amendments or supplements thereto, as of their respective filing and effective dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, not misleading, and the prospectus contained in such Registration Statement, as of its filing date and each day thereafter (including all amendments and supplements thereto, as of their respective filing dates and each day thereafter), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated thereon, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.
          b. Subject to Section 3(n) of this Agreement, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 (or any successor rule thereto) promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act. In the case of amendments and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement and prospectus.
          c. The Company shall permit Legal Counsel, or if no Legal Counsel shall have been chosen by the Investors, the Investors, to review and provide written comment upon each Registration Statement, prospectus and all amendments and supplements thereto at least three (3) Business Days prior to their filing with the Commission (provided, however, that if the comments of Legal Counsel made within three (3) Business Days of the filing of the Registration Statement shall require any changes in Registration Statement prior to its filing, then applicable deadlines for filing and effectiveness of the Registration Statement shall be extended by three (3) Business Days). The Company shall furnish to the Investors and Legal Counsel, without charge, (i) promptly after receipt of such correspondence, copies of all correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to each Registration Statement, prospectus and all amendments and supplements thereto, (ii) promptly after the same is prepared and filed with the Commission, one (1) copy of each Registration Statement, prospectus and all amendments and supplements thereto, including all exhibits and financial statements related thereto, and (iii) promptly upon the effectiveness of each Registration Statement and each amendment and supplement thereto, one (1) copy of the prospectus included in each such Registration Statement and all amendments and supplements thereto. The Company agrees that it will, and it will cause its counsel to, consider in good faith any comments or objections from Legal Counsel, or if no Legal Counsel shall have been selected, the Investors, as to the form or content of each Registration Statement, prospectus and all amendments or supplements thereto or any request for acceleration of the effectiveness of each Registration Statement, prospectus and all amendments or supplements thereto.
          d. Neither the Company nor any Subsidiary (as defined in the Securities Purchase Agreement) or affiliate thereof shall identify any Buyer as an underwriter in any public disclosure or filing with the Commission or any Principal Market (as defined in the Securities Purchase Agreement) or any Eligible Market (as defined in the Securities Purchase Agreement) and any Buyer being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Securities Purchase Agreement); provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit B in the Registration Statement.

          e. Subject to Section 3(n) of this Agreement, and excluding any Registrable Securities held by Investors electing to exclude their Registrable Securities from the Registration Statement under Section 4(b), the Company shall use reasonable efforts to (i) promptly register and qualify, unless an exemption from registration and qualification applies, the resale of the Registrable Securities under such other securities or “blue sky” laws of all applicable jurisdictions in the United States as any holder of Registrable Securities reasonably requests in writing, (ii) promptly prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) promptly take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) promptly take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such jurisdiction, except in such jurisdictions where the Company is subject to service of process. The Company shall promptly notify each Investor who holds Registrable Securities and Legal Counsel of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.
          f. Notwithstanding anything to the contrary set forth herein, as promptly as practicable after becoming aware of such event, the Company shall notify each Investor and Legal Counsel in writing of the happening of any event as a result of which (i) the Registration Statement or any amendment or supplement thereto, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus related to such Registration Statement or any amendment or supplement thereto includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(n) of this Agreement, promptly prepare a supplement or amendment to such Registration Statement and prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor and Legal Counsel as such Investor or Legal Counsel may reasonably request. The Company shall also promptly notify each Investor and Legal Counsel in writing (i) when a prospectus and each prospectus supplement or amendment thereto has been filed, and when a Registration Statement and each amendment (including post-effective amendments) and supplement thereto has been declared effective by the Commission (notification of such effectiveness shall be delivered to each Investor and Legal Counsel by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that an amendment (including any post-effective amendment) or supplement to a Registration Statement or prospectus would be appropriate (subject to Section 3(n) hereof).

          g. Subject to Section 3(n) of this Agreement, the Company shall use reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities and Legal Counsel of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.
          h. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with United States federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, prospectus or any amendment or supplement thereto, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, unless ordered or requested by the Commission or other governmental authority not to do so, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
          i. The Company shall use reasonable efforts to (i) cause all the Registrable Securities to be listed on the American Stock Exchange and each other securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for quotation of all of the Registrable Securities on The NASDAQ Global Select Market or (iii) if, despite the Company’s reasonable best efforts, the Company is unsuccessful in satisfying the preceding clauses (i) and (ii), to secure the inclusion for quotation on The New York Stock Exchange, Inc., The NASDAQ Global Market or The NASDAQ Capital Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).
          j. In connection with any sale or transfer of Registrable Securities pursuant to a Registration Statement, the Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and, registered in such names as the Investors may request.

          k. If requested by an Investor, the Company shall (i) as soon as practicable, incorporate in each prospectus supplement or post-effective amendment to the Registration Statement such information as an Investor provides in writing and reasonably requests to be included therein relating to the sale and distribution of the Registrable Securities, and (ii) as soon as practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.
          l. The Company shall comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.
          m. Within two (2) Business Days after a Registration Statement is ordered effective by the Commission the Company will so notify the transfer agent for the Registrable Securities and the Investors whose Registrable Securities are included in the Registration Statement.
          n. Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Board of Directors of the Company relying upon the opinion of counsel, in the best interests of the Company (a “Grace Period”); provided, however, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; provided further, that no single Grace Period shall exceed fifteen (15) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all of the Grace Periods shall not exceed an aggregate of thirty (30) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Investors receive the notice referred to in clause (i) above and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. The provisions of Section 3(g) of this Agreement shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) of this Agreement.
          o. If reasonably requested in writing in connection with any disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Investors of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Investors, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Investors or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality.
          p. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.
          q. If at any time during the Reporting Period, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor that is an affiliate of the Company or has an affiliate or representative that is a director or officer of the Company, written notice of such determination and if, within fifteen (15) days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities not already covered by an effective Registration Statement such Investor requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 3(q) that are eligible for resale without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or that are the subject of a then effective Registration Statement.
     4. Obligations of the Investors.
          a. At least three (3) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor shall promptly notify the Company of any material change with respect to such information previously provided to the Company by such Investor.

          b. Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement, in which case, such Investor does not need to cooperate with the Company until it notifies the Company of its desire to include one or more shares of the Registrable Securities in such Registration Statement.
          c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(n) of this Agreement or the first sentence of Section 3(f) of this Agreement, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statements covering such Registrable Securities until such Investor’s receipt of the copies of the amended or supplemented prospectus contemplated by Section 3(g) of this Agreement or the first sentence of Section 3(f) of this Agreement or receipt of notice that no amendment or supplement is required and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice (other than a single file copy, which such Investor may keep) in such Investor’s possession.
          d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.
     5. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, transfer agent fees and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall pay all of the Investors’ reasonable costs (including reasonable fees and disbursements of Legal Counsel) incurred in connection with the registration, filing or qualification pursuant to this Agreement, up to an aggregate amount of $10,000 for each Registration Statement filed by the Company with the Commission.
     6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:
          a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment (including post-effective amendments) or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if authorized for use by the Company prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if any) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement, or (iv) any material violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c) of this Agreement, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or its Legal Counsel expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement.
          b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a) of this Agreement, the Company, each of its directors, each of its officers who signs the Registration Statement, its agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claims or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims or Indemnified Damages arise out of or are based upon any Violation (including for purposes of this paragraph, a material violation of this Agreement by the Investor), in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor or its Legal Counsel expressly for use in connection with such Registration Statement and, subject to Section 6(c) of this Agreement, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnification agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 of this Agreement shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, that the Investor shall be liable under this Section 6(b) for only that amount of the Claims and Indemnified Damages as does not exceed the net proceeds to such Investors as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnification agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.
          c. Promptly after an Indemnified Person or Indemnified Party under this Section 6 has knowledge of any Claim as to which such Indemnified Person or Indemnified Party reasonably believes indemnity may be sought or promptly after such Indemnified Person or Indemnified Party receives notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of such Claim, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that the indemnifying party shall not be responsible for the reasonable fees and expense of more than one (1) separate legal counsel for such Indemnified Person or Indemnified Party. In the case of an Indemnified Person, the legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a full release from all liability in respect to such Claim and action and proceeding. After indemnification as provided for under this Agreement, the rights of the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party as provided in this Agreement shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.
          d. No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.
          e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.
          f. The indemnification agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
     7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 of this Agreement to the fullest extent permitted by law; provided, however, that:
     (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement. The provisions of this Section 7 shall remain in full force and effect, regardless of the investigation made by or on behalf of the beneficiaries of this Section 7 and shall survive the transfer of Registrable Securities by the Investors pursuant to Section 9 of this Agreement.
     8. Reporting.
          a. Reports Under The 1934 Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company shall use reasonable efforts to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144;
               (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and
               (iii) furnish to each Investor, so long as such Investor owns Registrable Securities, promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.
          b. Rule 144A Information. The Company shall, upon request of any Investor, make available to such Investor the information required by Rule 144A(d)(4) (or any successor rule) under the 1933 Act.
     9. Assignment of Registration Rights. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Investors, subject to the condition that such transfer shall have been conducted in accordance with all applicable federal and state securities laws. The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such rights are being transferred or assigned; (iii) immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the obligations of an Investor under this Agreement; (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement; and (vi) such transfer shall have been conducted in accordance with all applicable federal and state securities laws. The Company hereby shall extend the benefits of this Agreement to any Investor and any such Investor may specifically enforce the provisions of this Agreement as if an original party hereto.
     10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver affected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.
     11. Miscellaneous.
          a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.
          b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (evidenced by mechanically or electronically generated receipt by the sender’s facsimile machine); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Minrad International, Inc.
50 Cobham Drive
Orchard Park, New York 14127
Attention: Chief Executive Officer and Chief Financial Officer
Fax: (716) 209- 0573
With a copy (for informational purposes only) to:
Hodgson Russ LLP
140 Pearl Street
Suite 2000
Buffalo, New York 14202
Attention: Janet N. Gabel
Fax: (716) 849-0349
If to Legal Counsel:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention : Eleazer N. Klein, Esq.
Fax: (212) 593-5955

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto as Exhibit A, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
          c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
          d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          e. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
          f. This Agreement, the Securities Purchase Agreement, the Notes and the other documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and the Notes supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
          g. This Agreement shall become effective as of the Closing Date.
          h. Subject to the requirements of Section 9 of this Agreement, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.
          i. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          j. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
          k. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          l. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.
          m. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
          n. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY: MINRAD INTERNATIONAL, INC.
By:
Name:
Title:

[Signatures of Buyers on Following Page]

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYERS: LB I GROUP, INC.
By:
Name:
Title:

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

PORTSIDE GROWTH & OPPORTUNITY FUND
By:
Name:
Title:

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

HIGHBRIDGE INTERNATIONAL LLC
By:
Name:
Title:

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

AISLING CAPITAL II, LP
By:
Name:
Title:

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

UBS O’CONNOR LLC FBO O’CONNOR GLOBAL CONVERTIBLE ARBITRAGE MASTER LIMITED
By:
Name:
Title:

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

UBS O’CONNOR LLC FBO O’CONNOR GLOBAL CONVERTIBLE ARBITRAGE II MASTER LIMITED
By:
Name:
Title:

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

UBS O’CONNOR LLC FBO O’CONNOR PIPES CORPORATE STRATEGIES MASTER LIMITED
By:
Name:
Title:

EXHIBIT B
SELLING SECURITYHOLDERS
     The shares of common stock being offered by the selling stockholders are issuable upon conversion of the convertible notes. For additional information regarding the issuance of those convertible notes, see “Private Placement of Convertible Notes “ above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the convertible notes pursuant to the securities purchase agreement, the selling stockholders have not had any material relationship with us within the past three years.
     The table below lists the selling securityholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of                     , 200_, assuming conversion of all of the convertible notes held by the selling securityholders on that date, without regard to any limitations on conversion. The third column lists the shares of common stock being offered pursuant to this prospectus by each of the selling securityholders. The fourth column lists the number of shares that will be beneficially owned by the selling securityholders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of                                         , 200_, but not offered hereby are not sold.
     In accordance with the terms of registration rights agreements with the holders of shares of convertible notes, this prospectus generally covers the resale of 130% of the maximum number of shares of common stock issuable upon conversion of the convertible notes (without taking into account any limitations on the conversion of the convertible notes) as of the trading day immediately preceding the date this registration statement was initially filed with the Commission. Because the conversion price of the convertible notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.
     Under the terms of the convertible notes, a selling securityholder may not convert the convertible notes, to the extent such conversion would cause such selling securityholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed a certain percentage (4.99% in the case of Portside Growth & Opportunity Fund, Highbridge International LLC, UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited, UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited, UBS O’Connor LLC fbo O’Connor Pipes Corporate Strategies Master Limited and 9.99% in the case of LB I Group Inc. and Aisling Capital II, LP.) of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible notes which have not be converted. The numbers in the second column do not reflect this limitation. The selling securityholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
     The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below.

Shares of Common
	Stock Owned Before	Shares of Common Stock	Shares of Common Stock Owned After
Name of Selling Securityholder	the Offering	Offered Hereby	the Offering (1)
LB I Group, Inc. (2)

Portside Growth & Opportunity Fund (3)

Highbridge International LLC (4)

Aisling Capital II, LP (5)

UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited (6)

UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited (7)

UBS O’Connor LLC fbo O’Connor Pipes Corporate Strategies Master Limited (8)

(1)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(2)	LBI Group Inc. is a wholly-owned subsidiary of Lehman Brothers Inc., which is a registered broker-dealer. LBI Group has represented to us that it is not acting as an underwriter in this offering, it purchased the shares it is offering under this prospectus in the ordinary course of business, and at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities. Lehman Brothers Holdings Inc. a public reporting company is the parent company of Lehman Brothers Inc. Under the rules of the Securities and Exchange Commission, Lehman Brothers Inc. and Lehman Brothers Holdings Inc. may be deemed to have investment and voting power over, and therefore be beneficial owners of, the shares underlying the warrants held by LBI Group, Inc.

(3)	Ramius Capital Group, LLC (“Ramius Capital”) is the investment adviser of Portside Growth and Opportunity Fund (“Portside”) and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S& Co., LLC, the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(4)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital

Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC.

(5)	Steven Elms, Dennis Purcell and Andrew Schiff jointly have voting and investment power over the shares beneficially owned by Aisling Capital II L.P.

(6)	Nick Nocerino is the Portfolio Manager of UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited and as such controls the voting and investment power of these shares and thus may be deemed to beneficially own the shares held by UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited. Nick Nocerino disclaims beneficial ownership of the shares held by UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited. The address of UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage Master Limited is One North Wacker Dr., 32nd Floor, Chicago, IL 60606.

(7)	Nick Nocerino is the Portfolio Manager of UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited and as such controls the voting and investment power of these shares and thus may be deemed to beneficially own the shares held by UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited. Nick Nocerino disclaims beneficial ownership of the shares held by UBS O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited. The address of UBO O’Connor LLC fbo O’Connor Global Convertible Arbitrage II Master Limited is One North Wacker Dr., 32nd Floor, Chicago, IL 60606.

(8)	Jeff Putman is the Portfolio Manager of UBS O’Connor LLC fbo O’Connor PIPES Corporate Strategies Master Limited and as such controls the voting and investment power of these shares and thus may be deemed to beneficially own the shares held by UBS O’Connor LLC fbo O’Connor PIPES Corporate Strategies Master Limited. Mr. Putman disclaims beneficial ownership of the shares held by UBS O’Connor LLC fbo O’Connor PIPES Corporate Strategies Master Limited. The address of UBS O’Connor LLC fbo O’Connor PIPEs Corporate Strategies Master Limited is One North Wacker Dr., 32nd Floor, Chicago, IL 60606.

PLAN OF DISTRIBUTION
     We are registering shares of common stock to permit the resale of such common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling securityholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of commons stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	pursuant to Rule 144 under the Securities Act;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;
•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     If the selling securityholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling securityholders may pledge or grant a security interest in some or all of the shares of common stock issuable upon conversion of the convertible notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling securityholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the 1933 Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares of common stock have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The selling securityholders may choose not to sell any or may choose to sell less than all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
     The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the 1934 Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the 1933 Act, in accordance with the registration rights agreements, or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the 1933 Act, that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
     Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXECUTION VERSION
SECURITY AGREEMENT
          SECURITY AGREEMENT, dated as of May 5, 2008 (this “Agreement”), made by each of the parties set forth on the signature pages hereto (each a “Grantor” and collectively and together with the Company, the “Grantors”), in favor of LB I Group, Inc., a Delaware corporation, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) to the Secured Parties referred to below.
W I T N E S S E T H:
          WHEREAS, pursuant to the Purchase Agreement (as defined below), Minrad International Inc., a Delaware corporation (the “Company”) has agreed to issue, and each party listed as a Buyer on the Schedule of Buyers (collectively, the “Buyers”) attached to the Purchase Agreement, has agreed to purchase, the Notes referred to in the Purchase Agreement (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, collectively, the “Notes”);
          WHEREAS, each of the Grantors (other than the Company) (each a “Guarantor” and collectively, the “Guarantors”) has executed and delivered a Guaranty, dated as of the date hereof (as amended, restated, supplemented, replaced, modified or otherwise changed from time to time, the “Guaranty”), in favor of the Secured Parties, to guarantee the Company’s obligations under the Purchase Agreement, the Notes and the Transaction Documents (as defined below);
          WHEREAS, it is a condition precedent to each of the Buyers purchasing the Notes pursuant to the Purchase Agreement that the Grantors execute and deliver to this Agreement providing for the grant of a first priority perfected security interest all of the property and assets of each Grantor to secure all of the Company’s obligations under the Purchase Agreement, the Notes, and the other Transaction Documents and the Guarantors’ obligations under the Guaranty; and
          WHEREAS, the Grantors have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of, the Grantors;
          NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce each of the Secured Parties to enter into the transactions under the Purchase Agreement, each Grantor agrees as follows:
          SECTION 1. Definitions.
          (a) Reference is hereby made to the Purchase Agreement and the Notes for a statement of the terms thereof. All terms used in this Agreement and the recitals hereto which are defined in the Purchase Agreement, the Notes or in Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Code”), and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine.

          (b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Commodity Contracts”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Payment Intangibles”, “Proceeds”, “Promissory Notes”, “Security”, “Record”, “Security Account”, “Software”, and “Supporting Obligations”.
          (c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:
          “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.
          “Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright (including, without limitation, all Copyright Licenses set forth in Part F of Schedule I hereto).
          “Copyrights” means all domestic and foreign copyrights, whether registered or not, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression, acquired or used by any Grantor (including, without limitation, all copyrights described in Part F of Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.
          “Event of Default” shall have the meaning set forth in the Notes.
          “Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
          “Intellectual Property” means the Copyrights, Trademarks and Patents.

          “Intellectual Property Offices” means, (i) with respect to United States Copyrights or related Licenses, the United States Copyright Office, (ii) with respect to United States Trademarks and United States Patents or related Licenses, the United States Patent and Trademark Office and (iii) with respect to respect to foreign Intellectual Property and related Licenses, for the applicable offices located in the jurisdictions outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses.
          “Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.
          “Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any lease required under GAAP to be capitalized on the balance sheet of such Person and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.
          “Noteholders” means the Buyers and the holders of the Notes.
          “Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Part F of Schedule I hereto).
          “Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Part F of Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.
          “Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.
          “Purchase Agreement” means the Securities Purchase Agreement, dated as of May 5, 2008, among the Company, each of the Buyers and the Collateral Agent, as amended, restated, supplemented, replaced, modified or otherwise changed from time to time.
          “Secured Parties” means each of the Collateral Agent and the Buyers and all other Noteholders.

          “Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Part F of Schedule I hereto).
          “Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Part F of Schedule I hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such marks are used.
          “Transaction Documents” means the Purchase Agreement, the Notes, the Guaranty, this Agreement and the other Transaction Documents referred to in the Purchase Agreement.
          SECTION 2. Grant of Security Interest. As collateral security for all of the Obligations referred to below, each Grantor hereby pledges and assigns to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, all personal property of each Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (collectively, the “Collateral”), including, without limitation, the following:
          (a) all Accounts; (b) all Chattel Paper (whether tangible or electronic); (c) the Commercial Tort Claims specified on Part D of Schedule I hereto; (d) all Deposit Accounts, all cash and other property from time to time deposited therein and the monies and property in the possession or under the control of the Secured Parties or any affiliate, representative, agent or correspondent of any Secured Party; (e) all Documents; (f) all Equipment; (g) all Fixtures; (h) all General Intangibles (including, without limitation, all Payment Intangibles); (i) all Goods; (j) all Instruments (including, without limitation, Promissory Notes and each certificated Security); (k) all Inventory; (l) all Investment Property; (m) all Copyrights, Patents and Trademarks, and all Licenses; (n) all Letter-of-Credit Rights; (o) all Supporting Obligations; (p) all other tangible and intangible personal property of each Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of any Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by each Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of any Grantor or any other Person from time to time acting for any Grantor, in each case, to the extent of such Grantors rights therein, that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and (q) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case howsoever any Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).
          Notwithstanding anything herein to the contrary, the term “Collateral” shall not include, in the case of a Subsidiary organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia (a “Foreign Subsidiary”), more than 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (ii) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued and outstanding shares of Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) or other equity interest of such Foreign Subsidiary).
          The Grantors agree that the pledge of the shares of Capital Stock acquired by a Grantor of any and all Persons now or hereafter existing who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Collateral Agent, which pledge agreements will provide for the pledge of such shares of Capital Stock in accordance with the laws of the applicable foreign jurisdiction. With respect to such shares of Capital Stock, the Collateral Agent may, at any time and from time to time, in its sole discretion, take actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Capital Stock.
          SECTION 3. Security for Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):
          (a) (i) the payment by the Company, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Purchase Agreement, the Notes and the other Transaction Documents, and (ii) in the case of any Guarantors, the payment by such Grantors, as and when due and payable of all “Guaranteed Obligations” under (and as defined in) the Guaranty, including, without limitation, in both cases, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any

Insolvency Proceeding of any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents; and
          (b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Noteholders.
          SECTION 4. Representations and Warranties. Each Grantor represents and warrants as of the date of this Agreement as follows:
          (a) Part A of Schedule I hereto sets forth (i) the exact legal name of each Grantor, and (ii) the state of incorporation, organization or formation and the organizational identification number of each Grantor in such state.
          (b) There is no pending or threatened action, suit, proceeding or claim affecting any Guarantor before any Governmental Authority or any arbitrator, or any order, judgment or award issued by any Governmental Authority or arbitrator, in each case, that may adversely affect the grant by any Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by the Collateral Agent of any of its rights or remedies hereunder.
          (c) All Federal, state and local tax returns and other reports required by applicable law to be filed by any Grantor have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of any Grantor (including, without limitation, all federal income and social security taxes on employees’ wages) and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with generally accepted accounting principles consistently applied (“GAAP”).
          (d) All Equipment, Fixtures, Goods and Inventory of each Grantor now existing are, and all Equipment, Fixtures, Goods and Inventory of each Grantor hereafter existing will be, located and/or based at the addresses specified therefor in Part B of Schedule I hereto, except that each Grantor will give the Collateral Agent written notice of any change in the location of any such Collateral within 20 days of such change, other than to locations set forth on Part B of Schedule I hereto (or a new Part B of Schedule I delivered by the Grantors to the Collateral Agent from time to time) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon or will take such actions pursuant to Section 5(b). Each Grantor’s chief place of business and chief executive office, the place where each Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper are located at the addresses specified therefor in Part B of Schedule I hereto. None of the Accounts is evidenced by Promissory Notes or other Instruments. Set forth in Part E of Schedule I hereto is a complete and accurate list, as of the date of this Agreement, of (i) each Promissory Note, Security and other Instrument owned by each Grantor and (ii) each Deposit Account,

Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such account is maintained, the account number for each such account and a description of the purpose of each such account. Set forth in Part G of Schedule I hereto is a complete and correct list of each trade name used by each Grantor.
          (e) Each Grantor has delivered or otherwise made available to the Collateral Agent complete and correct copies of each License described in Part F of Schedule I hereto, including all schedules and exhibits thereto, which represents all of the Licenses existing on the date of this Agreement. Each such License sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of such Grantor or any of its affiliates in respect thereof. Each material License now existing is, and any material License entered into in the future will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any material License by any such party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such party.
          (f) Each Grantor owns and controls, or otherwise possesses adequate rights to use, all Intellectual Property, which are the only trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity necessary to conduct its business in substantially the same manner as conducted as of the date hereof. Part F of Schedule I hereto sets forth a true and complete list of all registered copyrights, issued Patents, Trademarks, and Licenses annually owned or used by each Grantor as of the date hereof. To the best knowledge of each Grantor, all such Intellectual Property of each Grantor is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as set forth in Part F of Schedule I, no such Intellectual Property is the subject of any licensing or franchising agreement. Each Grantor has no knowledge of any conflict with the rights of others to any such Intellectual Property and, to the best knowledge of each Grantor, each Grantor is not now infringing or in conflict with any such rights of others in any material respect, and to the best knowledge of each Grantor, no other Person is now infringing or in conflict in any material respect with any such properties, assets and rights owned or used by each Grantor. No Grantor has received any notice that it is violating or has violated the trademarks, patents, copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other intellectual property rights of any third party.
          (g) Each Grantor is and will be at all times the sole and exclusive owner of, or otherwise has and will have adequate rights in, the Collateral free and clear of any Liens, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except such as may have been filed in favor of the Secured Parties relating to this Agreement or the other Security Documents or in favor of the holders of Permitted Liens relating to Permitted Liens.
          (h) The exercise by the Collateral Agent of any of its rights and remedies hereunder will not contravene any law or any contractual restriction binding on or otherwise affecting each Grantor or any of its properties and will not result in or require the creation of any Lien, upon or with respect to any of its properties.

          (i) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, is required for (i) the grant by each Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (ii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except (except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Part C of Schedule I hereto (or a new Part C of Schedule I delivered by the Grantors to the Collateral Agent from time to time), all of which financing statements have been duly filed and are in full force and effect or will be duly filed and in full force and effect, (B) with respect to Deposit Accounts, and all cash and other property from time to time deposited therein, or Commodity Contracts for the execution of a control agreement with the depository institution or commodity intermediary with which such account is maintained, each as provided in Section 5(i), (C) with respect to the perfection of the security interest created hereby in the Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit A hereto in the applicable Intellectual Property Office applicable, (D) with respect to the perfection of the security interest created hereby in Titled Collateral, for the submission of an appropriate application requesting that the Lien of the Collateral Agent be noted on the Certificate of Title or certificate of ownership, completed and authenticated by the applicable Grantor, together with the Certificate of Title or certificate of ownership, with respect to such Titled Collateral, to the appropriate Governmental Authority, (E) with respect to the perfection of the security interest created hereby in any Letter-of-Credit Rights, for the consent of the issuer of the applicable letter of credit to the assignment of proceeds as provided in the Uniform Commercial Code as in effect in the applicable jurisdiction, (F) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Commodity Contracts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (G) the Collateral Agent having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D), (E), (F) and (G), each a “Perfection Requirement” and collectively, the “Perfection Requirements”).
          (j) This Agreement creates in favor of the Collateral Agent a legal, valid and enforceable security interest in the Collateral, as security for the Obligations. The Perfection Requirements result in the perfection of such security interests. Such security interests are, or in the case of Collateral in which each Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject only to Permitted Liens and the Perfection Requirements. Such recordings and filings and all other action necessary to perfect and protect such security interest have been duly taken or will be taken pursuant to Section 5(n), and, in the case of Collateral in which each Grantor obtains rights after the date hereof, will be duly taken, except for the Collateral Agent’s having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral after the date hereof and the other actions, filings and recordations described above, including the Perfection Requirements.
          (k) As of the date hereof, no Grantor holds any Commercial Tort Claims or has knowledge of any pending Commercial Tort Claims, except for such Commercial Tort Claims described in Part D of Schedule I hereto.

          SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Collateral Agent shall otherwise consent in writing:
          (a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent may reasonably request in order to: (i) perfect and protect the security interest purported to be created hereby; (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise effect the purposes of this Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper and each License and, at the request of the Collateral Agent, each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Chattel Paper, License or Collateral is subject to the security interest created hereby, (B) delivering and pledging to the Collateral Agent each Promissory Note, Security, Chattel Paper or other Instrument, now or hereafter owned by any Grantor, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, (C) executing and filing (to the extent, if any, that any Grantor’s signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, as may be necessary or that the Collateral Agent may reasonably request in order to perfect and preserve the security interest purported to be created hereby, (D) furnishing to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral in each case as the Collateral Agent may reasonably request, all in reasonable detail, (E) if any Collateral shall be in the possession of a third party, notifying such Person of the Collateral Agent’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Collateral Agent, which such written acknowledgement shall be in form and substance reasonably satisfactory to the Collateral Agent, (F) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Collateral Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Collateral Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to the Collateral Agent, (G) upon the acquisition after the date hereof by any Grantor of any motor vehicle or other Equipment subject to a certificate of title or ownership (other than a Motor Vehicle or Equipment that is subject to a purchase money security interest), causing the Collateral Agent to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Collateral Agent in accordance with Section 5(j) hereof; and (H) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable, in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.
          (b) Location of Equipment and Inventory. Each Grantor will keep the Equipment and Inventory (i) at the locations specified therefor on Part B of Schedule I hereto, or (ii) at such other locations set forth on Part B of Schedule I hereto (or a new Part B of Schedule I delivered by the Grantors to Collateral Agent from time to time) and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, or (iii) at such other locations in the United States, provided that within 20 days following the relocation of Equipment or Inventory to such other location or the acquisition of Equipment or

Inventory, such Grantor shall deliver to the Collateral Agent a new Part B of Schedule I indicating such new locations.
          (c) Condition of Equipment. Each Grantor will maintain or cause the Equipment (necessary or useful to its business) to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and will forthwith, or in the case of any loss or damage to any Equipment of any Grantor within a commercially reasonable time after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with past practice, or which the Collateral Agent may request to such end. Any Grantor will promptly furnish to the Collateral Agent a statement describing in reasonable detail any such loss or damage in excess of $250,000 per occurrence to any Equipment.
          (d) Taxes, Etc. Each Grantor agrees to pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof.
          (e) Insurance.
               (i) Each Grantor will, at its own expense, maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event, in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. To the extent requested by the Collateral Agent at any time and from time to time, each such policy for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and any Grantor as their respective interests may appear, and each policy for property damage insurance shall provide for all losses to be adjusted with, and paid directly to, the Collateral Agent subject to the rights of the holder of Permitted Senior Indebtedness (as such term is defined in the Notes) with respect to Inventory securing such indebtedness. To the extent requested by the Collateral Agent at any time and from time to time, each such policy shall in addition (A) name the Collateral Agent as an additional insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (B) contain an agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent on its own account notwithstanding any action, inaction or breach of representation or warranty by any Grantor, (C) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto, and (D) provide that at least 30 days’ prior written notice of cancellation, lapse, expiration or other adverse change shall be given to the Collateral Agent by the insurer. Any Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Any Grantor will also, at the request of the Collateral Agent, execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.
               (ii) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 5(e) may be paid directly to the Person who shall have incurred liability covered by such insurance. Following an Event of Default, in the case of any loss involving damage to Equipment or Inventory, any proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) shall be paid to the Collateral Agent (except as to which paragraph (iii) of this Section 5(e) is not applicable), any Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by any Grantor pursuant to this Section 5(e) shall be paid by the Collateral Agent to any Grantor as reimbursement for the costs of such repairs or replacements.
               (iii) Following and during the continuance of an Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and applied as specified in Section 7(b) hereof, subject to the rights of the holder of Permitted Senior Indebtedness (as such term is defined in the Notes) with respect to Inventory securing such indebtedness.
          (f) Provisions Concerning the Accounts and the Licenses.
               (i) Each Grantor will (A) give the Collateral Agent at least 30 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure, (B) maintain its jurisdiction of incorporation, organization or formation as set forth in Part A of Schedule I hereto, (C) immediately notify the Collateral Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number, and (D) keep adequate records concerning the Accounts and Chattel Paper.
               (ii) Each Grantor will, except as otherwise provided in this subsection (f), continue to collect, at its own expense, all amounts due or to become due under the Accounts. In connection with such collections, any Grantor may (and, at the Collateral Agent’s direction, will) take such action as any Grantor or the Collateral Agent may deem necessary or advisable to enforce collection or performance of the Accounts; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to the Collateral Agent or its designated agent and, upon such notification and at the expense of any Grantor and to the extent permitted by law, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Grantor might have done. After receipt by any Grantor of a notice from the Collateral Agent that the Collateral Agent has notified, intends to notify, or has enforced or intends to enforce any Grantor’s rights against the account debtors or obligors under any Accounts as referred to in the proviso to the immediately preceding sentence, (A) all amounts and proceeds (including Instruments) received by any Grantor in respect of the Accounts shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of any Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 7(b) hereof, and (B) no Grantor will adjust, settle or compromise the amount or payment of any Account or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may (in its sole and absolute discretion) direct any or all of the banks and financial institutions with which any Grantor either maintains a Deposit Account or a lockbox or deposits the proceeds of any Accounts to send immediately to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all or a portion of such securities, cash, investments and other items held by such institution. Any such securities, cash, investments and other items so received by the Collateral Agent shall be applied as specified in accordance with Section 7(b) hereof.
               (iii) Upon the occurrence and during the continuance of any breach or default under any material License referred to in Part F of Schedule I hereto by any party thereto other than any Grantor, each Grantor party thereto will, promptly after obtaining knowledge thereof, give the Collateral Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto and thereafter will take reasonable steps to protect and preserve its rights and remedies in respect of such breach or default, or will obtain or acquire an appropriate substitute License.
               (iv) Each Grantor will, at its expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it by which any other party to any material License referred to in Part F of Schedule I hereto purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by such Grantor thereto.
               (v) Each Grantor will exercise promptly and diligently each and every right which it may have under each material License (other than any right of termination) and will duly perform and observe in all respects all of its obligations under each material License and will take all action reasonably necessary to maintain such Licenses in full force and effect. No Grantor will, without the prior written consent of the Collateral Agent, cancel, terminate, amend or otherwise modify in any material respect, or waive any provision of, any material License referred to in Part F of Schedule I hereto.
          (g) Transfers and Other Liens.
               (i) No Grantor will sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Collateral, except (A) Inventory in the ordinary course of business, (B) non-exclusive licenses to the Intellectual Property (i) granted in the ordinary course of the Grantor’s business to distributors and marketing partners of the Grantor (“Distributors”) for the purposes of marketing and distributing the Grantor’s products or obtaining registrations necessary for the marketing and distribution of the Grantor’s products, or (ii) granted to Distributors, if required by applicable law, for the purposes of allowing any such Distributor to obtain registrations or approvals required to market, distribute or sell Grantor’s products in such Distributor’s market and (C) worn out or obsolete assets, not necessary to the business.
               (ii) No Grantor will create, suffer to exist or grant any Lien upon or with respect to any Collateral other than a Permitted Lien.
          (h) Intellectual Property.
               (i) If applicable, any Grantor shall, upon the Collateral Agent’s written request, duly execute and deliver the applicable Assignment for Security in the form attached hereto as Exhibit A. Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all action necessary to maintain all of the Intellectual Property in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force and free from any claim of abandonment for non-use, and each Grantor will not (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated; provided, however, that so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as another Intellectual Property that is in full force, so long the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement. Each Grantor will cause to be taken all necessary steps in any proceeding before applicable Intellectual Property Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property (other than the Intellectual Property described in the proviso to the immediately preceding sentence), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees. If any Intellectual Property (other than Intellectual Property described in the proviso to the first sentence of subsection (i) of this clause (h)) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor shall (x) upon learning of such infringement, misappropriation, dilution or other violation, promptly notify the Collateral Agent and (y) to the extent any Grantor shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Intellectual Property. Each Grantor shall furnish to the Collateral Agent from time to time upon its request statements and schedules further identifying and describing the Intellectual Property and Licenses and such other reports in connection with the Intellectual Property and Licenses as the Collateral Agent may reasonably request, all in reasonable detail and promptly upon request of the Collateral Agent, following receipt by the

Collateral Agent of any such statements, schedules or reports, each Grantor shall modify this Agreement by amending Part F of Schedule I hereto, as the case may be, to include any Intellectual Property and License, as the case may be, which becomes part of the Collateral under this Agreement and shall execute and authenticate such documents and do such acts as shall be necessary or, in the reasonable judgment of the Collateral Agent, desirable to subject such Intellectual Property and Licenses to the Lien and security interest created by this Agreement. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any Intellectual Property to become invalid without the prior written consent of the Collateral Agent, and if any Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, each Grantor will take such action as the Collateral Agent shall deem appropriate under the circumstances to protect such Intellectual Property.
               (ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark or Copyright or the issuance of any Patent with any Intellectual Property Office, or in any similar office or agency of the United States or any country or any political subdivision thereof unless it gives the Collateral Agent prior written notice thereof. Upon request of the Collateral Agent, any Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest hereunder in such Intellectual Property and the General Intangibles of any Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Collateral Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the indefeasible payment in full in cash of all of the Obligations in full.
          (i) Deposit, Commodities and Securities Accounts. As provided in Section 14(g) of the Notes, each Grantor shall cause each bank and other financial institution with an account referred to in Part E of Schedule I hereto to execute and deliver to the Collateral Agent a control agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by each Grantor and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to the Collateral Agent, pursuant to which such institution shall irrevocably agree, inter alia, that (i) it will comply at any time with the instructions originated by the Collateral Agent to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of each Grantor, which instructions the Collateral Agent will not give to such bank or other financial institution in the absence of a continuing Event of Default, (ii) all Commodity Contracts, securities, Investment Property and other items of each Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Collateral Agent, (iii) any right of set off (other than recoupment of standard fees), banker’s Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Collateral Agent, and (iv) upon receipt of written notice from the Collateral Agent during the continuance of an Event of Default, such bank or financial institution shall immediately send to the Collateral Agent by wire transfer (to such account as the Collateral Agent shall specify, or in such other manner as the Collateral Agent shall direct) all such cash, the value of any Commodity Contracts, securities, Investment

Property and other items held by it. Without sending prior written notice to the Collateral Agent and complying with the provisions of Section 14 (g) of the Notes, Grantor shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in Part E of Schedule I hereto. The provisions of this paragraph 5(i) shall not apply to (i) Deposit Accounts for which the Collateral Agent is the depositary and (ii) Deposit Accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of each Grantor’s salaried or hourly employees.
          (j) Motor Vehicles.
               (i) Upon the Collateral Agent’s written request, each Grantor shall deliver to the Collateral Agent originals of the certificates of title or ownership for all motor vehicles owned by it with the Collateral Agent listed as lienholder, for the benefit of the Secured Parties.
               (ii) Each Grantor hereby appoints the Collateral Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, for the purpose of (A) executing on behalf of such Grantor title or ownership applications for filing with appropriate state agencies to enable motor vehicles now owned or hereafter acquired by such Grantor to be retitled and the Collateral Agent listed as lienholder thereof, (B) filing such applications with such state agencies, and (C) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Grantor as the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, for the purpose of creating in favor of the Collateral Agent a perfected Lien on the motor vehicles and exercising the rights and remedies of the Collateral Agent hereunder). This appointment as attorney-in-fact is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash.
               (iii) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each motor vehicle covered thereby.
               (iv) So long as no Event of Default shall have occurred and be continuing, upon the request of any Grantor, the Collateral Agent shall execute and deliver to any Grantor such instruments as any Grantor shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any motor vehicle; provided, however, that any such instruments shall be delivered, and the release effective, only upon receipt by the Collateral Agent of a certificate from any Grantor stating that such motor vehicle is to be sold or has suffered a casualty loss (with title thereto in such case passing to the casualty insurance company therefor in settlement of the claim for such loss) and the amount that any Grantor will receive as sale proceeds or insurance proceeds.
          (k) Control. Each Grantor hereby agrees to take any or all action that may be necessary or that the Collateral Agent may reasonably request in order for the Collateral Agent to obtain control in accordance with Sections 9-105, 9-106 and 9-107 of the Code with respect to the following Collateral: (i) Electronic Chattel Paper, (ii) Investment Property, and (iii) Letter-of-Credit Rights.

          (l) Inspection and Reporting. Each Grantor shall permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate, during normal business hours, after reasonable prior notice, in the absence of an Event of Default and not more than once a year in the absence of an Event of Default, (i) to examine and make copies of and abstracts from any Grantor’s records and books of account, (ii) to visit and inspect its properties, provided such inspections are conducted in compliance with applicable law and regulations, including regulations promulgated by the U.S. Food and Drug Administration, (iii) to verify materials, leases, Instruments, Accounts, Inventory and other assets of any Grantor from time to time, (iii) to conduct audits, physical counts, appraisals and/or valuations, examinations at the locations of any Grantor. Each Grantor shall also permit the Collateral Agent, or any agent or representatives thereof or such professionals or other Persons as the Collateral Agent may designate to discuss such Grantor’s affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.
          (m) Future Subsidiaries. If any Grantor shall hereafter create or acquire any U.S. Subsidiary, simultaneously with the creation or acquisition of such Subsidiary, such Grantor shall (i) cause such Subsidiary to become a party to this Agreement as an additional “Grantor” hereunder, (ii) such Grantor shall deliver to Collateral Agent revised Schedules to this Agreement, as appropriate, (iii) shall duly execute and deliver a guaranty of the Obligations in favor of the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent, and (iv) shall duly execute and/or deliver such opinions of counsel and other documents, in form and substance reasonably acceptable to the Collateral Agent, as the Collateral Agent shall reasonably request with respect thereto, provided that any Grantor that acquires a subsidiary on or within two days after the Closing Date shall have 10 Business Days in which to satisfy the requirements of this Section 5(m).
          SECTION 6. Additional Provisions Concerning the Collateral.
          (a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in such Grantor’s name and to file such agreements, instruments or other documents in such Grantor’s name and in any appropriate filing office, (ii) authorizes the Collateral Agent at any time and from time to time to file, one or more financing or continuation statements, and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as “all assets” or “all personal property” (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Collateral Agent may determine regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code or whether any particular asset of such Grantor constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements, or amendments thereto, prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
          (b) Each Grantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, so long as an Event of Default shall have occurred and is continuing, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of each Grantor under Section 5 hereof), including, without limitation, (i) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 5(e) hereof, (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Secured Parties with respect to any Collateral, and (v) to execute assignments, licenses and other documents to enforce the rights of the Secured Parties with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Obligations are indefeasibly paid in full in cash or by conversion into capital stock of the Company or its successor in accordance with the terms of the Notes.
          (c) For the purpose of enabling the Collateral Agent to exercise rights and remedies hereunder, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding anything contained herein to the contrary, but subject to the provisions of the Purchase Agreement that limit the right of any Grantor to dispose of its property, and Section 5(g) and Section 5(h) hereof, so long as no Event of Default shall have occurred and be continuing, any Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business. In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of any Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor’s judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property. Further, upon the indefeasible payment in full in cash of all of the Obligations, the Collateral Agent (subject to Section 10(e) hereof) shall release and reassign to any Grantor all of the Collateral Agent’s right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever. The exercise of rights and remedies hereunder by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by each Grantor in accordance with the second sentence of this clause (c).

Each Grantor hereby releases the Collateral Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Collateral Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Collateral Agent’s gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.
          (d) If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Collateral Agent, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.
          (e) The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
          (f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or with respect to any of the other Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          SECTION 7. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:
          (a) The Collateral Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Collateral Agent’s name or into the name of its nominee or nominees (to the extent the Collateral Agent has not theretofore done so) and thereafter receive, for the benefit of the Collateral Agent, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of its respective Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place or places to be designated by the Collateral Agent that is reasonably convenient to both parties, and the Collateral Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Collateral Agent’s rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale or any other disposition of its respective Collateral shall be required by law, at least ten (10) days’ notice to any Grantor of the time and place of any public sale or the time after which any private sale or other disposition of its respective Collateral is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which its respective Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, and waives all rights that any Grantor may have to require that all or any part of such Collateral be marshaled upon any sale (public or private) thereof. Each Grantor hereby acknowledges that (i) any such sale of its respective Collateral by the Collateral Agent shall be made without warranty, (ii) the Collateral Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (iii) such actions set forth in clauses (i) and (ii) above shall not adversely affect the commercial reasonableness of any such sale of Collateral. In addition to the foregoing, (1) upon written notice to any Grantor from the Collateral Agent after and during the continuance of an Event of Default, such Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (2) the Collateral Agent may, at any time and from time to time after and during the continuance of an Event of Default, upon 10 days’ prior notice to such Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (3) the Collateral Agent may, at any time, pursuant to the authority granted in Section 6 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of such Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.
          (b) Any cash held by the Collateral Agent as Collateral and all Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 8 hereof) by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Purchase Agreement. Any surplus of such cash or Cash Proceeds held by the Collateral Agent and remaining after the indefeasible payment in full in cash and/or conversion of the

Notes of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.
          (c) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, each Grantor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Collateral Agent to collect such deficiency.
          (d) Each Grantor hereby acknowledges that if the Collateral Agent complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.
          (e) The Collateral Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Collateral Agent’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that any Grantor lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.
          SECTION 8. Indemnity and Expenses.
          (a) Each Grantor agrees, jointly and severally, to defend, protect, indemnify and hold the Secured Parties harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees, costs, expenses, and disbursements of such Person’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent resulting from such Person’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.
          (b) Each Grantor agrees, jointly and severally, to pay to the Collateral Agent upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement; provided in the case of the initial preparation, negotiation, execution, delivery and recordation of this Security Agreement the obligations of the Grantors to pay such fees, costs expenses and disbursements shall be subject to Section 4(g)(ii) of the Purchase Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
          SECTION 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, e-mailed or delivered, at its address set forth on the signature pages below, and if to the Collateral Agent to it, at its address specified on the signature pages below; or as to any such Person, at such other address as shall be designated by such Person in a written notice to all other parties hereto complying as to delivery with the terms of this Section 9. All such notices and other communications shall be effective (a) if sent by certified mail, return receipt requested, when received or three days after deposited in the mails, whichever occurs first, (b) if telecopied or e-mailed, when transmitted (during normal business hours) and confirmation is received, and otherwise, the day after the notice or communication was transmitted and confirmation is received, or (c) if delivered in person, upon delivery.
          SECTION 10. Miscellaneous.
          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by each Grantor therefrom, shall be effective unless it is in writing and signed by each Grantor and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
          (b) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder or under any of the other Transaction Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Secured Parties provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Secured Parties under any of the other Transaction Documents against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any of the other Transaction Documents against such party or against any other Person, including but not limited to, any Grantor.
          (c) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the indefeasible payment in full in cash of the Obligations or by conversion into capital stock of the Company or its successor in accordance with the terms of the Notes, and (ii) be binding on each Grantor and all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, without notice to any Grantor, the Secured Parties may assign or otherwise transfer their rights and obligations under this Agreement and any of the other Transaction Documents in accordance with the respective Transaction Documents, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured Parties herein or otherwise. Upon any such assignment or transfer, all references in this Agreement to the Secured Parties shall mean the assignee of the Secured Parties. None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer without the consent of the Collateral Agent shall be null and void.
          (e) Upon the indefeasible payment in full in cash of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantor that granted such security interests hereunder, and (ii) the Collateral Agent will, upon any Grantor’s request and at such Grantor’s expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.
          (f) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
          (g) ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GRANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION, SUIT OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

          (h) EACH GRANTOR AND (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS AGREEMENT) THE COLLATERAL AGENT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, ORAL OR WRITTEN STATEMENT OR OTHER ACTION OF THE PARTIES HERETO.
          (i) Each Grantor irrevocably consents to the service of process of any of the aforesaid courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any Grantor at its address provided herein, such service to become effective 10 days after such mailing.
          (j) Nothing contained herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Grantor or any property of any Grantor in any other jurisdiction.
          (k) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          (l) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
          (m) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together constitute one in the same Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

MINRAD INTERNATIONAL, INC.

By:
Name:
Title:

MINRAD INC.

By:
Name:
Title:

Address:
50 Cobham Drive
Orchard Park New York 14127
Attention: Chief Executive Officer and Chief Financial Officer
Fax: (716) 209-0573

LB 1 GROUP, INC.

By:
Name:
Title:
Security Agreement

EXHIBIT A
GRANT OF SECURITY INTEREST — [TRADEMARKS] [PATENTS] [COPYRIGHTS]
     WHEREAS,                     the “Assignor”) [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on Annex A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the “Trademarks”)] [holds all right, title and interest in the letter patents, design patents and utility patents listed on Annex A, which patents are issued or applied for in the United States Patent and Trademark Office (the “Patents”)] [holds all right, title and interest in the copyrights listed on Annex A, which copyrights are registered in the United States Copyright Office (the “Copyrights”)];
     WHEREAS, the Assignor has entered into a Security Agreement, dated as of                     , 20___ (as amended, restated, replaced, supplemented, modified or as otherwise changed from time to time, the “Security Agreement”), in favor of                     , as collateral agent for certain purchasers (the “Assignee”);
     WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Buyers (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the “Collateral”), to secure the payment, performance and observance of the “Obligations” (as defined in the Security Agreement);
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Secured Parties a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.
     The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

     IN WITNESS WHEREOF, the Assignor has caused this Grant of Security Interest to be duly executed by its officer thereunto duly authorized as of                     , 20___

[GRANTORS]

By:
Name:
Title:

STATE OF	ss.:

COUNTY OF

     On this ___ day of                      , 20___, before me personally came                     , to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the                      of                     , a                     , and that s/he executed the foregoing instrument in the firm name of                     , and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

_______________________
ANNEX A TO ASSIGNMENT FOR SECURITY
[Trademarks and Trademark Applications]
[Patent and Patent Applications]
[Copyright and Copyright Applications]
Owned by

OPEN-ENDED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
made by
MINRAD Inc.
(Mortgagor)
Having an address at
50 Cobham Drive
Orchard Park, NY 14127
in favor of
LB I GROUP INC.,
as Collateral Agent
(Mortgagee)
Having an address at
c/o Lehman Brothers Inc., 399 Park Ave, 9th Floor, NY, NY 10022
Property Location:
3950 Schelden Circle,
Bethlehem, Pennsylvania
Dated as of May 5, 2008
This Mortgage Was Prepared By and When Recorded, Return to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Gregory P. Pressman, Esq.
Ref. No.: 067665.0110

- i -

- ii -

OPEN-ENDED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
          THIS OPEN-ENDED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter, together with any and all amendments, supplements, modifications or restatements of any kind, referred to as this “Mortgage”), is made as of May ___, 2008, by MINRAD INC., a Delaware corporation having its principal place of business at 50 Cobham Drive, Orchard Park, NY 14127, (“Mortgagor”), in favor of LB I GROUP INC., a Delaware corporation, having its principal place of business at c/o Lehman Brothers Inc., 399 Park Ave, 9th Floor, NY, NY 10022, Attention: Will Yelsits as Collateral Agent for each of the Persons and their respective successors and assigns which from time to time shall be a “Buyer” under the SPA (as hereinafter defined) (in such capacity, together with its successors and assigns, “Mortgagee”).
R E C I T A L S:
          WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of May 5, 2008 (as amended, restated, supplemented, renewed, extended, replaced or otherwise modified from time to time, including all schedules thereto, the “SPA”) by and among the investors identified on the signature pages thereof (such investors, together with their respective successors and permitted assigns, are referred to individually as a “Buyer” and collectively as the “Buyers”) and Minrad International, Inc., a Delaware corporation (the “Company”), the Buyers agreed to purchase from the Company certain Notes (as such term is defined in the SPA) for the aggregate principal amount of FORTY MILLION and 00/100 Dollars ($40,000,000.00) (the “Purchase Price”).
          WHEREAS, Mortgagor, a wholly-owned subsidiary of the Company, will derive economic benefit from the transactions contemplated by the SPA and, in order to induce the Buyers to purchase the Notes as set forth in the SPA, (i) Mortgagor entered into that certain Guaranty, dated as of May 5, 2008 (as the same may be amended, modified or otherwise supplemented and in effect from time to time, the “Guaranty”), in favor of Collateral Agent, for the benefit of the Buyers, and (ii) Mortgagor and the Company entered into that certain Security Agreement, dated as of May 5, 2008 (as the same may be amended, modified or otherwise supplemented and in effect from time to time, the “Security Agreement”), in favor of Collateral Agent, for the benefit of the Buyers and all other holders of the Notes; and
          WHEREAS, as a condition to the Buyers executing the SPA, the Buyers are requiring that Mortgagor execute and deliver this Mortgage to secure (i) the payment and performance of all of the Obligations (as hereinafter defined), and (ii) the performance of all terms, covenants, conditions, provisions, agreements and liabilities contained in this Mortgage, the SPA, the Notes, the Guaranty and the other Transaction Documents.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

          A. The terms and provisions of the SPA, the Guaranty, the Notes and the Security Agreement are hereby incorporated by reference in this Mortgage.
          B. The Recitals and Exhibits to this Mortgage are hereby incorporated in this Mortgage.
          THIS MORTGAGE IS TO SECURE THE payment and performance of the Obligations, together with all interest and any other amounts, if any, due in accordance with the terms of the SPA, the Guaranty, the Security Agreement, the Notes, this Mortgage or any of the other Transaction Documents.
ARTICLE I
DEFINITIONS
          Section 1.01 Terms Defined Above. As used in this Mortgage, the terms defined in the introductory paragraph to this Mortgage and in the Recitals set forth above shall have the meanings respectively assigned to such terms in such paragraph and Recitals.
          Section 1.02 Definitions. As used herein, the following terms shall have the following meanings:
          “Applicable UCC” means the Uniform Commercial Code as presently in effect in the State or Commonwealth where the Mortgaged Property is located.
          “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101, et. seq.), as amended, and any successor statute.
          “Buildings” means any and all buildings, structures, garages, utility sheds, workrooms, air conditioning towers, open parking areas and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.
          “Default Rate” has the meaning assigned to such term in the Notes.
          “Event of Default” has the meaning assigned to such term in Section 7.01 hereof.
          “Fixtures” means all materials, supplies, equipment, apparatus and other items of Personalty now or hereafter acquired by Mortgagor and incorporated into the Mortgaged Property so as to constitute fixtures under the Applicable UCC or otherwise under the laws of the state or commonwealth in which such items are located.
          “Governmental Authority” has the meaning assigned to such term in the Security Agreement.
          “Governmental Requirements” means any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Mortgagor or the Mortgaged Property, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof.
          “Guarantors” has the meaning assigned to such term in the Guaranty. “Guarantor” means any of the Guarantors.
          “Impositions” means any and all real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and any and all other taxes, charges and assessments, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy, benefit or enjoyment thereof, together with any interest, costs or penalties that may become payable in connection therewith.
          “Indemnified Parties” means, with respect to any Person entitled to the benefit of an indemnity, such Person and its officers, directors, shareholders, partners, members, managers, employees, agents, representatives, attorneys, accountants and experts. The term “Indemnified Party” means any one of such Persons.
          “Land” means the real property or interest therein described in Exhibit A attached hereto, and all rights, titles and interests appurtenant thereto.
          “Leases” means any and all leases, master leases, subleases, licenses, concessions or other agreements (whether written or oral, and whether now or hereafter in effect) which grant to third Persons a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, Land, the Buildings, the Fixtures and/or the Personalty, together with all security and other deposits made in connection therewith and any guarantee of the obligations of the landlord or the tenant thereunder.
          “License” has the meaning assigned to such term in Section 3.02(a) hereof.
          “Lien” has the meaning assigned to such term in the Notes.
          “Losses” means all obligations, damages, claims, causes of action, costs, fines, fees, charges, penalties, deficiencies, losses, diminutions in value, expenses (including court costs, fees and expenses of attorneys, accountants, consultants and other experts) and other liabilities, and, with respect to any indemnity, includes all attorneys’ fees and expenses in connection with the enforcement and collection of such indemnity. The term “Loss” means any one of such Losses.
          “Mortgaged Property” means all of Mortgagor’s right, title, interest and estate, whether now owned or hereafter acquired, in and to the Land, the Buildings, the Fixtures and the Personalty, together with:
(i)	all rights, privileges, tenements, hereditaments, rights-of-way, easements, air rights, development rights or credits, zoning rights, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, and all right, title and interest of Mortgagor, if any, in and to all rights, royalties and profits with respect to all minerals, coal, oil, gas and other substances of any kind or character on or underlying the Land, together with all right, title and interest of Mortgagor in and to all water and water rights (whether riparian, appropriative or otherwise and whether or not appurtenant);
(ii)	all rights of Mortgagor (but not its obligations) under any contracts and agreements, including, without limitation, construction contracts and architectural agreements, relating to the Land, the Buildings, the Fixtures or the Personalty;

(iii)	all of Mortgagor’s right, title and interest in and to all permits, licenses, franchises, certificates, authorizations, consents, approvals and other rights and privileges (each, a “Permit”) obtained in connection with the Land, the Buildings, the Fixtures or the Personalty or the use or operation thereof;

(iv)	all of Mortgagor’s right, title and interest in and to all plans and specifications, designs, schematics, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Land, the Buildings, the Fixtures or the Personalty;

(v)	all of Mortgagor’s right, title and interest in and to all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Buildings, the Fixtures or the Personalty or any part thereof or any interest therein or from the operation thereof;

(vi)	all of Mortgagor’s right, title and interest in and to all Leases now or hereafter in effect and all Rents, royalties, bonuses, issues, profits, revenues or other benefits arising from or attributable to the Land, the Buildings, the Fixtures or the Personalty;

(vii)	all of Mortgagor’s right, title and interest in and to all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions to the Land, the Buildings, the Fixtures or the Personalty and all reversions and remainders relating thereto;

(viii)	all of Mortgagor’s right, title and interest in and to any awards, remuneration, settlements or compensation now or hereafter made by any Governmental Authority pertaining to the Land, the Buildings, the Fixtures or the Personalty, including those arising from or attributable to any vacation of, or change of grade in, any streets affecting the Land or the Buildings;

(ix)	all of Mortgagor’s right, title and interest in and to any and all other security and collateral of any nature whatsoever, whether now or hereafter given, for the repayment, performance and discharge of the Obligations (as hereinafter defined);

(x)	all of Mortgagor’s right, title and interest in and to all awards, payments, and proceeds of conversion, whether voluntary or involuntary, of any of the Land, the Buildings, the Fixtures, the Personalty or any of the property and rights described in the foregoing clauses (i) through (ix), including without limitation, all insurance, condemnation and tort claims, refunds of real estate taxes and assessments, rent claims and other obligations dischargeable in cash or cash equivalents; and

(xi)	all other property and rights of Mortgagor of every kind and character relating to and/or used or to be used in connection with the foregoing, and all proceeds and products of any of the foregoing.
As used in this Mortgage, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.
          “Obligations” has the meaning assigned to such term in the Security Agreement.
          “Permitted Liens” has the meaning assigned to such term in the Notes.
          “Personalty” means all of Mortgagor’s right, title and interest in and to all furniture, furnishings, equipment, machinery, goods, general intangibles, money, insurance proceeds, contract rights, option rights, inventory, together with all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any Governmental Authority, boards, corporations, providers of utility services, public or private including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property (other than Fixtures) of any kind or character, and including all such property that is now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are or may be used in or related to the planning, development, financing or operation of the Mortgaged Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.
          “Rents” means all of the rents, revenues, income, proceeds, issues, profits, security and other types of deposits (after Mortgagor acquires title thereto), and other benefits paid or payable by parties (other than Mortgagor) for using, leasing, licensing, possessing, operating from, residing in, benefiting from or otherwise enjoying all or any part of the Land, the Buildings, the Fixtures and/or the Personalty.
          Section 1.03 Terminology; Other Defined Terms. Any capitalized term used in this Mortgage and not otherwise defined herein shall have the meaning assigned to such term in the SPA. The rules of construction set forth in the SPA shall apply hereto as if incorporated at length herein.

ARTICLE II
GRANT OF LIEN AND SECURITY INTEREST
          Section 2.01 Grant of Lien.
          (a) To secure the full and timely payment, performance and discharge of all of the Obligations, Mortgagor hereby irrevocably GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, MORTGAGES, CONVEYS and CONFIRMS unto Mortgagee, WITH POWER OF SALE and right of entry and possession, for the use and benefit of Mortgagee, as Collateral Agent for the Buyers pursuant to the SPA, all right, title, interest and estate in, to and under the Mortgaged Property, subject, however, to the Permitted Liens; TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, subject to the terms and conditions of this Mortgage, with POWER OF SALE, forever, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee against every Person whomsoever lawfully claiming or to claim the same or any part thereof, subject, however, to the Permitted Liens.
          (b) The Liens, estates and rights granted by this Mortgage shall remain fully in effect and shall not cease and terminate until all the Obligations have been fully performed and discharged and the Obligations have been repaid in full and/or the Notes have been converted to common stock of Minrad International Inc., in accordance with their terms. If Mortgagor shall pay (or cause to be paid) and perform and discharge (or cause to be performed and discharged) all of the Obligations in accordance with the Transaction Documents, then the Liens, estates and rights granted by this Mortgage shall cease and terminate.
          Section 2.02 Grant of Security Interest. This Mortgage shall be construed as a mortgage on the Land and the Buildings and it shall also constitute and serve as a “security agreement” within the meaning of, and shall constitute a security interest under, the Applicable UCC with respect to the Personalty and the Fixtures. To this end, Mortgagor by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, SELL, TRANSFER and SET OVER unto Mortgagee, as Collateral Agent for the Buyers pursuant to the SPA, a security interest in all of Mortgagor’s right, title and interest in, to and under the Personalty and the Fixtures, to secure the full and timely payment, performance and discharge of the Obligations. Mortgagor hereby consents to Mortgagee filing and recording financing statements (and continuations thereof) with the appropriate filing and recording offices in order to perfect (and maintain the perfection of) the security interests granted herein.
          Section 2.03 No Obligation of Mortgagee. The assignment and security interest herein granted to Mortgagee shall not be deemed or construed to constitute Mortgagee as a mortgagee-in-possession of the Mortgaged Property, obligate Mortgagee to lease the Mortgaged Property or attempt to do the same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever.
          Section 2.04 Fixture Filing. Without in any manner limiting the generality of any of the other provisions of this Mortgage: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein or on Exhibit A attached to this Mortgage; (b) this Mortgage is to be filed of record in the real estate records as a financing statement and shall constitute a “fixture filing” for purposes of the Applicable UCC; and (c) Mortgagor is the record owner of the real estate or interests in the real estate constituting the Mortgaged Property hereunder. Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. The addresses of the Secured Party (Mortgagee) and of the Debtor (Mortgagor) are set forth on the first page hereof. In that regard, the following information is provided:

Name of Debtor:	Minrad Inc.
Type of Organization:	corporation
State:	Delaware
FEIN:	16-1471075
Organizational ID Number:	2459102
          Section 2.05 Future Advances. It is the intention of Mortgagor and Mortgagee that this Mortgage (as renewed and extended from time to time) shall, to the extent permitted by applicable law, secure future advances and readavances, and the lien and security interest created by this Mortgage shall attach upon execution and have priority from the time of recording as to all advances, whether obligatory or discretionary, until this Mortgage is released of record.
ARTICLE III
ASSIGNMENT OF LEASES AND RENTS
          Section 3.01 Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Mortgagor has presently, absolutely and irrevocably GRANTED, BARGAINED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED and CONFIRM, and by these presents does presently, absolutely and irrevocably GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY and CONFIRM, unto Mortgagee, as Collateral Agent for the Buyers pursuant to the SPA, as security for the payment, performance and discharge of the Obligations, all of the Leases and Rents (if any), subject only to the Permitted Liens applicable thereto and the License (as hereinafter defined); TO HAVE AND TO HOLD the Leases and the Rents unto Mortgagee, forever, and Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Leases and the Rents unto Mortgagee against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Mortgagor shall pay (or cause to be paid) and perform and discharge (or cause to be performed and discharged) all of the Obligations on or before the date on which the same are to be paid, performed and discharged, then this assignment shall terminate, and all rights, titles and interests conveyed pursuant to this assignment shall become vested in Mortgagor.
          Section 3.02 Revocable License.

          (a) Mortgagee hereby grants to Mortgagor a revocable license (the “License”), nonexclusive with the rights of Mortgagee reserved in Sections 3.02(b), 3.04 and 3.05 hereof, to exercise and enjoy all incidences of the status of a lessor under the Leases and the Rents, including, without limitation, the right to collect, demand, sue for, attach, levy, recover and receive the Rents and to give proper receipts, releases and acquittances therefor. Mortgagor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, except to the extent otherwise provided in the Notes, first to the payment, performance and discharge of the Obligations and then to the payment of the Impositions. Thereafter, Mortgagor may use the balance of the Rents collected in any manner not inconsistent with the Transaction Documents.
          (b) If an Event of Default shall occur and be continuing, the License shall immediately and automatically terminate without the necessity of any action by Mortgagee or any other Person, and Mortgagee shall have the right in such event to exercise the rights and remedies provided under this Mortgage or otherwise available to Mortgagee under applicable law. Upon demand by Mortgagee at any time that an Event of Default shall have occurred, Mortgagor shall promptly pay to Mortgagee all security deposits under the Leases and all Rents allocable to any period commencing from and after the occurrence of such Event of Default. Any Rents received hereunder by Mortgagee shall be applied and disbursed to the payment, performance and discharge of the Obligations, subject to the terms of the Notes; provided, however, that, subject to any applicable requirement of law, any security deposits actually received by Mortgagee shall be held, applied and disbursed as provided in the applicable Leases.
          Section 3.03 Enforcement of Leases. Mortgagor shall (a) submit any and all proposed Leases (including subleases provided to Mortgagor for approval) to Mortgagee for approval prior to the execution thereof or consent thereto, as applicable; (b) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon the lessor under any Lease; (c) maintain each Lease in full force and effect during the term thereof; (d) provide Mortgagee with prompt notice of each notice of default sent to a tenant under a Lease, provide Mortgagee with prompt notice of each notice of default received from (or relating to) a tenant under a Lease, and otherwise promptly reasonably indicate that a material default or termination of a Lease may occur (other than by reason of the expiration of the term of such Lease); (e) appear in and defend any action or proceeding in any manner connected with any of the Leases; (f) deliver to Mortgagee true and complete copies of all Leases; and (g) deliver to Mortgagee all such further information, and execute and deliver to Mortgagee such further assurances and assignments, with respect to the Leases as Mortgagee may from time to time reasonably request. Without Mortgagee’s prior written consent, Mortgagor shall not (i) do or knowingly permit to be done anything to materially impair the value of any of the Leases; (ii) except for security or similar deposits, collect any of the Rent more than one (1) month in advance of the time when the same becomes due under the terms of any Lease; (iii) discount any future accruing Rents, other than in the ordinary course of business; (iv) amend, modify, accept the surrender of or terminate any of the Leases; or (v) assign or grant a security interest in or to the License or any of the Leases or Rents.
          Section 3.04 Direction to Tenants. Upon and at any time following the occurrence and during the continuance of an Event of Default, Mortgagor hereby authorizes and directs, and shall, at the direction of Mortgagee, further authorize and direct, in writing, the tenant under each Lease to pay directly to, or as directed by, Mortgagee all Rents accruing or due under its Lease, without proof to the tenant of the occurrence and continuance of such Event of Default. Mortgagor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Mortgagee for payment of Rents to Mortgagee, and Mortgagor shall have no claim against any tenant for Rents paid by such tenant to Mortgagee pursuant to such notice or demand. All Rents actually collected by Mortgagee pursuant to this Section 3.04 shall be applied in accordance with the Notes.
          Section 3.05 Appointment of Attorney-in-Fact.
          (a) Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact, coupled with an interest, of Mortgagor and Mortgagor hereby confers upon Mortgagee the right, in the name, place and stead of Mortgagor, to, upon the occurrence and during the continuance of an Event of Default, demand, sue for, attach, levy, recover and receive any of the Rents and any premium or penalty payable upon the exercise by any third Person under any Lease of a privilege of cancellation originally provided in such Lease and to give proper receipts, releases and acquittances therefor and, after deducting expenses of collection, to apply the net proceeds as provided in the Notes. Mortgagor hereby authorizes and directs any such third Person to deliver such payment to Mortgagee in accordance with this Article III, and Mortgagor hereby ratifies and confirms all that its said attorney-in-fact, the Mortgagee, shall do or cause to be done in accordance with this Mortgage and by virtue of the powers granted hereby. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Mortgagee, and its successors and assigns, so long as any part of the Obligations remains unpaid or unperformed and undischarged.
          (b) Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact, coupled with an interest, of Mortgagor and Mortgagor hereby confers upon Mortgagee the right, in the name, place and stead of Mortgagor, to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien, assignment and security interest of this Mortgage and to the terms hereof, or to any other mortgage, deed of trust, assignment or security agreement, or to any ground lease or surface lease, with respect to all or a portion of the Mortgaged Property, or to request or require such subordination, where such reservation, option or authority was reserved to Mortgagor under any such Lease, or in any case where Mortgagor otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Mortgagee, and its successors and assigns, so long as any part of the Obligations remains unpaid or unperformed and undischarged. Mortgagor hereby represents and warrants that it has not at any time prior to the date hereof exercised (or appointed any Person as attorney-in-fact to exercise) any of the rights described in this Section 3.05(b), and Mortgagor hereby covenants not to exercise (or appoint any other Person as attorney-in-fact to exercise) any such right, nor (except at Mortgagee’s written request) to subordinate any such Lease to the lien of this Mortgage or to any other mortgage, deed of trust, assignment or security agreement or to any ground lease or surface lease.
          Section 3.06 No Liability of Mortgagee. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of Mortgagee or any Person exercising the rights of Mortgagee or any Buyer hereunder shall be construed to: (a)

be an assumption by Mortgagee or any such Person or to otherwise make Mortgagee or such Person liable or responsible for the performance of any of the obligations of Mortgagor under or with respect to the Leases or for any Rent, security deposit or other amount delivered to Mortgagor, provided that Mortgagee or any such Person exercising the rights of Mortgagee shall be accountable for any Rents, security deposits or other amounts actually received by Mortgagee or such Person, as the case may be; or (b) obligate Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Mortgaged Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Mortgaged Property, to appear in or defend any action or proceeding relating to the Leases or the Mortgaged Property, to constitute Mortgagee as a mortgagee-in-possession (unless Mortgagee actually enters and takes possession of the Mortgaged Property), or to be liable in any way for any injury or damage to Persons or property sustained by any Person in or about the Mortgaged Property, other than to the extent caused by the willful misconduct or gross negligence of Mortgagee or any Person exercising the rights of Mortgagee hereunder.
          Section 3.07 Mortgagor’s Indemnities. Mortgagor hereby agrees to protect, indemnify and hold harmless Mortgagee and each of the other Indemnitees and each Indemnified Party related to Mortgagee or such other Indemnitees from and against any and all Losses which Mortgagee or any such other Indemnitees or Indemnified Party may incur under or by reason of this Article III, or for any action taken by Mortgagee or any such other Buyer or Indemnified Party hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Mortgagee or any such other Indemnitees or Indemnified Party arising out of the Leases, including, without limitation, any claim by any third Person for credit on account of Rents paid to and received by Mortgagor, but not delivered to Mortgagee or its agents, representatives or employees, for any period under any Lease more than one (1) month in advance of the due date thereof. The foregoing indemnity shall include, in any case, such Loss as may result from the ordinary negligence of Mortgagee or such other Indemnitees or Indemnified Party, but not any such Loss that is caused by the gross negligence or willful misconduct of Mortgagee or any such other Indemnitees or Indemnified Party. In the event that Mortgagee or any Buyers or any Indemnified Party incurs any Losses covered by the indemnity set forth in this Section 3.07, the amount thereof, including reasonable attorneys’ fees, with interest thereon at the Default Rate, shall be payable by Mortgagor to Mortgagee within ten (10) days after demand therefor, and shall be secured hereby and by all other security for the payment and performance of the Obligations, including, without limitation, the lien and security interest of this Mortgage. The liabilities of Mortgagor as set forth in this Section 3.07 shall survive the termination of this Mortgage and the repayment of the Obligations.
          Section 3.08 No Modification of Mortgagor’s Obligations. Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all Obligations as and when the same become due, regardless of whether the Rents described in this Article III are sufficient to pay the Obligations, and the security provided to Mortgagee pursuant to this Article III shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          Mortgagor hereby unconditionally represents and warrants to Mortgagee as follows:
          Section 4.01 Title to Mortgaged Property and Lien of this Mortgage. Except as set forth in the SPA, Mortgagor has good, marketable and indefeasible fee simple title to the Land and the Buildings, and has good, marketable and indefeasible title to the Fixtures, the Personalty and the other Mortgaged Property. The Mortgaged Property is free and clear of any and all Liens, charges, encumbrances, security interests and adverse claims whatsoever, except for all Liens, Permitted Liens, charges, encumbrances, security interests and adverse claims specifically identified as exceptions in the policy of title insurance accepted by Mortgagee in connection herewith.
          Section 4.02 Payments for Labor and Materials, etc.. Mortgagor has paid in full all sums owing or claimed for labor, material, supplies, personal property (whether or not forming a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Mortgaged Property that are now due and owing and no claim for same exists or will be permitted to be created, except such claims as may arise in the ordinary course of business and that are not yet past due or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted.
          Section 4.03 Power to Create Lien and Security. Except as set forth in the SPA and the Notes, Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a Lien and security interest in all of the Mortgaged Property in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any grantor, lessor, sublessor, Governmental Authority or other Person whomsoever.
          Section 4.04 Transaction Documents. Mortgagor has received a copy of and is fully familiar with the terms and provisions of the SPA, the Notes and the other Transaction Documents. All representations and warranties made by Mortgagor in the SPA, the Notes and the other Transaction Documents are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such representations and warranties were set forth at length herein as the representations and warranties of Mortgagor.
          Section 4.05 Compliance with Laws. All of the improvements on the Land (i) comply with all material requirements of all applicable laws and ordinances with respect to zoning, subdivision, construction, building and land use, including, without limitation, requirements with respect to parking, access and certificates of occupancy (and similar certificates) and (ii) comply with, and shall remain in compliance with, applicable health, fire and building codes. All of the Buildings lie wholly within the boundaries and building restriction lines of the Land. No improvements on adjoining properties encroach upon the Land (except to a de minimus extent), and no easements or other encumbrances upon the Land encroach upon or under any of the Buildings or any portion of the Mortgaged Property. All of the Buildings and the use of the Mortgaged Property materially comply with, and shall remain in material compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Mortgaged Property have been obtained and are in full force and effect. Except as otherwise disclosed in the other Transaction Documents, Mortgagor has not received any notice of, or other communication with respect to, an alleged violation with respect to any of the foregoing.
          Section 4.06 No Condemnation. Except as otherwise disclosed in the other Transaction Documents, no part of any property subject to this Mortgage has been taken in condemnation or other like proceeding nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Mortgaged Property.
          Section 4.07 Flood Zone. The Mortgaged Property is not located in an area identified by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards or if the Land or any part thereof is identified by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), except as otherwise identified in the other Transaction Documents.
ARTICLE V
AFFIRMATIVE COVENANTS
          Mortgagor hereby unconditionally covenants and agrees with Mortgagee as follows:
          Section 5.01 Lien Status. Except as provided in the SPA or the Notes, Mortgagor shall not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Mortgaged Property, or any portion thereof or interest therein, with any other Lien or security interest of any nature whatsoever (statutory, constitutional or contractual), other than Permitted Liens, regardless of whether such Lien or security interest is inferior to the Lien and security interest created by this Mortgage, and, if any such Lien or security interest is asserted against the Mortgaged Property, Mortgagor shall promptly, at its own cost and expense, (a) pay the underlying claim in full (except for so long as such claim is being contested by Mortgagor in good faith and as and to the extent permitted in accordance with the terms of the other Transaction Documents) or take such other action as may be necessary to cause the same to be released of record and otherwise, and (b) within ten (10) days after the date on which such Lien or security interest is so asserted, give Mortgagee notice of such Lien or security interest. Such notice shall specify who is asserting such Lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien or security interest.
          Section 5.02 Payment of Impositions. Except as provided in the SPA or the Notes, Mortgagor shall duly pay and discharge, or cause to be paid and discharged, all Impositions not later than the due date thereof, or the day on which any fine, penalty, interest or cost may be added thereto or imposed, or the day on which any Lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Mortgagor may, if permitted by applicable law and if such installment payment would not create or permit the filing of a Lien against the Mortgaged Property, pay the Impositions in installments. Notwithstanding the foregoing, Mortgagor may in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment, subject to any more restrictive provisions applicable to any such contest contained in the other Transaction Documents and (without limiting the foregoing) so long as (a) such contest is diligently pursued, (b) Mortgagee determines, in its opinion reasonably exercised, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Mortgagee therein, and (c) unless expressly provided to the contrary in the Notes, prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits with Mortgagee an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final (and, subject to Mortgagee’s rights and remedies during an Event of Default, Mortgagee shall make any sum deposited pursuant to clause (c) above available for such payment); and provided, further, that in any event each such contest shall be concluded, the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.
          Section 5.03 Repair. Mortgagor shall keep the Mortgaged Property in good order and condition (reasonable wear and tear excepted) and shall make all repairs, replacements and improvements thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, which are necessary to keep the same in such order and condition. Mortgagor shall also use reasonable efforts to prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended usage.
          Section 5.04 Insurance and Application of Insurance Proceeds.
          (a) During the term of this Mortgage, Mortgagor, at its sole cost and expense, shall maintain, or cause to be maintained all insurance on the Mortgaged Property that is required to be maintained under the SPA and the other Transaction Documents. In addition, Mortgagor, at its sole cost and expense, shall maintain or cause to be maintained such other insurance as may, from time to time, be required by Mortgagee in order to protect its interests in the Mortgaged Property. Notwithstanding any insurance requirements under the SPA and the other Transaction Documents, Mortgagor, at its sole cost and expense, shall maintain, or cause to be maintained the following policies of insurance, with respect to the Mortgaged Property:
          (i) Casualty (property) insurance against loss or damage by fire, lightning and such other perils as are included in a standard “special form” policy (formerly known as an “all-risk” endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, terrorist actions, vandalism, malicious mischief, burglary and theft, in an amount equal to the greater of (A) the then full replacement cost of the improvements, without deduction for physical depreciation and (B) such amount that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance required under this Section 5.04 shall contain a “Replacement Cost” endorsement with a waiver of depreciation and an “Agreed Amount” or “No Coinsurance” endorsement and shall otherwise comply with the Financing Agreement.
     (ii) Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverages for broad form property damage, contractual damages and personal injuries (including death resulting therefrom) and containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate for any policy year with no deductible.
     (iii) Rental loss and/or business interruption insurance in an amount equal to the estimated gross revenues from the operations of the Mortgaged Property for a period of twelve (12) months.
     (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed on the improvements (without exclusion for explosions).
     (v) Flood insurance if all or any portion of the Mortgaged Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), and in which flood insurance has been made available under the U.S. National Flood Insurance Program, in an amount equal to the full replacement cost of the Buildings, Fixtures and Personalty now or hereafter located on the Mortgaged Property or such other amount as may be agreed to by Mortgagee in writing.
     (vi) If the Mortgaged Property is or ever becomes non-conforming with respect to zoning, ordinance or law coverage to compensate for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in such amounts as may be requested by Mortgagee.
     (vii) Any other insurance with respect to the Mortgaged Property that may be required under the SPA and the other Transaction Documents.
     (viii) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests.
          All such insurance policies with respect to the Mortgaged Property shall contain a standard, non-contributory mortgagee clause naming Mortgagee, and its successors and assigns, as an additional insured under all liability insurance policies, as the mortgagee and loss payee on all property insurance policies, and as the sole loss payee on all rental loss or business interruption insurance policies, if any. Mortgagor shall not take out separate insurance with respect to the Mortgaged Property concurrent in form or contributing in the event of loss with that required to be maintained hereunder or under the other Transaction Documents unless Mortgagee is named as an additional insured thereon under a standard mortgagee clause acceptable to Mortgagee and each such policy is otherwise in form and substance acceptable to Mortgagee.
          (b) In the event of the foreclosure of this Mortgage, or in the event of any transfer of title to the Mortgaged Property, or any part thereof, by foreclosure sale or by power of sale or deed in lieu of foreclosure, the purchaser of the Mortgaged Property, or such part thereof, shall succeed to all of Mortgagor’s rights with respect to the Mortgaged Property, including any rights to unexpired, unearned or returnable insurance premiums, subject to limitations on the assignment of blanket policies, but limited to such rights as relate to the Mortgaged Property or such part thereof. If Mortgagee acquires title to the Mortgaged Property, or any part thereof, in any manner, Mortgagee shall thereupon (as between Mortgagor and Mortgagee) become the sole and absolute owner of the insurance policies with respect to the Mortgaged Property, and all insurance proceeds payable thereunder with respect to the Mortgaged Property, with the sole right to collect and retain all unearned or returnable premiums thereon with respect to the Mortgaged Property, or such part thereof, if any.
          (c) If any damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property shall occur, Mortgagor shall file and prosecute its claim or claims for any insurance proceeds in good faith and with due diligence and cause the same to be collected and paid over to Mortgagee in accordance with the terms of the SPA, and to the extent provided in the SPA, Mortgagor hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor or otherwise, to collect and receipt for any such insurance proceeds and to adjust any insurance claims and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, Mortgagor shall, upon demand of Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such insurance proceeds to Mortgagee, free and clear of any Liens whatsoever. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s attorney-in-fact for each such purpose (which appointment is coupled with an interest) and authorizes any Person to act upon the foregoing appointment.
          (d) Following any damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property, Mortgagee shall apply the entire amount of any insurance proceeds in accordance with the provisions of the Notes or the SPA or, if there is no provision contained in the Notes and the SPA governing how the same are to be applied, then Mortgagee shall apply the entire amount thereof to the payment of the Obligations, whether or not then due and payable, in such manner and order as Mortgagee may reasonably elect. In all events, unless expressly provided to the contrary in the Notes and the SPA, Mortgagor hereby covenants and agrees to promptly commence and to diligently prosecute the restoration of the Mortgaged Property upon the occurrence of any casualty loss affecting the Mortgaged Property, without regard to the availability or adequacy of insurance proceeds and at its sole cost and expense, but in all events in a manner approved by Mortgagee. Notwithstanding any damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property, Mortgagor shall continue to pay the Obligations at the time and in the manner provided for in the Notes and the other Transaction Documents until the Obligations have been paid in full and/or the Notes converted to common stock of Minrad International, Inc. in accordance with their terms. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such insurance proceeds, Mortgagee shall have the right, whether or not a deficiency judgment on any Transaction Document shall have been sought, recovered or denied, to receive such insurance proceeds, or a portion thereof sufficient to pay the then unpaid Obligations, whichever is less.
          Section 5.05 Condemnation and Application of Condemnation Proceeds.
          (a) Promptly upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation or other taking of the Mortgaged Property, or any portion thereof or interest therein, Mortgagor shall notify Mortgagee of such proceeding. Mortgagor shall then, if requested by Mortgagee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall, subject to the terms of the Notes, cause any awards or settlements to be paid over to Mortgagee for disposition pursuant to the terms of this Mortgage. Mortgagee shall be entitled to participate in any such proceeding, at Mortgagor’s sole cost and expense, and Mortgagor shall deliver or cause to be delivered to Mortgagee such instruments as may be requested by Mortgagee from time to time to permit such participation.
          (b) If the Mortgaged Property or any part thereof is taken or diminished in value, or if a consent settlement is entered by or under threat of such proceeding, the award or settlement payable to Mortgagor by virtue of its interest in the Mortgaged Property shall be, and by these presents is, assigned, transferred and set over unto Mortgagee to be held by Mortgagee, subject to the Lien and security interest of this Mortgage, and disbursed in accordance with the provisions of the Notes or, if there is no provision contained in the Notes governing how the same is to be disbursed, then Mortgagee shall apply the entire amount thereof to the payment of the Obligations, whether or not then due and payable, in such manner and order as Mortgagee may elect. In all events, unless otherwise expressly provided to the contrary in the Notes, Mortgagor hereby covenants and agrees to commence and diligently to prosecute the restoration of the Mortgaged Property upon the occurrence of a Condemnation affecting the Mortgaged Property, without regard to the availability or adequacy of any award or settlement. Notwithstanding any condemnation or other taking of any of the Mortgaged Property, Mortgagor shall continue to pay the Obligations at the time and in the manner provided for in the Notes and the other Transaction Documents, and the Obligations shall not be reduced until, and then only to the extent that, any condemnation award or settlement shall have been actually received and applied by Mortgagee to the discharge of the Obligations. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such condemnation award or settlement, Mortgagee shall have the right, whether or not a deficiency judgment on any Transaction Document shall have been sought, recovered or denied, to receive such condemnation award or settlement, or a portion thereof sufficient to pay the Obligations, whichever is less.
          Section 5.06 Maintenance of Rights-of-Way, Easements, Licenses and Other Rights. Mortgagor shall maintain, preserve and renew all rights-of-way, easements, tenements, hereditaments, development rights and credits, zoning rights, grants, privileges, appurtenances, licenses, franchises and other rights reasonably necessary for the use or operation of the

Mortgaged Property from time to time, or otherwise relevant to the value thereof, and Mortgagor shall not, without the prior written consent of Mortgagee, initiate, join in or consent to any private restrictive covenant or other public or private restriction as to the present or future use or operation of the Mortgaged Property. Mortgagor shall, however, materially comply with all restrictive covenants which may at any time affect the Mortgaged Property, all applicable zoning ordinances and all other public or private restrictions relating to the use of the Mortgaged Property.
          Section 5.07 Payment and Performance of Obligations. Mortgagor shall duly and punctually pay and perform, or cause to be duly and punctually paid and performed, all of the Obligations.
          Section 5.08 Compliance with Permitted Liens and Other Obligations. Except as provided in the SPA, Mortgagor shall comply in all material respects with any and all obligations, restrictions and requirements that may be set forth in each and every document constituting a Permitted Lien. In addition, Mortgagor shall comply in all material respects with each and every obligation legally imposed upon it and/or relating to the Mortgaged Property pursuant to applicable law (including, without limitation, all matters described in Section 4.05 hereof), contract or other agreement. It is hereby acknowledged that Mortgagee’s consent to a Permitted Lien as of the date hereof shall in no way be deemed to constitute approval of any future Lien which may be imposed upon any portion of the Mortgaged Property, or any other enforcement action affecting Mortgagor or the Mortgaged Property, as a result of Mortgagor’s failure to perform or comply with its obligations under any document constituting a Permitted Lien as of the date hereof.
          Section 5.09 Additional Affirmative Covenants. All affirmative covenants made by Mortgagor, the Company, or Guarantors or any of them in the other Transaction Documents are incorporated herein by reference and are hereby also made by Mortgagor as to itself and the Mortgaged Property as though such covenants were set forth at length herein as the covenants of Mortgagor.
ARTICLE VI
NEGATIVE COVENANTS
          Mortgagor hereby covenants and agrees with Mortgagee that, until all of the Obligations shall have been paid or performed in full and discharged:
          Section 6.01 Use Violations. Mortgagor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates in any material respect any Governmental Requirement, (b) may be dangerous unless safeguarded as required by applicable law, (c) constitutes a public or private nuisance, or (d) makes void, voidable or cancelable, or increases, substantially in excess of commercially reasonably rates, the premium of, any insurance then in force with respect thereto.
          Section 6.02 Waste. Mortgagor shall not commit or permit any waste with respect to the Mortgaged Property.

          Section 6.03 Alterations. Mortgagor shall notify Mortgagee, in writing and in advance, with respect to all proposed alterations, improvements or additions to the Mortgaged Property which are of a material nature, and, unless and to the extent otherwise expressly provided in the SPA or the other Transaction Documents, Mortgagor shall not effect any material alteration, improvement or addition to the Mortgaged Property without the prior written consent of Mortgagee.
          Section 6.04 No Further Encumbrances. Mortgagor shall not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, Lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement with respect to, the Mortgaged Property, or any portion thereof or interest therein, other than the Permitted Liens, regardless of whether the same are subordinate to the Lien(s) and security interest(s) created by this Mortgage.
          Section 6.05 Transfer Restrictions. Mortgagor shall not sell, lease, assign, transfer or otherwise dispose of or abandon all or any part of the Mortgaged Property (or any interest therein), except as expressly permitted by, and in accordance with the terms of, the other Transaction Documents.
          Section 6.06 Transaction Documents; Additional Negative Covenants. Mortgagor has received a copy of and is fully familiar with the terms and provisions of all the Transaction Documents. All negative covenants made by Mortgagor, the Company or Guarantors or any of them in the Notes and the other Transaction Documents are incorporated herein by reference and are hereby also made by Mortgagor as to itself and the Mortgaged Property as though such negative covenants were set forth at length herein as the negative covenants of Mortgagor.
ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES
          Section 7.01 Event of Default. The “Events of Default” set forth in the Notes are hereby incorporated herein as if fully set forth herein, and, without limiting the generality of the foregoing, the occurrence of an “Event of Default” under the Notes or any other Transaction Document shall constitute an “Event of Default” hereunder.
          Section 7.02 Acceleration. If an Event of Default Redemption Notice has been delivered to the Company in accordance with any Note, and the Company fails to deliver the Event of Default Redemption Price in accordance with such Note, the Required Holders (as defined in the Notes) may cause Mortgagee to exercise its rights under Section 7.03 hereof, and to apply the proceeds of any sale of and any other amounts generated by the holding, leasing, operating or other use of the Mortgaged Property in accordance with Section 7.16 hereof.
          Section 7.03 Foreclosure and Sale. If an Event of Default shall occur and be continuing, Mortgagee shall have the right and option to take possession of the Mortgaged Property and/or proceed with foreclosure and to sell, to the extent and in the manner permitted by applicable law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places, in such manner and upon such notice as may be required by applicable law, or, in the absence of any such requirement, as Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one county, notice as above provided shall be posted and filed in all such counties (if such notices are required by applicable law), and all such Mortgaged Property may be sold in any such county and any such notice shall designate the county where such Mortgaged Property is to be sold. Nothing contained in this Section 7.03 shall be construed so as to limit in any way Mortgagee’s rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor (coupled with an interest) and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver, and to do and perform any other acts or things which Mortgagor ought to do and perform under the covenants herein contained and, generally, to use the name of Mortgagor in the exercise of any of the powers hereby conferred on Mortgagee. At any such sale: (a) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (b) each instrument of conveyance executed by Mortgagee shall contain a general warranty of title, binding upon Mortgagor and its successors and assigns; (c) each and every recital contained in any instrument of conveyance made by Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein as to the nonpayment and/or nonperformance of the Obligations and advertisement and conduct of such sale in the manner provided herein and otherwise required by applicable law; (d) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed; (e) the receipt of Mortgagee, or of such other Person or officer making the sale, shall be a sufficient discharge to the purchaser for its purchase money and neither such purchaser nor its assigns or personal representatives shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof; (f) to the fullest extent permitted by applicable law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, estate, claim and demand whatsoever, either at law or in equity (including any statutory or common law right of redemption, which is hereby waived to the fullest extent permitted by applicable law), in and to the property sold in any such event, and such sale shall be a perpetual bar, both at law and in equity, against Mortgagor and any and all other Persons claiming by, through or under Mortgagor; and (g) to the extent and under such circumstances as are permitted by applicable law, Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the then unpaid Obligations to the amount of its bid (in the order of priority set forth in Section 7.16 hereof) in lieu of cash payment. Each remedy provided in this instrument is distinct from and cumulative with all other rights and remedies provided hereunder or afforded by applicable law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.
          Section 7.04 Mortgagee’s Agents. Mortgagee may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgagee. If Mortgagee or any successor Mortgagee shall have given notice of sale hereunder, any successor may complete the sale and the conveyance of the Mortgaged Property pursuant thereto as if such notice had been given by the successor Mortgagee conducting the sale.
          Section 7.05 Judicial Foreclosure. If any Event of Default shall occur and be continuing, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the enforcement of any other appropriate legal or equitable remedy.
          Section 7.06 Receiver. If any Event of Default shall occur and be continuing and/or if any of the Obligations shall become due and payable and shall not be promptly paid, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of Mortgagee which Mortgagee may apply for and obtain as a matter of right and without notice to Mortgagor, which notice is hereby expressly waived by Mortgagor, the appointment of a receiver to collect the Rents of the Mortgaged Property and to preserve the security hereof, either before or after any foreclosure sale or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, without regard to the value of the Mortgaged Property as security for the amount then due to Mortgagee, or the solvency of any entity or entities, person or persons primarily or secondarily liable for the payment of such amounts; the Rents of the Mortgaged Property, in any such event, having heretofore been assigned to Mortgagee pursuant to Section 3.01 hereof as additional security for the payment of the Obligations secured hereby. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall be subject to the provisions of Section 8.07(b) hereof.
          Section 7.07 Foreclosure for Installments. To the extent allowed by applicable law, Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Obligations which have not been paid when due, either through the courts or otherwise, by non-judicial power of sale in satisfaction of the matured but unpaid portion of the Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest due. Such sale may be made subject to the unmatured portion of the Obligations, and any such sale shall not in any manner affect the unmatured portion of the Obligations, but as to such unmatured portion of the Obligations this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Obligations, it being the intent and purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Obligations without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Obligations.
          Section 7.08 Separate Sales. To the extent allowed by applicable law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
          Section 7.09 Possession of Mortgaged Property. Mortgagor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and be continuing, then, and in every such case, Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its successors or assigns, and all Persons claiming by, through or under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by Mortgagee in administering, managing, operating and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall be subject to the provisions of Section 8.07(b) hereof. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor’s attorney-in-fact (coupled with an interest) to perform such acts and execute such documents as Mortgagee, in its sole discretion, shall deem appropriate, including endorsement of Mortgagor’s name on any instruments. Regardless of any provision of this Mortgage, the Notes or any other Transaction Document, Mortgagee shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Mortgagor to Mortgagee, unless Mortgagee shall have given express written notice of Mortgagee’s election to the contrary.
          Section 7.10 Occupancy After Acceleration. In the event that there is an acceleration of the Obligations and Mortgagor or Mortgagor’s representatives, successors or assigns or any other Person claiming any interest in the Mortgaged Property by, through or under Mortgagor, continues to occupy or use the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of Mortgagee (or its successor, if applicable), which tenancy shall be a tenancy from day-to-day, terminable at the will of either the landlord or tenant, at a fair market rental per day based upon the value of the Mortgaged Property as a whole; and such fair market rental shall be due daily to the Mortgagee (or its successor, if applicable). To the extent permitted by applicable law, Mortgagee (or its successor, if applicable) shall, notwithstanding any language herein to the contrary, have the sole option to demand immediate possession or to permit the occupants to remain as tenants at will. In the event that the tenant fails to surrender possession of said property upon demand, Mortgagee (and its successor, if applicable) shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having appropriate jurisdiction.

          Section 7.11 Remedies Cumulative, Concurrent and Nonexclusive. Every right, power and remedy herein given to Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC). Each such right, power and remedy, whether specifically herein given or otherwise existing, may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. Mortgagee shall be entitled to collect all costs and expenses incurred in pursuing such remedies. No delay or omission by Mortgagee in the exercise of any such right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.
          Section 7.12 No Release of Obligations. To the extent permitted by law, neither Mortgagor, the Company, any Guarantor, nor any other Person now or hereafter obligated for the payment or performance of all or any part of the Obligations shall be relieved of any such obligation by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor, the Company, any Guarantors, or any other Person so obligated to foreclose the Lien of this Mortgage or to enforce any provision hereunder or under the other Transaction Documents; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to Mortgagor, the Company, any Guarantor, or any other Person, and in any such event Mortgagor, the Company, all Guarantors, and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) any other act or occurrence save and except the complete payment and performance of all of the Obligations.
          Section 7.13 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by this Mortgage or its stature as a prior Lien and security interest in and to the Mortgaged Property, and without in any way releasing or diminishing the liability of any Person liable for the payment or performance of the Obligations. Mortgagee may resort to any other security for the Obligations held by Mortgagee in such manner and order as Mortgagee may elect.
          Section 7.14 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by applicable law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future moratorium law or other law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except for notices expressly provided for herein or in the other Transaction Documents, all notices of any Event of Default or of Mortgagee’s intention to accelerate maturity of the Obligations or of Mortgagee’s election to exercise or actual exercise of any right, remedy or recourse provided for hereunder or under the other Transaction Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation; and (d) any and all conflicts with any provisions of any of the Transaction Documents. If any law referred to in this Mortgage and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.
          Section 7.15 Discontinuance of Proceedings. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Transaction Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, this Mortgage, the Notes, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.
          Section 7.16 Application of Proceeds. After the occurrence and during the continuance of an Event of Default, the proceeds of any sale of and any other amounts generated by the holding, leasing, operating or other use of the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed), to the extent that funds are so available therefrom, in accordance with the provisions of the Notes or, if not so provided, then in the following order of priority, except to the extent otherwise required by applicable law:
          (a) first, to the payment of the reasonable and necessary costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, operating, repairing, improving the same, including reasonable (i) receivers’ fees, (ii) court costs, (iii) attorneys’ and accountants’ fees, (iv) costs of advertisement and title search fees, and (v) the payment of any and all Impositions, Liens, security interests or other rights, titles or interests equal or superior to the Lien and security interest of this Mortgage (except those to which the Mortgaged Property has been sold subject to and without in any way implying Mortgagee’s prior consent to the creation thereof);
          (b) second, to the payment of all amounts other than the principal balance of the Obligations and accrued but unpaid interest which may be due to Mortgagee hereunder or under the other Transaction Documents, together with interest thereon as provided herein;
          (c) third, to the payment of the Obligations in such order and manner as Mortgagee determines in its sole discretion; and
          (d) fourth, to Mortgagor or as otherwise required by any Governmental Requirement.
Mortgagor shall be liable for any deficiency remaining.
          Section 7.17 Uniform Commercial Code Remedies. Mortgagee shall have all of the rights, remedies and recourses with respect to the Personalty and the Fixtures afforded to it by the Applicable UCC, including, without limitation, the right to take possession of the

Personalty and the Fixtures or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Personalty and the Fixtures, in addition to, and not in limitation of, the other rights, remedies and recourses afforded by this Mortgage and the other Transaction Documents.
          Section 7.18 Indemnity. In connection with any action taken by Mortgagee and/or any Indemnitee pursuant to this Mortgage, Mortgagee and/or any such Indemnitee and their respective Indemnified Parties shall not be liable for any Loss sustained by Mortgagor, including those resulting from (a) any assertion that Mortgagee, or any such Indemnitee or an Indemnified Party has received funds from the operations of the Mortgaged Property claimed by third Persons, or (b) any act or omission of Mortgagee, or any such Indemnitee or any or such Indemnified Party in administering, managing, operating or controlling the Mortgaged Property, including in either case such Loss as may result from the ordinary negligence of Mortgagee or any other Buyer or an Indemnified Party, or which may result from strict liability, whether under applicable law or otherwise, unless such Loss is caused by the gross negligence, willful misconduct or bad faith of Mortgagee and/or such other Buyer or such Indemnified Party, nor shall Mortgagee and/or any other Buyer or an Indemnified Party be obligated to perform or discharge any obligation, duty or liability of Mortgagor. Mortgagor shall and does hereby agree to indemnify Mortgagee and each of the Buyers and their respective Indemnified Parties for, and to hold Mortgagee and each such other Buyer and each Indemnified Party harmless from, any and all Losses which may or might be incurred by Mortgagee or any such Buyers or such Indemnified Parties by reason of this Mortgage or the exercise of rights or remedies hereunder, including such Losses as may result from the ordinary negligence of Mortgagee or any other Buyer or an Indemnified Party, or which may result from strict liability, whether under applicable law or otherwise, unless such Loss is caused by the gross negligence, willful misconduct or bad faith of Mortgagee or such other Buyer or such Indemnified Party. Should Mortgagee and/or any other Buyer or an Indemnified Party make any expenditure on account of any such Losses, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall be subject to the provisions of Section 8.07(b) hereof. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Mortgaged Property taken under this Mortgage. The liabilities of Mortgagor, as set forth in this Section 7.18, shall survive the termination of this Mortgage and the payment and performance of the Obligations.
ARTICLE VIII
MISCELLANEOUS
          Section 8.01 Instrument Construed as Mortgage, Etc. This Mortgage may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements set forth herein.
          Section 8.02 Performance at Mortgagor’s Expense. The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Mortgagor,

and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the Obligations.
          Section 8.03 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of this Mortgage and shall continue in full force and effect until all of the Obligations shall have been fully satisfied.
          Section 8.04 Further Assurances. Mortgagor, upon the request of Mortgagee, shall execute, acknowledge, deliver and record and/or file such further instruments, including financing statements, and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of this Mortgage and to subject to the Liens and security interests hereof any property intended by the terms hereof to be covered hereby, including any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.
          Section 8.05 Notices. All notices or other communications required or permitted to be given pursuant to this Mortgage shall be in writing and shall be considered properly given if given in the manner and to the addresses prescribed by Section 9(f) of the SPA to the parties and at the addresses set forth in the first paragraph hereof, and to each of the parties and at the addresses set forth in Section 9(f) of the SPA; provided, however, that (a) service of notice as required by the laws of any state or commonwealth in which portions of the Mortgaged Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice thereunder, and (b) any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days’ notice to the other party in the manner set forth above.
          Section 8.06 No Waiver. Any failure by Mortgagee to insist, or any election by Mortgagee not to insist, upon strict performance by Mortgagor of any of the terms, provisions or conditions of this Mortgage shall not be deemed to be a waiver of the same or of any other terms, provision or condition hereof, and Mortgagee shall have the right, at any time or times thereafter, to insist upon strict performance by Mortgagor of any and all of such terms, provisions and conditions. Mortgagee may, in Mortgagee’s sole and absolute discretion, accept or reject any proposed cure of an Event of Default. In no event shall any provision of this Mortgage or any other Transaction Document which provides that Mortgagee shall have certain rights and/or remedies only during the continuance of an Event of Default be construed so as to require Mortgagee to accept a cure of any such Event of Default. Unless and until Mortgagee accepts any proposed cure of an Event of Default, such Event of Default shall be deemed to be continuing for purposes of this Mortgage and the other Transaction Documents.
          Section 8.07 Mortgagee’s Right to Perform; Mortgagee’s Expenditures.
          (a) Mortgagor agrees that if Mortgagor fails to perform any act or take any action which Mortgagor is required to perform or take hereunder or under the Notes or to pay any money which Mortgagor is required to pay hereunder or under the Notes, Mortgagee may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money.

          (b) All costs and expenses incurred by Mortgagee (or any Indemnified Party), including, without limitation, attorneys fees and expenses, all monies paid by (or on behalf of) Mortgagee and the monetary value of all services performed by (or on behalf of Mortgagee) in connection with an Event of Default hereunder or under any other Transaction Document, including, without limitation, the (i) the enforcement of any term or provision of this Mortgage or any other Transaction Document, (ii) the performance by Mortgagee of any obligation of Mortgagor under this Mortgage or any other Transaction Document if Mortgagee elects to so perform, in its sole and absolute discretion, and (iii) any action Mortgagee elects to take, in its sole and absolute discretion, to protect its interest in or the value of the Mortgaged Property, shall be a demand obligation owing by Mortgagor to Mortgagee, as the case may be, and to the extent any payment is made to a third Person, Mortgagee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. All such costs and expenses, monies and the monetary value of such services performed shall (x) bear interest at the Default Rate from the date of such incurrence, payment or performance, as applicable, until paid, and (y) constitute (together with such interest) a portion of the Obligations and shall be secured by this Mortgage and all of the other Transaction Documents. If Mortgagee shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof.
          Section 8.08 Successors and Assigns. All of the terms hereof shall apply to, be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them; provided, however, that nothing herein shall be deemed to imply any right on behalf of Mortgagor to assign its interest in any of the Mortgaged Property except as may be expressly set forth in the Notes.
          Section 8.09 Severability. This Mortgage is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws and regulations of applicable Governmental Authorities and the provisions hereof are intended to be limited to the extent necessary that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any provision hereof or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Mortgage nor the application of such provision to other Persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.
          Section 8.10 Entire Agreement and Modification. This Mortgage may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.
          Section 8.11 Applicable Law. THIS MORTGAGE AND THE OTHER TRANSACTION DOCUMENTS WERE NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL

RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED BY THIS MORTGAGE AND THE NOTES, AND IN ALL RESPECTS, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS MORTGAGE AND ALL OF THE OBLIGATIONS ARISING HEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, MORTGAGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM OR RIGHT TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS MORTGAGE, AND THIS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
          Section 8.12 Satisfaction of Prior Encumbrance. To the extent that proceeds advanced pursuant to the SPA are used to pay indebtedness secured by any outstanding Lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds shall be deemed to have been advanced by Mortgagee at Mortgagor’s request, and Mortgagee shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens, security interests, charges or encumbrances, irrespective of whether said Liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such other indebtedness by Mortgagee, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.
          Section 8.13 No Partnership. Nothing contained in this Mortgage is intended to, or shall be construed to, create to any extent and in any manner whatsoever any partnership, joint venture, or association between Mortgagor and Mortgagee, or in any way make Mortgagee a co-principal with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.
          Section 8.14 Headings. The Article, Section and Subsection headings hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.
          Section 8.15 Release of Mortgage. If all of the Obligations shall be paid, performed and discharged in accordance with the Transaction Documents, Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record, at the sole cost and expense of Mortgagor, and shall execute and deliver (or cause to be executed and delivered) such instruments of satisfaction and discharge as may be appropriate, such instruments to be duly acknowledged and in form for recording, at the sole cost and expense of Mortgagor.
          Section 8.16 Limitation of Obligations with Respect to Mortgaged Property.
          (a) Neither Mortgagee nor any Buyer shall have any duty to protect or preserve, or any liability with respect to the protection or preservation of, any Mortgaged Property or to preserve rights pertaining thereto other than the duty to use reasonable care in the custody and preservation of any Mortgaged Property in its actual possession. Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of any Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equal to that which Mortgagee accords its own like property. Mortgagee shall be relieved of all responsibility for any Mortgaged Property in its possession upon surrendering it, or tendering surrender of it, to Mortgagor or to such other Person entitled thereto by applicable law.
          (b) Nothing contained in this Mortgage shall be construed as requiring or obligating Mortgagee or any Buyer, and neither Mortgagee nor any Buyer shall be required or obligated, to (i) make any demand or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or notice or take any action with respect to any Mortgaged Property or the monies due or to become due thereunder in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Mortgaged Property, whether or not Mortgagee or any of the Buyers has or is deemed to have knowledge or notice thereof, (iii) take any necessary steps to preserve rights against any prior parties with respect to any Mortgaged Property, or (iv) notify Mortgagor or any other Person of any decline in the value of any Mortgaged Property.
          Section 8.17 Inconsistency with SPA or the Notes. To the fullest extent possible, the terms and provisions of the SPA and the Notes shall be read together with the terms and provisions of this Mortgage such that the terms and provisions of this Mortgage shall supplement, rather than conflict with, the terms and provisions of the SPA or the Notes; provided, however, that, notwithstanding the foregoing, in the event any of the terms or provisions of this Mortgage conflict with any of the terms or provisions of the SPA or the Notes, such that it is impractical for such terms or provisions to coexist, the terms or provisions of the SPA or the Notes, as applicable, shall govern and control for all purposes; and, provided further, that the inclusion in this Mortgage of terms and provisions, supplemental rights or remedies in favor of a secured party but which are not addressed in the SPA or the Notes shall not be deemed to be a conflict with the SPA or the Notes and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.
          Section 8.18 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between Mortgagor and Mortgagee, or any Buyer, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Mortgagor for the payment or performance of any covenant or obligation contained herein or in the Notes or any other Transaction Document, exceed the maximum amount permissible under applicable federal or state usury laws. If, under any circumstances, fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Mortgagor shall have paid an amount of money which is deemed to be interest and such interest would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Mortgagee (or any Buyer) shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by applicable law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of the Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.
          Section 8.19 Covenants To Run With the Land. All of the grants, representations, warranties, undertakings, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor. If there shall be more than one mortgagor, the covenants, representations and warranties made herein shall be deemed to be joint and several.
          Section 8.20 Amount Secured; Last Dollar. So long as the balance of the Obligations exceeds the portion of the Obligations secured by this Mortgage, no payment on account of the Obligations shall be deemed to be applied against or to reduce the portion of the Obligations secured by this Mortgage, but shall, instead, be deemed to be applied against only such portions of the Obligations that are not secured by this Mortgage.
          Section 8.21 Defense of Claims. Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor’s title to the Mortgaged Property or Mortgagee’s Lien on or security interest in the Mortgaged Property, or any part thereof, and shall take all such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor’s and Mortgagee’s rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor’s or Mortgagee’s rights to the Mortgaged Property, Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor’s expense. Moreover, Mortgagee may take (or cause its agents to take) such independent action in connection therewith as they may in their discretion deem proper, including, without limitation, the right to employ independent counsel and to intervene in any suit affecting the Mortgaged Property. All costs, expenses and attorneys’ fees incurred by Mortgagee (or its agents) pursuant to this Section 8.21 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Mortgaged Property or the transactions contemplated in this Mortgage shall be paid by Mortgagor on demand, plus interest thereon from the date of the advance by Mortgagee until reimbursement of Mortgagee at the Default Rate.
          Section 8.22 Modifications to Transaction Documents. This Mortgage will continue to secure the Obligations under the Transaction Documents, as the Transaction Documents may in the future be amended, modified or otherwise supplemented and in effect from time to time. In the event that any Transaction Document is amended, modified or otherwise supplemented, there shall be no need to amend, modify or otherwise supplement this Mortgage, unless required by the laws of any State or Commonwealth in which portions of the Mortgaged Property are situated.
ARTICLE IX
STATE SPECIFIC PROVISIONS
          Section 9.01 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 9 and the other terms and conditions of this Mortgage, the terms and conditions of this Article 9 shall control and be binding.
          Section 9.02 Future Advances. THIS MORTGAGE SECURES FUTURE ADVANCES Pursuant to 42 Pa C.S.A. §§ 8143 and 8144. (All Notices to be given to Mortgagee pursuant to 42 Pa. C.S.A. §8143 and §8144 shall be given as set forth in Section 8.05 of this Mortgage). This Mortgage is executed and delivered to secure, among other things, future advances and re-advances. It is understood and agreed that this Instrument secures present and future advances and re-advances made for the benefit of Mortgagor and that the lien of such future advances and re-advances shall relate back to the date of this Instrument, and Mortgagor and Mortgagee intend that this Mortgage be an Open-End Mortgage as described in 42 PA.C.S.A. § 8143 and as such be entitled to all benefits under 42 PA.C.S.A. § 8141, as amended.
          This Mortgage also secures the obligation of Mortgagor to repay, any advances made after the date hereof for payment of taxes, assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage and costs incurred by Mortgagee by reason of the occurrence of an Event of Default, and any advances made to complete construction of certain improvements on the Property, as applicable.
          Mortgagor hereby agrees not to give any notice under Section 8143 of Title 42 of the Pennsylvania Consolidated Statutes which would limit the security of this Mortgage as to future advances or otherwise. Mortgagor agrees that it shall be a default under this Mortgagor if Mortgagor shall give such a notice with respect to this Mortgage and the Mortgaged Property, or if any other person or party shall assert a lien or encumbrance superior to the lien of this Mortgage.
          Section 9.03 Sale. Notwithstanding any provision in this Mortgage relating to a power of sale or other provisions of the sale of the Mortgaged Property upon default other than under a judicial proceeding, any sale of the Mortgaged Property pursuant to this Mortgage will be made through judicial foreclosure proceedings.
          Section 9.04 Remedies. To the extent the Pennsylvania law limits (i) the availability of the exercise of any of the remedies set forth herein, including without limitation the remedies involving the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers or indemnities shall be exercisable or enforceable, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities at the time of the execution and delivery of this Mortgage. Notwithstanding anything contained in this Mortgage to the contrary, Mortgagee shall enforce the terms and provisions of this Mortgage subject to and in accordance with all applicable legal requirements and Pennsylvania Law.
          Section 9.05 Assignment. Notwithstanding anything herein to the contrary, Mortgagor does hereby presently, absolutely and unconditionally assign to Mortgagee its right, title and interest in all current and future Leases and Rents and all proceeds from the sale, cancellation, surrender or other disposition of the Leases, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. The revocable license to collect rent granted to Mortgagor in Section 3.02 hereof shall be automatically revoked upon the occurrence of an Event of Default, and Mortgagee shall thereupon immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property. It is further the intent of Mortgagor and Mortgagee that the Rents hereby absolutely assigned are no longer, during the term of this Mortgage, property of Mortgagor or property of any estate of Mortgagor as defined in Section 541 of the Bankruptcy Code and shall not constitute collateral, cash or otherwise, of Mortgagor.
[No Further Text On This Page; Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has duly executed, sealed, acknowledged and delivered this instrument as of the day and year first above written.

MORTGAGOR:

Minrad Inc., a Delaware corporation

By:

Name:
Title:

ACKNOWLEDGEMENT

STATE OF	)

COUNTY OF	)

I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgments, personally appeared                      and who personally acknowledged (himself)(herself) to be the                      of Minrad Inc., a Delaware corporation, and being authorized to do so, executed the foregoing instrument for the purposes therein expressed.
WITNESS my hand and official seal.
Signature                      (Seal)

EXHIBIT A
LEGAL DESCRIPTION
ALL THAT CERTAIN lot or parcel of ground known as Lot No. 45 situate in Hanover Township, Northampton County, Pennsylvania, bounded and described in accordance with and as shown on a certain Plan No. 86-00118, Sheet No. 1, entitled “Record Plan – Phase 3 – Lehigh Valley Industrial Park IV”, prepared by Martin, Bradbury and Griffith, Inc., last revised 6/7/1988, as follows, to wit:
BEGINNING at a point, said point being the following 4 courses and distances from the intersection of the centerline of Schelden Circle (60 feet wide) with the centerline of Brodhead Road (60 feet wide):
(1) South 15 degrees 03 minutes 28 seconds East, 165.37 feet to a point of curvature;
(2) Along the arc of a circle curving to the right having a radius of 300.00 feet for an arc distance of 99.05 feet to a point of tangency;
(3) South 03 degrees 51 minutes 37 seconds West, 150.02 feet to a point,; and
(4) South 86 degrees 08 minutes 23 seconds West, 60.00 feet to a point;
THENCE, from said point of beginning by land now or late of Lot #44, Lehigh Valley Industrial Park IV, South 86 degrees 08 minutes 23 seconds East, 350.00 feet to a point;
THENCE, by lands now or late of Lots #42 and #41, Lehigh Valley Industrial Park IV, South 03 degrees 51 minutes 37 seconds West, 420.00 feet to a point;
THENCE, by lands now or late of Lots #39 and #38, Lehigh Valley Industrial Park IV, North 88 degrees 27 minutes 52 seconds West, 410.34 feet to a point;
THENCE, by lands now or late of Lot #46, Lehigh Valley Industrial Park IV, North 03 degrees 51 minutes 37 seconds East, 376.64 feet to a point;

THENCE, along the right of way of a cul-de-sac and along the arc of a circle curving to the left having a radius of 60.00 feet for an arc distance of 94.25 feet to a point, said point being the first mentioned point and place of BEGINNING.
BEING Tax Parcel No. M6-15-64.
BEING the same premises which NORTHAMPTON COUNTY NEW JOBS CORP., A PENNSYLVANIA NON-PROFIT CORPORATION, by Indenture bearing date 5/1/2007 and recorded 7/27/2007 in the Office of the Recorder of Deeds, in and for the County of Northampton in Deed Book Volume 2007-1 page 273914 etc., granted and conveyed unto MINRAD, INC., A DELAWARE CORPORATION, in fee.

CERTIFICATE OF RESIDENCE OF MORTGAGEE
I certify that the address of Mortgagee is:
299 Park Avenue, 22nd Floor,
New York, NY 10171

By:
Name:
Title:

EXECUTION VERSION
GUARANTY
     GUARANTY, dated as of May 5, 2008 made by each of the undersigned (each a “Guarantor”, and collectively, the “Guarantors”), in favor of LB I Group, Inc., a Delaware corporation, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the “Buyers” (as defined below) party to the Securities Purchase Agreement, dated as of May 5, 2008 (as amended, restated or otherwise modified from time to time, the “Securities Purchase Agreement”).
W I T N E S S E T H :
     WHEREAS, Minrad International, Inc., a Delaware corporation (the “Company”), and each party listed as a “Buyer” on the Schedule of Buyers attached to the Securities Purchase Agreement (each a “Buyer”, and collectively, the “Buyers”) are parties to the Securities Purchase Agreement;
     WHEREAS, the Securities Purchase Agreement requires that the Guarantors execute and deliver to the Collateral Agent, (i) a guaranty guaranteeing all of the obligations of the Company under the Securities Purchase Agreement, the Notes (as defined below and the “Transaction Documents” (as defined in the Securities Purchase Agreement, the “Transaction Documents"); and (ii) a Security Agreement dated the date hereof granting the Collateral Agent a lien in all of their personal property (the “Security Agreement"); and
     WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Guaranty directly benefits, and is in the best interest of, such Guarantor;
     NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Buyers to perform under the Securities Purchase Agreement, each Guarantor hereby agrees with each Buyer as follows:
     SECTION 1. Definitions. Reference is hereby made to the Securities Purchase Agreement and the “Notes” (as defined) in and issued pursuant to the Securities Purchase Agreement and (as such Notes may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, collectively, the “Notes”) for a statement of the terms thereof. All terms used in this Guaranty, which are defined in the Securities Purchase Agreement or the Notes and not otherwise defined herein, shall have the same meanings herein as set forth therein.
     SECTION 2. Guaranty. The Guarantors, jointly and severally, hereby unconditionally and irrevocably, guaranty the punctual payment, as and when due and payable, by stated maturity or otherwise, of all Obligations (as defined in the Security Agreement) of the Company from time to time owing by it in respect of the Securities Purchase Agreement, the Notes and the other Transaction Documents, including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding (as defined in the Security Agreement) of the Company or any Guarantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding, and all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under any of the Transaction Documents (such obligations, to the extent not paid by the Company, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) reasonably incurred by the Collateral Agent in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Collateral Agent under the Securities Purchase Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Guarantor or the Company (each, a “Transaction Party”).
     SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.
     (a) The Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Collateral Agent with respect thereto. The obligations of each Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against any Transaction Party or whether any Transaction Party is joined in any such action or actions. The liability of any Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives, to the extent permitted by law, any defenses it may now or hereafter have in any way relating to, any or all of the following:
               (i) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;
               (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Transaction Party or otherwise;
               (iii) any taking, exchange, release or non-perfection of any Collateral (as defined in the Security Agreement), or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
               (iv) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Transaction Party; or
               (v) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.

     (b) This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the indefeasible cash payment in full of the Guaranteed Obligations (other than inchoate indemnity obligations) and/or complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company and payment of all other amounts payable under this Guaranty (other than inchoate indemnity obligations) and shall not terminate for any reason prior to the Maturity Date of the Notes (other than payment in full of the Notes and/or complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company) and (ii) be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Collateral Agent and its successors, and permitted pledgees, transferees and assigns. Without limiting the generality of the foregoing sentence, the Collateral Agent or any Buyer may pledge, assign or otherwise transfer all or any portion of its rights and obligations under and subject to the terms of any Transaction Document to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Collateral Agent or Buyer herein or otherwise, in each case as provided in the Securities Purchase Agreement or such Transaction Document. Notwithstanding the foregoing and for the avoidance of doubt, this Guaranty will expire and each Guarantor will be released from its obligation hereunder upon the earlier of payment in full and/or complete conversion of the Obligations to equity securities of the Company.
     SECTION 4. Waivers. To the extent permitted by applicable law, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Collateral Agent exhaust any right or take any action against any Transaction Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. The Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
     SECTION 5. Subrogation. No Guarantor may exercise any rights that it may now or hereafter acquire against any Transaction Party or any other guarantor that arise from the existence, payment, performance or enforcement of any Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Collateral Agent against any Transaction Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Transaction Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than inchoate indemnity obligations) and all other amounts payable under this Guaranty (other than inchoate indemnity obligations) shall have indefeasibly been paid in full in cash and/or by complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and/or complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company, such amount shall be held in trust for the benefit of the Collateral Agent and shall forthwith be paid to the Collateral Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Document, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (a) any Guarantor shall make payment to the Collateral Agent of all or any part of the Guaranteed Obligations, and (b) all of the Guaranteed Obligations (other than inchoate indemnity obligations) and all other amounts payable under this Guaranty (other than inchoate indemnity obligations) shall indefeasibly be paid in full in cash and/or by complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company, the Collateral Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.
     SECTION 6. Representations, Warranties and Covenants.
     (a) Each Guarantor hereby represents and warrants as of the date first written above as follows:
               (i) The Guarantor (A) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on the signature pages hereto, (B) has all requisite corporate, limited liability company or limited partnership power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Transaction Document to which the Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect.
               (ii) The execution, delivery and performance by the Guarantor of this Guaranty and each other Transaction Document to which the Guarantor is a party (A) have been duly authorized by all necessary corporate, limited liability company or limited partnership action, (B) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on the Guarantor or its properties do not and will not result in or require the creation of any lien (other than pursuant to any Transaction Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties.
               (iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty or any of the other Transaction

Documents to which the Guarantor is a party (other than expressly provided for in any of the Transaction Documents).
               (iv) Each of this Guaranty and the other Transaction Documents to which the Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).
               (v) Except as set forth in Schedule 3(t) of the Securities Purchase Agreement, there is no pending or, to the best knowledge of the Guarantor, threatened action, suit or proceeding against the Guarantor or to which any of the properties of the Guarantor is subject, before any court or other governmental authority or any arbitrator that (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Transaction Documents to which the Guarantor is a party or any transaction contemplated hereby or thereby.
               (vi) The Guarantor (A) has read and understands the terms and conditions of the Securities Purchase Agreement and the other Transaction Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company and the other Transaction Parties, and has no need of, or right to obtain from any Buyer, any credit or other information concerning the affairs, financial condition or business of the Company or the other Transaction Parties that may come under the control of any Buyer.
     (b) The Guarantor covenants and agrees that until indefeasible full and final payment of the Guaranteed Obligations and/or complete conversion of all of the Company’s obligations under the Notes to equity securities of the Company, it will comply with each of the covenants (except to the extent applicable only to a public company) which are set forth in Section 4 of the Securities Purchase Agreement as if the Guarantor were a party thereto.
     SECTION 7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Buyer may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Buyer to or for the credit or the account of any Guarantor against any and all obligations of the Guarantors now or hereafter existing under this Guaranty or any other Transaction Document, irrespective of whether or not any Buyer shall have made any demand under this Guaranty or any other Transaction Document and although such obligations may be contingent or unmatured. Each Buyer agrees to notify the relevant Guarantor promptly after any such set-off and application made by such Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of any Buyer under this Section 7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Buyer may have under this Guaranty or any other Transaction Document in law or otherwise.

     SECTION 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any Guarantor that is a Foreign Subsidiary (as defined in the Security Agreement), to the address of the Company set forth on the signature page hereto, if to any Guarantor that is not a Foreign Subsidiary, to it at its address set forth on the signature page hereto, or if to the Collateral Agent or any Buyer, to it at its respective address set forth in the Securities Purchase Agreement; or as to any Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 8. All such notices and other communications shall be effective (i) if mailed (by certified mail, postage prepaid and return receipt requested), when received or three Business Days after deposited in the mails, whichever occurs first; (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day; or (iii) if delivered by hand, upon delivery, provided same is on a Business Day and, if not, on the next Business Day. For the avoidance of doubt, the Foreign Subsidiaries, as Guarantors, hereby appoint the Company as its agent for receipt of service of process and all notices and other communications in the United States at the address specified below.
     SECTION 9. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH GUARANTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH GUARANTOR IN ANY OTHER JURISDICTION. ANY GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF

OR ITS PROPERTY, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER TRANSACTION DOCUMENTS.
     SECTION 10. WAIVER OF JURY TRIAL, ETC. EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE COLLATERAL AGENT OR ANY BUYER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY BUYER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT ENTERING INTO THIS AGREEMENT.
     SECTION 11. Taxes.
     (a) All payments made by any Guarantor hereunder or under any other Transaction Document shall be made in accordance with the terms of the respective Transaction Document and shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Buyer by the jurisdiction in which such Buyer is organized or where it has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If any Guarantor shall be required to deduct or to withhold any Taxes from or in respect of any amount payable hereunder or under any other Transaction Document:
               (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to any Buyer pursuant to this sentence) each Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made,
               (ii) such Guarantor shall make such deduction or withholding,
               (iii) such Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and
               (iv) as promptly as possible thereafter, such Guarantor shall send the Buyers an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Collateral Agent, as the case may be) showing payment. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document (collectively, “Other Taxes”).
     (b) Each Guarantor hereby indemnifies and agrees to hold the Collateral Agent and each Buyer (each an “Indemnified Party”) harmless from and against Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 11) paid by any Indemnified Party as a result of any payment made hereunder or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document, and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which the Collateral Agent or such Buyer makes written demand therefor, which demand shall identify the nature and amount of such Taxes or Other Taxes.
     (c) If any Guarantor fails to perform any of its obligations under this Section 11, such Guarantor shall indemnify the Collateral Agent and each Buyer for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantors under this Section 11 shall survive the termination of this Guaranty and the payment of the Obligations and all other amounts payable hereunder.
     SECTION 12. Miscellaneous.
     (a) Each Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to each Buyer, at such address specified by such Buyer from time to time by notice to the Guarantors.
     (b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and each Buyer, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     (c) No failure on the part of any Buyer to exercise, and no delay in exercising, any right hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Transaction Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and the Buyers provided herein and in the other Transaction Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent and the Buyers under any Transaction Document against any party thereto are not conditional or contingent on any attempt by the Collateral Agent or any Buyer to exercise any of their respective rights under any other Transaction Document against such party or against any other Person.

     (d) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     (e) This Guaranty shall (i) be binding on each Guarantor and its respective successors and assigns, and (ii) inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Buyers and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent and any Buyer may assign or otherwise transfer its rights and obligations under the Securities Purchase Agreement or any other Transaction Document to any other Person in accordance with the terms thereof, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent or such Buyer, as the case may be, herein or otherwise. None of the rights or obligations of any Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of each Buyer.
     (f) This Guaranty reflects the entire understanding of the transaction contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, entered into before the date hereof.
     (g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     (h) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
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     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its respective duly authorized officer, as of the date first above written.

MINRAD INC.

By:
Name:
Title:

Address:
50 Cobham Drive
Orchard Park New York 14127
Attention: Chief Executive Officer and
Chief Financial Officer
Fax: (716) 209-0573
Guaranty